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EXECUTION COPY

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

NEOMAGIC CORPORATION

ACCELERATE ACQUISITION, INC.

LINKUP SYSTEMS CORPORATION

AND

WITH RESPECT TO ARTICLE VIII ONLY

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

December 6, 2001

i

3.7	Broker's and Finders' Fees	23
ARTICLE IV CONDUCT PRIOR TO THE CLOSING DATE		23
4.1	Conduct of Business of Seller	23
4.2	No Solicitation	26
ARTICLE V ADDITIONAL AGREEMENTS		27
5.1	Access to Information	27
5.2	Confidentiality	27
5.3	Expenses	27
5.4	Public Disclosure	27
5.5	Consents	27
5.6	Notification of Certain Matters	27
5.7	Additional Documents and Further Assurances	28
5.8	Employment Arrangements	28
5.9	Post-Closing Tax Covenants	29
5.10	Bulk Sales	30
5.11	Employee Retention Bonus Plan and Option Pool	30
5.12	Sales Taxes	31
5.13	Good Standing Certificates	31
5.14	Non-Competition and Non-Solicitation Obligation	31
5.15	Excluded Liabilities	32
5.16	Registration	32
5.17	Listing of Additional Shares	33
5.18	Employee Withholding	33
5.19	Form S-8	33
ARTICLE VI CONDITIONS TO THE ACQUISITION		34
6.1	Conditions to Obligations of Each Party to Effect the Acquisition	34
6.2	Additional Conditions to the Obligations of the Buyer Parent and Buyer	34
6.3	Additional Conditions to Obligations of the Seller	35
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		36
7.1	Termination	36
7.2	Effect of Termination	37
7.3	Termination Fees	38
7.4	Amendment	38
7.5	Extension; Waiver	38
ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION; ESCROW PROVISIONS		38
8.1	Survival of Representations and Warranties, Covenants and Agreements; Indemnification	38
8.2	Indemnification; Escrow Provisions	38
8.3	Notices	43
ARTICLE IX DEFINITIONS AND GENERAL PROVISIONS		45
9.1	Definitions	45
9.2	Interpretation	50
9.3	Counterparts	50
9.4	Entire Agreement	50
9.5	Severability	50
9.6	Other Remedies	50
9.7	Governing Law	50
9.8	Rules of Construction	50
9.9	Service; Jurisdiction	50
9.10	Disclosure Schedules	50
9.11	No Third Party Beneficiaries	51
9.12	All Reasonable Efforts; Further Assurances	51

EXHIBITS

A.	Voting Agreement
B.	Assumption Agreement
C.	Bill of Sale
D.	Assignment of Copyrights
E.	Assignment of Patents
F.	Assignment of Trademarks
G.	Venture Law Group Opinion
H.	Investment Representation Agreement
I.	Founder Employment Agreements
J.	Wilson Sonsini Goodrich & Rosati Opinion

SCHEDULES

1.1	Excluded Assets
1.1(a)	Intellectual Property Rights
1.1(b)	Transferred Technology
1.1(c)	Transferred Agreements
1.1(d)	Fixed or Tangible Assets, Equipment and Supplies
1.2	Assumed Liabilities
1.4	Sales Information
1.6	Transferred Agreements Requiring Third Party Consent to Assignment and Confirmation of Satisfaction of Obligations
5.5	Third Party Consents
5.8(a)	Designated Employees
5.8(e)	Accrued Vacation and Sick Pay for Continuing Employees
5.11	Retention Bonus Schedule
5.11(b)	Option Schedule
10.1	Products

ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of December  , 2001 by and among NeoMagic Corporation, a Delaware corporation, ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent (the "Buyer"), LinkUp Systems Corporation, a Delaware corporation (the "Seller"), and, with respect to Article VIII only, J.P. Morgan Trust Company, National Association (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX.

RECITALS

    A.  The Boards of Directors of each of Seller, Buyer Parent and Buyer believe it is in the best interests of each of them, respectively, and their respective stockholders that Buyer acquire certain of the assets of and that Buyer Parent assume certain of the liabilities of Seller (the "Acquisition") and, in furtherance thereof, have approved the Acquisition.

    B.  A portion of the consideration otherwise payable by Buyer in connection with the Acquisition shall be placed in escrow by Buyer as partial security for the indemnification obligations of Seller set forth in this Agreement, the release of which shall be contingent upon certain events and conditions, all as set forth in Article VIII herein.

    C.  Concurrent with the execution and delivery of this Agreement, as a material inducement to Buyer and Buyer Parent to enter into this Agreement, certain stockholders of Seller holding shares of common stock and preferred stock of Seller are entering into Voting Agreements to approve this Agreement, the Acquisition and the other transactions contemplated hereby in the form attached hereto as Exhibit A (the "Voting Agreements").

    D.  Concurrent with the execution and delivery of this Agreement, as a further material inducement to Buyer and Buyer Parent to enter into this Agreement, the Founders are entering into Employment Agreements in the forms attached hereto as Exhibit I (the "Founder Employment Agreements").

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE ACQUISITION

    1.1  Sale of Assets.  Effective as of the Closing Date (as defined below), Seller hereby irrevocably sells, conveys, transfers and assigns to Buyer, all of Seller's right, title and interest in and to all of its assets and properties other than those assets set forth on Schedule 1.1 (the "Excluded Assets") free and clear of all Liens, (the "Assets"), including without limitation, the following:

      (a) all Intellectual Property Rights owned by Seller embodied by, or which would be infringed by the making, using, offering for sale, selling, importing or other exploitation of the Transferred Technology or otherwise related to or necessary for the operation of the Business including without limitation the Intellectual Property Rights listed or described in Schedule 1.1(a) , all rights to recover past, present and future damages for infringement of such Intellectual Property Rights, and all information, workpapers, work product and other materials of any type whatsoever related to or evidencing such Intellectual Property Rights (collectively, the "Seller Intellectual Property");

      (b) all Technology owned or transferable by Seller, including without limitation, any Technology constituting the Products and all Technology listed on Schedule 1.1(b) (the "Transferred Technology") (to the extent that any Software is transferred to Buyer, all versions of such Software shall be included and such Software shall be transferred electronically);

      (c) all of Seller's rights (including, without limitation, any leasehold interests) under any Contract between Seller and a third party other than such agreements that are Excluded Assets, and including without limitation, any Contracts pursuant to which Seller acquired any rights in and to any Software of a third party and those Contracts set forth in Schedule 1.1(c) (the "Transferred Agreements");

      (d) all fixed or tangible assets, inventory, equipment, personal property and supplies of Seller, including without limitation, those items described in Schedule 1.1(d);

      (e) the goodwill of Seller relating to the Business;

      (f)  all sales and promotional literature, Customer Information and other sales-related materials owned, used, associated with or employed by Seller at the Closing Date;

      (g) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations and any other Permits held or used by Seller in connection with, or required for, the Business, to the extent transferable;

      (h) all of Seller's claims against any parties relating to the Assets, including without limitation, against any party to a Transferred Agreement and unliquidated rights under manufacturers' and vendors' warranties or guaranties;

      (i)  all of Seller's accounts receivable and any proceeds therefrom collected by Seller prior to the Closing Date; and

      (j)  except for the Excluded Assets, all Seller's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind of nature used or intended to be used in the operation of the Business.

    1.2  Assumption of Liabilities.  Neither Buyer nor Buyer Parent shall assume any liabilities or obligations of Seller or any of its affiliates except for the following which Buyer Parent hereby expressly assumes pursuant to this Section 1.2 as of the Closing Date on the terms and subject to the conditions set forth in this Agreement (the "Assumed Liabilities"):

         (i) the Transferred Agreements but only to the extent liabilities or obligations thereunder are incurred after the Closing Date;

        (ii) those liabilities and obligations (including any purchase orders) set forth on Schedule 1.2, provided that Schedule 1.2 may be updated prior to the Closing Date to reflect up to $50,000 of additional liabilities (of the type specified thereon as of the date hereof) incurred by Seller after the date hereof and prior to the Closing Date in the ordinary course of business consistent with past practices and in compliance with this Agreement; and

        (iii) sales or transfer taxes but only to the extent specified in Section 5.12. Nothing set forth herein shall constitute the transfer to, or the assumption by, Buyer or Buyer Parent of any liability, duty or obligation of Seller or any of its affiliates, whether contingent or otherwise and any and all Liabilities of Seller or any of its affiliates of any kind that are not Assumed Liabilities shall remain solely the responsibility of Seller and its applicable affiliates (the "Excluded Liabilities"). Without limiting the foregoing, Excluded Liabilities shall also include any Liabilities for (w) product liability on products sold by the Seller on or prior to the Closing Date, (x) the Retained Environmental Liabilities, (y) any Taxes (other than Transfer Taxes for which Buyer is responsible pursuant to Section 5.12) attributable to the operation of the Business or the Assets for all taxable periods (or portions of such periods) ending on or prior to the Closing Date and (z) the Benefits Liabilities (other than accrued vacation pay to the extent specified on Schedule 1.2).

    1.3  Payments to Seller.

      (a)  Purchase Price.  Subject to Section 1.4 hereof and the indemnity obligations set forth in Article VIII, and on the terms and subject to the conditions set forth in this Agreement, as full payment (together with Buyer Parent's assumption of the Assumed Liabilities) for the Assets, Buyer shall pay to Seller an aggregate of 1,600,000 shares of Buyer Parent's common stock (the "Purchase Price") as follows:

         (i) 1,440,000 shares of Buyer Parent's common stock on the Closing Date; (the "Delivered Shares"); and

        (ii) 160,000 shares of Buyer Parent's common stock into escrow in accordance with Article VIII (the "Escrow Amount" and together with the Delivered Shares, the "Acquired Shares").

      (b)  Restricted Securities.  The Acquired Shares will be issued to Seller as "restricted securities" as defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), in a private placement exempt from registration under the Securities Act, by reason of Regulation D promulgated thereunder or Section 4(2) thereof and shall not be transferred (including without limitation, transferred to Seller's stockholders pursuant to a liquidation, dissolution or winding up of Seller) unless there is a valid exemption from the registration requirements of the Securities Act and Buyer Parent receives an opinion of counsel from Seller stating that such transfer is exempt from the registration requirements of the Securities Act or that such transfer may be made pursuant to Rule 144 or Rule 144A of the Securities Act; provided however, that such opinion shall not be required (i) in the event the requirements of Section 6.2(i) hereof have been met and not waived and Seller distributes, without consideration therefor, the Acquired Shares to holders of its preferred stock pursuant to a liquidation of Seller in compliance with the Delaware General Corporation Law (including without limitation as it relates to dissolution, dividends and payment of creditors) ("Delaware Law") or (ii) Seller transfers the Acquired Shares to any creditor (but not more than five such creditors in total) who shall have executed and delivered to Buyer Parent an Investment Representation Agreement evidencing that such creditor is an "accredited investor" under Regulation D promulgated under the Securities Act.

         (i) All certificates representing shares of Buyer Parent's common stock issued to Seller pursuant to this Agreement, and any certificates subsequently issued with respect thereto or in substitution therefor shall bear the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, (B) A VALID EXEMPTION THEREFROM AND THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER FOR SALE, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A OF THE SECURITIES ACT, OR (C) A VALID EXEMPTION THEREFROM AND SUCH TRANSFER IS MADE PURSUANT TO THE ASSET PURCHASE AGREEMENT DATED DECEMBER [  ], 2001 BY AND AMONG THE ISSUER, LINKUP SYSTEMS CORPORATION, AND THE OTHER PARTIES THERETO.

    THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

    Buyer Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such shares of Buyer Parent's common stock but not as to the certificates for any part of such shares of common stock as to which said legend is no longer appropriate. In addition, Buyer Parent may place on the certificates representing such shares of common stock other appropriate legends pursuant to applicable law.

      (c)  Allocation of Purchase Price.  The parties intend that the Acquisition qualify as a taxable transaction for income tax purposes. Within 90 days following the Closing, Buyer shall prepare and deliver to Seller an allocation of the Purchase Price among the Assets (the "Allocation"). The parties agree that all tax returns and reports (including Internal Revenue Service ("IRS") Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or state taxing authority. The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the income tax regulations promulgated thereunder.

      (d)  Adjustments in Acquired Shares.  The number of Acquired Shares (and as a result the number of Delivered Shares and Escrow Shares) shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable or exercisable for shares of common stock of Buyer Parent), reclassification, reorganization or recapitalization with respect to the shares of common stock of Buyer Parent occurring after the date hereof and prior to the Closing Date.

    1.4  Transfer of Customers.

      (a)  Purchase Order Data.  Included on Schedule 1.4 is the following information (hereinafter collectively referred to as the "Sales Information"): (A) a list of all outstanding written customer orders, purchase orders and other customer commitments from Seller's current customers and (B) the names of all such customers (the "Current Customers").

      (b)  Transfer of Orders; Assignments.  Prior to the Closing, Seller and Buyer agree to cooperate with each other in conducting joint contacts with the Current Customers (as appropriate) for the purpose of attempting to obtain such customers' consent to transfer orders from Seller to Buyer or its designees (or to issue new orders to Buyer or its designees for the same or similar items) and to assign Seller's rights and benefits under the relevant Transferred Agreements to Buyer or its designees as of the Closing.

      (c)  Assumption of Obligation.  To the extent that an order is transferred or assigned to Buyer or its designees or that Buyer or its designees accept a new purchase order from a Current Customer, such order shall be a Transferred Agreement.

    1.5  Closing.

      (a)  Closing.  Unless this Agreement is earlier terminated pursuant to Section 7.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the conditions to Closing as set forth in Article VI hereof, or on such other time and/or date as the parties mutually agree (the actual date on which the Closing occurs is referred to herein as the "Closing Date"). On the Closing Date, the parties hereto shall cause the Acquisition to be consummated as described herein.

      (b)  Delivery.  At the Closing:

         (i) Buyer Parent shall deliver to Seller an instrument of assumption of liabilities by which Buyer Parent shall assume the Assumed Liabilities as of the Closing Date in the form of Exhibit B hereto;

        (ii) Seller shall deliver to Buyer a bill of sale in the form of Exhibit C hereto;

        (iii) Seller shall deliver to Buyer an Assignment of Copyrights in the form attached hereto as Exhibit D; and

        (iv) Seller shall deliver to Buyer an Assignment of Patents in the form attached hereto as Exhibit E;

        (v) Seller shall deliver to Buyer an Assignment of Trademarks in the form attached hereto as Exhibit F; and

        (vi) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

    1.6  Transferred Agreements.

      (a) On or prior to the Closing Date, (i) Seller shall deliver to Buyer all of the Transferred Agreements, and (ii) for each such Transferred Agreement listed on Schedule 1.6, Seller shall deliver to Buyer a written agreement in a form satisfactory to Buyer, signed by all the parties to such Transferred Agreement pursuant to which such party or parties thereto: (x) unconditionally consent to the transfer and assignment of such Transferred Agreement to Buyer and subsequently Buyer Parent or a controlled affiliate thereof; (y) agree that any and all past and present obligations of Seller or any of its affiliates to pay to such third party or parties any money, royalty or any other form of consideration pursuant to such agreement has been fully satisfied or shall remain the obligation of Seller upon such transfer and assignment; and (z) confirm that Buyer will have all rights that Seller or any of its applicable affiliates had under such Transferred Agreement as though Seller or any of its applicable affiliates had satisfied any and all their past and present obligations to pay such third party or parties any money, royalty or any other form of consideration pursuant to such agreement. For each Transferred Agreement not listed on Schedule 1.6, Seller and Buyer agree to cooperate with each other in contacting the parties to such Transferred Agreements for the purpose of obtaining the agreement and confirmation specified in clauses (y) and (z) directly above with respect to such Transferred Agreements.

      (b) In the event that any consideration is owed, or claimed to be owed, in each case pursuant to obligations incurred at or prior to the Closing, to any third party pursuant to the Transferred Agreements, Seller shall immediately pay or cause to be paid all such consideration owed to such third party and all such payment obligations and claimed payment obligations shall constitute Excluded Liabilities.

    1.7  Delivery of Assets.

      (a) On the Closing Date and for the 10 consecutive business days thereafter, Seller shall make all the Assets available to Buyer for pick up at the address of Seller specified in Article VIII, or in the case of Intellectual Property or other intangible assets, shall deliver such fully executed instruments as may be reasonably requested by Buyer, including patent assignments in all relevant jurisdictions, and as are necessary or desirable to document and to transfer title to such assets from Seller to Buyer.

      (b) To the extent that Buyer cannot be granted possession by Seller in respect of certain assets as of the Closing Date, those assets shall be held by Seller for and on behalf of Buyer until such time as Buyer is granted possession thereof and during such period Seller shall bear all risk of loss with respect to such assets.

    1.8  Bills of Sale and Necessary Acts.  On the Closing Date, Seller shall deliver to Buyer a bill of sale in the form attached hereto as Exhibit C and other transfer documents in the form as required under applicable law, or reasonably required by Buyer, duly executed by Seller and evidencing the sale and transfer of the Assets to Buyer. Seller shall take all action as may be reasonably necessary, proper or advisable to put Buyer or its designees in ownership, possession, and operating control of the Assets without demanding any further consideration therefor (provided that Buyer shall pay all legal fees for drafting any necessary documents and any associated filing costs that arise with respect to these matters following the Closing), including execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis and such other instruments of sale, transfer, conveyance, and assignment as Buyer or its counsel may reasonably request.

    1.9  Books and Records.  At the Closing, Seller will transfer to Buyer all of Seller's Books and Records; provided that Seller may keep copies to the extent necessary for accounting and tax purposes.

    1.10  Power of Attorney.  Seller hereby grants Buyer the irrevocable power of attorney to represent Seller, where such representation is legally permissible, without restrictions towards legal entities and natural persons, public authorities and courts, to do, sign under hand (or, as required, under personal seal), deliver, receive and perform all and any acts, matters, statements and things which may be necessary to effectuate the intent of this Agreement, and, put Buyer or its designees in ownership, possession, and operating control of the Assets, including execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis and such other instruments of sale, transfer, conveyance, and assignment as may be required for this purpose (provided that Buyer shall pay all legal fees for drafting any necessary documents and any associated filing costs that arise with respect to these matters following the Closing). Under this power of attorney, Buyer is entitled to enter into transactions on behalf of Seller with itself in its own name or in its capacity as attorney-in-fact of a third party and, therefor, Buyer is released from any prohibition or restriction of self dealing which may exist under any applicable law. Buyer shall be entitled to delegate the rights granted to it by this power-of-attorney and to grant dispensation from any legal prohibition or restriction of self-dealing which may exist. The foregoing power of attorney is coupled with an interest and as of the Closing shall be irrevocable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

    Except as disclosed in a document of even date herewith, attached to this Agreement and delivered by Seller to Buyer prior to the execution and delivery of this Agreement, referring by section number to the representations and warranties in this Agreement (the information so disclosed under one section or subsection of such document will be deemed to be disclosed and incorporated into another section or subsection of such document if the applicability of such information to such other section or subsection is readily apparent) (the "Seller Disclosure Schedule"), Seller represents and warrants to Buyer and Buyer Parent as follows:

    2.1  Organization of Sellers.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease the Assets and to conduct the Business as currently conducted. Seller is duly qualified to do business and in good standing in each jurisdiction where the character of the Assets or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. A complete list of all such jurisdictions is set forth in Section 2.3 of the Seller Disclosure Schedule. Seller has delivered to Buyer a true, correct and complete copy of its Certificate of Incorporation and Bylaws, each as amended to date. Seller is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Except as set forth in Section 2.1 of the Seller Disclosure Schedule, the operations now being conducted by Seller relating to the Business have not been conducted under any other name.

    2.2  Subsidiaries.  Seller does not own or otherwise hold, directly or indirectly, any equity securities or other ownership interests in, or any securities convertible into or exercisable or exchangeable for any equity securities or other ownership interests in, any corporation, limited liability company, general or limited partnership, joint venture, business trust, association or other business enterprise or person, and is not a party to any contract, agreement, commitment or other arrangement pursuant to which any Seller has an option or other right to acquire any equity securities or other ownership interest in any corporation, limited liability company, general or limited partnership, joint venture, business trust, association or other business enterprise or person.

    2.3  Capital Structure.

      (a) The authorized capital stock of the Seller consists of twenty million (20,000,000) shares of common stock, $0.001 par value, of which two million four hundred seventy-five thousand four hundred and fifteen (2,475,415) shares are issued and outstanding, two million five hundred ten thousand (2,510,000) shares of Series A Preferred Stock, $0.001 par value, of which two million five hundred four thousand (2,504,000) shares are issued and outstanding, five million five hundred thousand (5,500,000) shares of Series B Preferred Stock, $0.001 par value, of which five million two hundred sixty-eight thousand two hundred and seventy-nine (5,268,279) shares are issued and outstanding, three million two hundred thousand (3,200,000) shares of Series C Preferred Stock, $0.001 par value, of which three million forty thousand (3,040,000) shares are issued and outstanding. Except as set forth in Section 2.3(a) to the Seller Disclosure Schedule there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. Set forth in Section 2.3(a) to the Seller Disclosure Schedule is a true and correct list of the stockholders of Seller and any persons with rights to acquire the Seller's securities, which list will be updated, prior to Closing to reflect any changes thereto.

      (b) All outstanding shares of the Seller's capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and, except as disclosed in Section 2.3(b) to the Seller Disclosure Schedule, are not subject to preemptive rights or rights of first refusal created by statute, the Seller's Certificate of Incorporation or Bylaws or any Contract to which the Seller is a party or by which it is bound. All outstanding shares of the Seller's capital stock were issued in compliance with all applicable federal and state securities laws. Except as otherwise set forth in Section 2.3(b) of the Seller Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Seller is a party or by which it is bound obligating the Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Seller. Except for the agreements contemplated by this Agreement and the Contracts set forth on Section 2.3(b) to the Seller Disclosure Schedule, there are no Contracts relating to voting, purchase or sale of Seller capital stock (i) between or among Seller and any of its security holders and (ii) to Seller's knowledge, between or among any of Seller's security holders.

      (c) True and complete copies of all Contracts and instruments relating to or issued under Seller's 1997 Stock Plan (the "Stock Option Plan") or otherwise relating to the issuance of options or any warrants of Seller have been provided or made available to the Buyer and such Contracts and instruments have not been amended, modified or supplemented, and, except as otherwise expressly contemplated herein, there are no Contracts to amend, modify or supplement such agreements or instruments in any case from the form provided to the Buyer.

    2.4  Authorization of Transaction.  Seller has all requisite corporate power and authority to enter into, execute and deliver this Agreement and all other agreements to which Seller is a party that are contemplated herein (collectively, the "Transaction Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Transaction Agreements by Seller, the performance by Seller of its obligations under this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate action is required on the part of Seller to authorize this Agreement, the Transaction Agreements and the transactions contemplated hereby other than the approval of the Acquisition by the stockholders of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity; and the Transaction Agreements have been (or will be as of the Closing) duly executed and delivered by Seller as a party thereto, and constitute (or will constitute as of the Closing) legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

    2.5  Noncontravention.  Except as disclosed in Section 2.5 of the Seller Disclosure Schedule:

      (a) The execution and delivery of this Agreement and the Transaction Agreements by Seller does not, and, the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article I above) will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) any mortgage, Contract or other agreement or instrument, Permit, concession or franchise to which Seller is a party or any of its respective properties or assets are subject, or (iii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Seller or its respective properties or assets; and

      (b) The execution and delivery of this Agreement and the Transaction Agreements by Seller do not, and the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article I above) will not require any notice under any agreements, Contract, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Assets is subject (or result in the imposition of any Lien upon any of the Assets).

    2.6  Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any person, including a party to any Contract with Seller (so as not to trigger any Conflict) or any other Third Party Consent, is required by or with respect to Seller in connection with the execution and delivery of this Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby (including the effective assignment to and assumption by Buyer of any of the Assets, including without limitation Seller's Permits, the Seller Intellectual Property and the Transferred Agreements), except as described in Section 2.6 of the Seller Disclosure Schedule. Section 2.6 of the Seller Disclosure Schedule sets forth a true, correct and complete list of the identity of any person whose consent or approval is so required and the matter, Permit, Contract or other Asset to which such consent relates in connection with the transfer, assignment or conveyance by Sellers of any of the Assets.

    2.7  Financial Statements.  Seller has delivered to Buyer its audited financial statements as at and for the twelve-month periods ended December 31, 1998 and December 31, 1999, and December 31, 2000, unaudited financial statements for nine-month period ended September 30, 2001, (including a balance sheet, statement of operations and statement of cash flows), and an unaudited balance sheet dated October 31, 2001 (such balance sheet, the "Seller Interim Balance Sheet") (collectively, the "Seller Financial Statements"), which Seller Financial Statements are attached as Section 2.7 to the Seller Disclosure Schedule. Except as otherwise disclosed on Section 2.7 to the Seller Disclosure Schedule, the Seller Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto and except that the interim Seller Financial Statements do not contain footnotes). The Seller Financial Statements were complete and correct in all material respects as of their respective dates, and fairly present in all material respects the financial condition and operating results of Seller as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. All reserves established by Seller and set forth on the Seller Interim Balance Sheet, with respect to the purposes for which they were established, were, in the reasonable belief of Seller management, adequate and reasonable when made and, in the reasonable belief of Seller management, continue to represent reasonable and adequate reserves for the circumstance for which they were established. Seller maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP as is appropriate for companies at a comparable stage of development. There has been no change in Seller's methods of accounting or accounting policies or practices except as described in the notes to the Seller Financial Statements.

    2.8  Liabilities.  Seller has no Liabilities of any nature, including without limitation, payables and obligations to its stockholders, other than (i) those set forth on the Seller Interim Balance Sheet and (ii) those incurred by Seller after the date hereof and prior to the Closing Date in the ordinary course of business in compliance with this Agreement.

    2.9  Absence of Changes.  Since the date of the Seller Interim Balance Sheet and except as disclosed in Section 2.9 of the Seller Disclosure Schedule, there has not been, occurred or arisen (provided, that after the date hereof, nothing listed below shall be deemed to prohibit Seller from conducting its business otherwise as permitted pursuant to Section 4.1 hereof and any actions taken by Seller pursuant to Section 4.1 after the date hereof shall not be a breach of this Section 2.9) any:

      (a) event, condition, change or state of facts of any character that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

      (b) transaction by Seller except in the ordinary course of business and consistent with past practices;

      (c) amendments or changes to the Certificate of Incorporation, Bylaws or other organizational documents of Seller;

      (d) capital expenditure or commitment by Seller, in an amount in excess of $25,000 in any one case or in the aggregate;

      (e) destruction of, damage to or loss of any material assets, business or customer of Seller (whether or not covered by insurance);

      (f)  Employee organizing, grievance or claim of discrimination, wrongful discharge or other unlawful employment or labor practice or action against Seller;

      (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller;

      (h) revaluation by Seller of any of its assets;

      (i)  declaration, setting aside or payment of a dividend or other distribution with respect to Seller's capital stock or any capital stock of any subsidiary of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of its capital stock;

      (j)  increase (whether in cash, stock or property) in the salary or other compensation payable or to become payable by Seller to any of its officers, directors, Employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person;

      (k) any Contract, covenant or instrument by which Seller or any assets of Seller is bound or any termination, extension, amendment or modification to the terms of any Contract, covenant or instrument by which Seller or any assets of Seller is bound which (A) obligates Seller to perform any obligation other than an exclusive payment obligation, (B) obligates Seller to make payments in excess of $25,000 individually or in the aggregate, or (C) is not terminable upon 30 days notice without cost, other than the Contracts disclosed in Section 2.14(a) of the Seller Disclosure Schedule;

      (l)  any inbound license agreement with respect to the Intellectual Property Rights of any third party or any outbound license agreement with respect to the Intellectual Property Rights of Seller with any third party;

      (m) any Contract with any person, other than Buyer, providing for the possible acquisition, transfer of disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any capital stock or assets of another entity;

      (n) sale, lease or other disposition of any of the assets or properties (other than inventory and finished Products in the ordinary course of business consistent with past practice) of Seller, or any creation of any Lien in such assets or properties;

      (o) loan by Seller to any person or entity, incurring by Seller of any Indebtedness, guaranteeing by Seller of any Indebtedness, issuance or sale of any debt securities of Seller or guaranteeing of any debt securities of others;

      (p) waiver or release of any right or claim of Seller, including any write-off or other compromise of any account receivable of Seller;

      (q) the commencement or notice or threat of commencement of, any lawsuit or, to Seller's knowledge, proceeding or investigation against Seller, any officer or director of Seller (by reason of such person's status as an officer or director of Seller) or their affairs;

      (r) notice of (i) any claim or potential claim of ownership by any person of the Intellectual Property Rights of Seller or (ii) infringement by Seller of any other person's Intellectual Property Rights;

      (s) issuance or sale of, or Contract to issue or sell, by Seller, any shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

      (t)  change in pricing or royalties set or charged by Seller to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Seller;

      (u) hiring or firing of Seller's Employees or consultants; or

      (v) negotiation or agreement by Seller or any officer or Employee or consultant thereof to do any of the things described in the preceding clauses (a) through (u) (other than negotiations with Buyer and its representatives regarding the Acquisition).

    2.10  Taxes.

      (a) Seller has, or prior to the Closing will have, prepared and timely filed all Tax Returns required to be filed with respect to the operations of the Business and/or the Assets and such Tax Returns are, or when filed will be, true and correct and have been, or when filed will be, completed in accordance with applicable law.

      (b) Seller has, or prior to the Closing will have, timely paid all Taxes it is required to pay attributable to or imposed with respect to the operations of the Business and/or the Assets and will have timely withheld and paid over to the appropriate governmental authorities with respect to Employees of the Business all income taxes, FICA, FUTA and other Taxes required to be withheld, other than Transfer Taxes for which Buyer is responsible for under Section 5.12.

      (c) Neither the Business nor the Assets are subject to any tax sharing, indemnification or allocation agreement, other than this Agreement. No audit or other examination of any Tax Return of Seller or with respect to the Business or the Assets is presently in progress, nor has Seller been formally or informally notified of any request for such an audit or other examination. No affirmative agreement, consent or election for federal, state, local or foreign Tax purposes has been filed or entered into which would adversely affect or be binding upon the Assets, Buyer or the Business after the Closing.

      (d) None of the Assets is property required to be owned by any other person pursuant the "safe harbor lease" provisions of former Section 168(f)(8) of the Code or is "tax exempt use" property within the meaning of Section 168(h) of the Code.

      (e) Seller is a United States Person within the meaning of the Code.

    2.11  Restrictions on Business Activities.  Except as set forth in Section 2.11 of the Seller Disclosure Schedule, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or otherwise binding upon Seller which has or may have the effect of prohibiting or impairing the Acquisition, any business practice of Seller, any acquisition of property (tangible or intangible) relating to the Business or the conduct of the Business or impairing the Assets. Seller has not entered into any Contract under which the operations of the Business are restricted or which places any restrictions upon Seller with respect to manufacturing, selling, licensing or otherwise distributing any of its Technology or Products for or to, or providing services for or to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

    2.12  Sufficiency of Assets; Title to Assets.

      (a) Seller owns no real property, nor has Seller ever owned any real property. Section 2.12(a) of the Seller Disclosure Schedule sets forth a list of all real property currently leased or subleased by Seller, the name of the lessor, the date of the lease and each amendment thereto, the term of each lease and, with respect to any current lease or sublease, the aggregate annual rental and/or other fees payable under any such lease or sublease. Seller has delivered to Buyer true, correct and complete copies of the leases, subleases and all amendments thereto listed in Section 2.12(a) of the Seller Disclosure Schedule.

      (b) Except as set forth in Section 2.12(b) of the Seller Disclosure Schedule, Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Assets, and the power to sell all of the Assets free and clear of any Liens. Upon the consummation of the transactions contemplated in this Agreement, at the Closing, Buyer will acquire good and marketable title to the Assets, free and clear of all Liens.

      (c) Section 2.12(c) of the Seller Disclosure Schedule lists all tangible assets owned or leased by Seller.

      (d) Except as set forth in Section 2.12(d) of the Seller Disclosure Schedule, Seller has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to the current and former customers of Seller (the "Customer Information"). No persons other than Seller possess any claims or rights with respect to use of the Customer Information.

      (e) The Assets, together with the Excluded Assets, comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used in, related to or necessary to conduct the Business as currently conducted by Seller. The Assets are (i) adequate for the conduct of the Business as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

    2.13  Intellectual Property.

      (a) Section 2.13(a) of the Seller Disclosure Schedule lists all registered Intellectual Property Rights owned by, or filed in the name of, Seller (the "Seller Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Seller Registered Intellectual Property.

      (b) Except as set forth in Section 2.13(b) of the Seller Disclosure Schedule, each item of Seller Intellectual Property, including without limitation all Seller Registered Intellectual Property listed in Section 2.13(a) of the Seller Disclosure Schedule is exclusively owned by Seller and is free and clear of any Liens. Without limiting the foregoing Seller (i) is the exclusive owner of all Trademarks, service marks, trade dress and trade names used in connection with the operation or conduct of the Business, including use in connection with the sale of any Products or Technology or the provision of any services by Seller and (ii) owns exclusively, and has good title to, all works of authorship and all associated copyrights that are Sellers' Products or other works of authorship that Seller otherwise purports to own.

      (c) Except as set forth in Section 2.13(c) of the Seller Disclosure Schedule, to the extent that any Seller Intellectual Property has been developed by any person other than Seller and Seller has utilized such Seller Intellectual Property or has, directly or indirectly, paid, for such Seller Intellectual Property Seller has a written agreement with such person with respect thereto and Seller thereby has obtained ownership of, and is the exclusive owner of, all developed Seller Intellectual Property by operation of law or by valid assignment.

      (d) Except as set forth in Section 2.13(d) of the Seller Disclosure Schedule, Seller has not (i) transferred ownership of (ii) granted any license of or right to use or authorized the retention of, any rights to use, (iii) granted any exclusivity (by license or Contract) in any field, or otherwise encumbered the ability to license, sell or otherwise transfer without restriction, or (iv) granted any option, either literally or effectively, or any other future right (choate or inchoate) to license or otherwise encumber, any Seller Intellectual Property, to any other person. All exclusive licenses Seller has granted under any Seller Intellectual Property are separately identified in Section 2.13(d) of the Seller Disclosure Schedule.

      (e) Seller Intellectual Property includes all Intellectual Property Rights used in or necessary to the conduct of the Business, including, without limitation, the design, development, manufacture, use, import and sale of the Products, Technology and services of any Seller (including Products, Technology or services currently under development). All Seller Intellectual Property which is not owned by a Seller is listed in Section 2.13(e) of the Seller Disclosure Schedule. The Seller Intellectual Property which is listed in Section 2.13(e) of the Seller Disclosure Schedule is licensed to Seller pursuant to a Transferred Agreement.

      (f)  Other than "shrink-wrap", similar widely available commercial end-user licenses, and "open source code," the Contracts, licenses and agreements listed in Section 2.13(f) of the Seller

  Disclosure Schedule include all Contracts, to which Seller is a party with respect to any Intellectual Property Rights of any person other than Seller. Except as set forth in Section 2.13(f) of the Seller Disclosure Schedule, no person other than Seller has ownership rights to improvements made by Seller in Intellectual Property Rights which have been licensed to a Seller.

      (g) Section 2.13(g) of the Seller Disclosure Schedule lists all Contracts between Seller and any other person wherein or whereby Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation, or the assertion of either, by Seller or such other person of the Intellectual Property Rights of any person other than Seller.

      (h) The operation of the Business, including but not limited to the design, development, use, import, manufacture and sale of the Products, Technology or services (including Products, Technology or services currently under development), does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and except as set forth in Section 2.13(h) of the Seller Disclosure Schedule, Seller has not received notice from any person claiming that such operation or any act, Product, Technology or service (including Products, Technology or services currently under development) of Seller infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Seller aware of any basis therefor).

      (i)  Each item of Seller Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant Patent, copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Registered Intellectual Property. Section 2.13(i) of the Seller Disclosure Schedule lists all actions that must be taken by Seller within one hundred and twenty (120) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Seller Registered Intellectual Property. In each case in which Seller has acquired any Intellectual Property Rights from any person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights (including the right to seek past and future damages with respect to such Intellectual Property Rights) and, except as set forth in Section 2.13(i) of the Seller Disclosure Schedule, to the extent provided for by, and in accordance with, applicable Laws and regulations, Seller has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

      (j)  There are no Contracts between Seller and any other person with respect to Seller Intellectual Property under which there is any dispute or any threatened dispute known to Seller regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller thereunder.

      (k) Except as set forth in Section 2.13(k) of the Seller Disclosure Schedule, to the knowledge of Seller, no person is infringing or misappropriating any Seller Intellectual Property.

      (l)  Seller has taken all steps that are required to protect Seller's rights in confidential information and trade secrets of Seller or provided by any other person to Seller. Without limiting the foregoing, each Seller has, and enforces, a policy requiring each Employee, consultant and contractor of Seller to execute adequate proprietary information, confidentiality and assignment agreements, and all current and former Employees, consultants and contractors of Seller have executed such an agreement and all such agreements are in full force and effect.

      (m) Except as set forth in Section 2.13(m) of the Seller Disclosure Schedule, no Seller Intellectual Property or Product, Technology or service of Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of any Seller Intellectual Property.

      (n) No (i) Product, Technology, service or publication of Seller, (ii) material published or distributed by Seller or (iii) conduct or statement of Seller, constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

      (o) Following the Closing Date, Seller shall not have any right, title, interest or license in or to any Seller Intellectual Property.

      (p) Except as set forth in Section 2.13(q) of the Seller Disclosure Schedule, all Seller Intellectual Property, including any item thereof, will be fully, transferable, alienable or licensable by Seller on one part, and Buyer on the other part, without restriction and without payment of any kind to any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Seller in any Seller Intellectual Property or result in the breach or termination of any Contract to which Seller is a party respecting any Seller Intellectual Property.

      (q) Except as set forth in Section 2.13(r) of the Seller Disclosure Schedule, neither the consummation of the transaction contemplated by this Agreement nor the transfer to Buyer or its designees of any Contracts or Seller Intellectual Property will cause or obligate Buyer or its designees (i) to grant to any third party any rights or licenses with respect to any Intellectual Property Rights of Buyer or its designees; or (ii) pay any royalties or other amounts in excess of those being paid by Seller prior to the Closing.

    2.14  Contracts.

      (a) Section 2.14(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of the following Contracts of Seller in effect as of the date hereof (such Contracts, the "Material Contracts"):

         (i) any agreement (or group of related agreements) for the (A) purchase, lease or transfer of any real or personal property, Products, materials, supplies or services to Seller of an amount or value in excess of $15,000 or (B) sale, lease or other transfer of any real or personal property, Products, materials, supplies or services by Seller;

        (ii) any supply and/or sourcing agreement;

        (iii) any agreement concerning a partnership, joint development or joint venture with any other person;

        (iv) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (including guarantees);

        (v) any agreement concerning confidentiality or any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or to compete with any person;

        (vi) any agreement involving any of the stockholders of Seller or their affiliates;

       (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of Seller's current or former directors, officers, Employees or consultants;

       (viii) any collective bargaining agreement;

        (ix) any Employment Agreement or consulting agreement, offer of employment, contract or commitment with an Employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

        (x) any agreement under which Seller has advanced or loaned any amount to any of its directors, officers, or Employees other than business travel advances in the ordinary course of business consistent with past practice;

        (xi) any royalty agreement or any other agreement obligating payments by Seller in connection with the sale of Products or services by Seller, listing the parties thereto and the duration of and amount of such royalties or other payment;

       (xii) any volume purchase and master purchase agreements (A) where Seller is the purchaser of an amount or value in excess of $15,000 or (B) where Seller is required, obligated or entitled to make sales to any person;

       (xiii) any maintenance agreements of an amount or value in excess of $15,000;

       (xiv) any agreement providing for indemnification obligations by Seller with respect to the sale of Products or services of or otherwise related to the Business;

       (xv) any fidelity or surety bond or completion bond;

       (xvi) any requirements Contract relating to obligations to purchase all or substantially all of any product as well as to supply all or substantially all of any Product;

      (xvii) any agreement, Contract or commitment relating to capital expenditures or the acquisition by purchase or lease of fixed assets of an amount or value in excess of $15,000;

      (xviii) any agreement that by its terms does not terminate prior to one (1) year after the date of this Agreement;

       (xix) any purchase order or Contract for the purchase of materials of an amount or value in excess of $1,500 individually or $3,000 in the aggregate;

       (xx) any construction contracts of an amount or value in excess of $5,000;

       (xxi) any distribution, joint marketing or research and development agreement; and

      (xxii) any other agreement, Contract or commitment related to or used in the Business not listed in (i) through (xxi) above.

      (b) Seller has delivered to Buyer a true, correct and complete copy of each written Contract listed in Section 2.14(a) of the Seller Disclosure Schedule and each other written Transferred Agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 2.14(a) of the Seller Disclosure Schedule and each other oral Transferred Agreement. Seller has in all respects (except in immaterial respects) performed, or is now performing, the obligations of, and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract listed in Section 2.14(a) of the Seller Disclosure Schedule or any other Transferred Agreement, and Seller is not aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 2.14(b) of the Seller Disclosure Schedule, is not

  subject to any default thereunder by any party obligated to Seller pursuant thereto. Each Contract is a valid and enforceable obligation against Seller and against the other party thereto in accordance with its terms. No third party has raised any claim, dispute or controversy with Seller with respect to any of the Contracts, nor has Seller received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Seller with respect to its obligations under any such Contracts.

      (c) Schedule 1.1(c) of the Seller Disclosure Schedule accurately lists all Transferred Agreements. The Transferred Agreements, together with any Contracts that are Excluded Assets, are all of the Contracts between any Seller and any third party related to, used in, or necessary for, the operation of the Business as currently conducted. Following the Closing Date, Buyer will be permitted to exercise all of the rights any Seller had under the Transferred Agreements without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

      (d) There are no purchase orders for which advance payments have been made by the purchasers prior to delivery by Seller of the related Products or services or for which advance payment has been made and the related Products or services have not been provided.

    2.15  Permits.  Seller owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, and similar documents or instruments (collectively, "Permits") that are required or used in connection with the conduct of the Business as currently conducted. Section 2.15 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Permits required or used in connection with the conduct of the Business as now being conducted. All such Permits held by Seller are valid and in full force and effect. No proceeding is pending or, to the knowledge of Seller, threatened which could result in the revocation or termination of any such Permits, and Seller does not know of any basis on which any such proceeding could be commenced. The execution and delivery by Seller of this Agreement and each of the other agreements contemplated herein, the performance by Seller of their obligations hereunder and thereunder, and the consummation of the Acquisition, will not affect the continued validity or effectiveness, or alter the terms and conditions of any such Permits owned or held by Seller.

    2.16  Litigation.  Except as set forth in Section 2.16 of the Seller Disclosure Schedule, there is no action, suit or proceeding of any nature pending, or, to Seller's knowledge, threatened, against Seller, its properties or any of its officers or directors, or relating to the Business, the Assets or Seller's Employees or consultants, nor, to the knowledge of Seller, is there any basis therefor. There is no investigation pending or, to Seller's knowledge threatened, against Seller, its properties or any of its officers or directors, or relating to the Business, the Assets or the Seller's Employees or consultants (nor, to the knowledge of Seller, is there any basis therefor) by or before any Governmental or Regulatory Authority. No Governmental or Regulatory Authority has at any time challenged or questioned the legal right of Seller to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Seller affecting its Business, Products, Assets or Employees under any Law.

    2.17  Accounts Receivable; Inventory.

      (a) Seller has delivered to Buyer a true, correct and complete list of all accounts receivable of Seller ("Accounts Receivable") as of November 30, 2001, along with a range of days elapsed since invoice.

      (b) All Accounts Receivable arose in the ordinary course of business consistent with past practice, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Interim Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

      (c) Except as set forth in Section 2.17(c) of the Seller Disclosure Schedule, the inventory of Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

    2.18  Environmental Matters.

      (a) Seller has not (i) operated any underground storage tanks at any property that Seller has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any Hazardous Material. No Hazardous Materials are present in, on or under any property (including the land and the improvements, ground water and surface water thereof), that Seller has at any time owned, operated, occupied or leased, or at which or to the Hazardous Materials of Seller have been released, transferred or disposed, in a manner that has resulted or would result in Liability to Seller (including, without limitation, any contractual Liability of Seller).

      (b) Seller performed its Hazardous Materials Activities in compliance, in all material respects, with Environmental Laws and its Environmental Permits. Seller currently holds all Environmental Permits necessary for the conduct of Seller's Hazardous Materials Activities and other businesses of Seller as such activities and businesses are currently being conducted and as currently contemplated to be conducted. The Hazardous Materials Activities of Seller prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

      (c) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Seller. Seller has no knowledge of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental liability.

      (d) Seller has delivered to Buyer or made available for inspection by Buyer and its agents, representatives and Employees all records in Seller's possession concerning the Hazardous Materials Activities of Seller and all environmental audits and environmental assessments of any property at any time owned, operated, occupied or leased by Seller conducted at the request of, or otherwise in the possession of Seller. Seller has complied with all environmental disclosure obligations imposed by applicable law with respect to the Acquisition.

    2.19  Brokers' and Finders' Fees.  Seller has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Acquisition.

    2.20  Employee Matters.

      (a) Section 2.20(a) of the Seller Disclosure Schedule (i) contains an accurate and complete list of each Seller Plan and Seller has provided to Buyer any and all Seller Plans that provide health benefits to Employees of Seller, and (ii) the names of individuals (including dependents) (w) currently receiving COBRA continuation coverage under any health plan of Seller, (x) terminated within 115 days prior to the execution date of this Agreement, (y) employed by Seller as of the date immediately preceding the execution date of this Agreement and who will be terminated in connection with the Acquisition, and (z) employed by Seller following the Closing Date. Seller has no plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to adopt or enter into any Plan.

      (b) Buyer shall incur no liability with respect to, or on account of, and Seller shall retain any Benefit Liabilities, including without limitation for, and on account of, any Seller Plan or any International Employee Plan, any of its Affiliates or any predecessor employer of any Employee, including, but not limited to, liabilities Seller may have to such Employees under all Employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any Employee as a result of termination of employment by Seller as contemplated by this Agreement. Seller is not a party to any collective bargaining agreement covering any Employee and Seller knows of no effort to organize any Employee as a part of any collective bargaining unit. Seller has complied in all material respects with all of its obligations (including obligations to make contributions) in respect of the pension funds of which its Employees are members, there is not outstanding liability of the Seller or any of its Affiliates to any such funds and all such funds are fully funded to meet all potential claims for benefits by and all Employees and any former Employees.

      (c) Seller (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its Employees, (ii) has withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to its Employees, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental or Regulatory Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of Seller, threatened or reasonably anticipated claims or actions against Seller under any worker's compensation policy or long-term disability policy, or similar policies in foreign jurisdictions.

      (d) To the knowledge of Seller, no Founder or Designated Employee is obligated under any Contract or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Employee's efforts to promote the interests of the Business or that would interfere with the Business. To the knowledge of Seller, neither the execution nor delivery of this Agreement, nor the carrying on of the Business as presently conducted or proposed to be conducted nor any activity of the Founders or Designated Employees in connection with the carrying on of the Business as presently conducted or currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract or employment agreement under which any of such Founder or Designated Employees is now bound.

      (e) The Founders and Designated Employees, together with those Employees listed in Section 2.20(e) of the Seller Disclosure Schedule, comprise all of the current Employees of Seller.

      (f)  Seller has delivered to Buyer prior to the date hereof a complete and accurate list of the salaries the Founders and Designated Employees currently earn.

      (g) Neither Seller nor any ERISA Affiliate thereof has ever maintained, established, sponsored, participated in, contributed to, or has been required to contribute to any Pension Plan which is subject to Title IV of ERISA or Section 412 or 413 of the Code.

      (h) Except as set forth in Section 2.20(h) of the Seller Disclosure Schedule, no Plan provides, or reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and no Seller has ever represented, promised or contracted (whether in oral or written form) to any of its current or former employees (either individually or to such employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

      (i)  Except as set forth in Section 2.20(i) of the Seller Disclosure Schedule, no payment or benefit which will or may be made by Seller or its ERISA Affiliates with respect to any of its current or former employees or any other person who is a "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

    2.21  Powers of Attorney.  Except as set forth in Section 2.21 of the Seller Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Seller.

    2.22  Affiliated Transactions.  Except as set forth in Section 2.22 of the Seller Disclosure Schedule, no affiliates of Seller own any asset, tangible or intangible, which is used in the Business.

    2.23  Government Contracts.  Except as set forth in Section 2.23 of the Seller Disclosure Schedule, Seller has not been nor is a party to any Contract or arrangement with any Governmental or Regulatory Authority.

    2.24  Distributors, Customers, and Suppliers.  Seller has delivered to Buyer prior to the date hereof a complete and accurate list of (i) the ten (10) largest distributors for the Products of Seller indicating the specific Product, existing contractual arrangements, if any, with each such distributor and the volume of Products distributed in the last 12 months, (ii) the ten (10) largest customers (by dollar volume) with respect to the Business during the most recent fiscal year end, indicating the existing contractual arrangements with each such customer by Product and (iii) all suppliers of significant materials or services to the Business. All distributorship agreements to which Seller is a party are terminable at the election of Seller on not more than 30 days notice without Liability.

    2.25  Complete Copies of Materials.  Seller has delivered or made available true, correct and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

    2.26  Insurance.  Seller currently maintains, and as of the Closing Date will maintain, valid insurance policies, which policies provide adequate coverage, both in terms of scope and amount of coverage, for Seller and the operations conducted by Seller, an accurate list of which is set forth in Section 2.26 of the Seller Disclosure Schedule. There are no pending material claims against such insurance by Seller as to which the applicable insurers have denied coverage. In addition, there exist no material claims under such insurance that have not been properly filed by Seller. During the past two years, Seller has not been refused any insurance coverage by any insurer from which Seller has sought coverage.

    2.27  Compliance with Laws.  Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, Law or regulation.

    2.28  Product Warranties; Defects; Liability.  Except as set forth in Section 2.28 of the Seller Disclosure Schedule, there are no defects in the design or manufacture of the Products manufactured, sold, leased, or delivered in the conduct of the Business, and Seller has no Liability (and, to the knowledge of Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. There are no express warranties, or implied warranties arising from the course of conduct between parties, outstanding with respect to the Products of Seller except as set forth in Section 2.28 of the Seller Disclosure Schedule. Section 2.28 of the Seller Disclosure Schedule includes copies of the standard terms and conditions of sale used by Seller in connection with the sale of any Products or services.

    2.29  No Liquidation, Insolvency, Winding-Up.

      (a) As of the date of this Agreement, no order has been made, or petition presented, or resolution passed for the winding-up or liquidation of Seller, and there is not outstanding:

         (i) any petition or order for the winding-up of Seller;

        (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller;

        (iii) any petition or order for administration of Seller;

        (iv) any voluntary arrangement between Seller and any of its creditors;

        (v) any distress or execution or other process levied in respect of Seller which remains undischarged; and

        (vi) any unfulfilled or unsatisfied judgment or court order against Seller.

      (b) There are no circumstances which would entitle any person to present a petition for the winding-up or administration of Seller or to appoint a receiver over the whole or any part of the assets of Seller.

      (c) Seller has not been deemed unable to pay its debts as they come due within the meaning of applicable law.

      (d) The operations of Seller have not been terminated.

    2.30  Board Approval.  The Board of Directors of Seller has, as of the date of this Agreement (i) approved and declared advisable this Agreement and has approved the Acquisition, (ii) determined that the Acquisition is fair to, and in the best interests of, Seller and its stockholders and (iii) determined to recommend that its stockholders, adopt and approve this Agreement and approve the Acquisition.

    2.31  Vote Required.  The affirmative vote of a majority of the outstanding shares of Seller's preferred stock and a majority of the outstanding shares of Seller's common stock with respect to the Acquisition is the only vote of the holders of any class or series of Seller Capital Stock necessary to approve the Acquisition.

    2.32  Representations Complete.  None of the representations or warranties made by Seller in this Agreement or any other agreement contemplated hereby, nor any statement made in any certificate furnished by Seller pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Seller's stockholders for use in soliciting their consent to this Agreement and the Acquisition contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

    2.33  Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement Seller shall be able to pay its debts as they become due in the ordinary course of business consistent with past practice and shall own assets having a present fair saleable value greater than its stated liabilities and identified contingent liabilities. Immediately after giving effect to the transactions contemplated by this Agreement, Seller shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

    Each of Buyer Parent and Buyer represents and warrants to Seller as follows:

    3.1  Organization, Standing and Power.  Buyer Parent and Buyer are each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer Parent and Buyer each have the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Buyer Material Adverse Effect. Neither Buyer Parent nor Buyer is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

    3.2  Capital Structure.  The authorized capital stock of Buyer Parent consists of 60,000,000 shares of Common Stock with a par value of $0.001 per share, of which 26,282,352 shares were issued and outstanding as of the close of business on October 31, 2001. The shares of Buyer Parent Common Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof), not subject to any preemptive rights or rights of first refusal, and issued in compliance with all applicable federal, state and foreign securities laws. Buyer Parent has reserved 20,238,550 shares of Buyer Parent Common Stock for issuance to Employees, consultants and directors, pursuant to stock option plans, of which, as of October 31, 2001, 6,146,963 shares are subject to outstanding, unexercised options, and 4,439,452 shares are available for future grant thereunder.

    3.3  Authority.

      (a) Each of Buyer Parent and Buyer has all requisite corporate power and authority to enter into this Agreement and the other agreements to which it is a party that are contemplated hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements contemplated hereby to which Buyer Parent or Buyer is a party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Buyer Parent and Buyer, as relevant. This Agreement and the other agreements to which Buyer Parent or Buyer is party that are contemplated hereby have been (or will be as of the Closing) duly executed and delivered by Buyer or Buyer Parent, as relevant, and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitute (or will constitute as of the Closing) the valid and binding obligations of Buyer or Buyer Parent, as relevant, enforceable against Buyer or Buyer Parent, as relevant, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

      (b) The execution and delivery of this Agreement by Buyer Parent and Buyer does not, and the execution and delivery by Buyer Parent and Buyer of the other agreements contemplated hereby to which they are a party and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Buyer Parent or Buyer, as amended, or (ii) any material Contract, order, or legal requirements applicable to Buyer Parent or Buyer or their respective properties or assets except, in the case of clause (ii), for any such conflict, violation, default, termination, cancellation, acceleration or loss which would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority, is required by or with respect to Buyer or Buyer Parent in connection with the execution and delivery of this Agreement by Buyer Parent and Buyer or the consummation by Buyer Parent and Buyer of the transactions contemplated hereby, except for (i) the filing of a Form 8-K with the SEC and NASD, if applicable, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or the securities laws of any foreign country, (ii) the filing of the Registration Statement on Form S-3 covering the resale of the shares of Buyer Parent common stock issued as the Purchase Price, (iii) the filing with the Nasdaq Stock Market of a Notification Form for Listing of Additional Shares, if applicable and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Buyer Material Adverse Effect and would not prevent, materially alter or delay any of the transactions contemplated hereby.

    3.4  SEC Documents; Financial Statements.  Buyer Parent has made available to Seller each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Buyer Parent since January 1, 2000 (collectively, the "Buyer SEC Documents"). In addition, Buyer Parent has made available to Seller all exhibits to the Buyer SEC Documents filed prior to the date hereof, and will promptly make available to Seller all exhibits to any additional Buyer SEC Documents filed prior to the Closing Date. As of their respective filing dates and in the case of the most recently filed Buyer SEC Documents as of the date hereof, the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Buyer Parent's subsidiaries are required to file separate reports or other documents with the SEC. The financial statements of Buyer Parent, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Buyer Financial Statements fairly and in all material respects present the consolidated financial condition and operating results of Buyer as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

    3.5  Absence of Certain Changes.  Since July 31, 2001 (the "Buyer Balance Sheet Date") and as of the date hereof, there has not occurred: (i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Buyer Parent or any revaluation by Buyer Parent of any of its assets; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Buyer Parent, or any direct or indirect redemption, purchase or other acquisition by Buyer Parent of any of its shares of capital stock, other than repurchases of stock as a result of termination of Employees; (iii) any agreement by Buyer Parent to do any of the things described in the preceding clauses (i) through (ii).

    3.6  A bsence of Undisclosed Liabilities.  Buyer Parent has no material Liabilities of any nature other than (i) those set forth or adequately provided for in the balance sheet included in the Financial Statements contained in the latest Buyer SEC Document filed as of the date hereof (the "Buyer Balance Sheet"), (ii) those incurred in connection with the execution and performance of this Agreement, and (iii) those that would not reasonably be expected to result in a Material Adverse Effect on Buyer.

    3.7  Broker's and Finders' Fees.  Neither Buyer Parent nor Buyer has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

CONDUCT PRIOR TO THE CLOSING DATE

    4.1  (a)  Conduct of Business of Seller.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Seller agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Seller), to carry on its business in the ordinary course consistent with Seller's past practice. Without limiting the foregoing, Seller further agrees to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key Employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having material business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date. Seller agrees to promptly notify Buyer of any event or occurrence not in the ordinary course of its business consistent with past practice, or which could reasonably be expected to have a Material Adverse Effect.

      (b)  Restriction on Conduct of Business of Seller.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly contemplated by this Agreement or to the extent consented to in writing by Buyer, Seller shall not do, cause or permit any of the following, without the prior written consent of Buyer:

        (i)  Charter Documents.  Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

        (ii)  Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or otherwise, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than upon exercise, conversion or exchange of any options, or other convertible or exercisable securities of Seller outstanding as of the date hereof), or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former Employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

        (iii)  Stock Option Plans.  Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

        (iv)  Material Contracts.  Except as specifically permitted hereby, enter into any Material Contract (other than Material Contracts specified in Section 2.14(vi) to the extent they relate to a liquidation of Seller in accordance with Delaware Law) or amend or otherwise modify or waive any of the terms of any of its Material Contracts; provided however, that Seller shall not in any event enter into any new Contract for the purchase of products or supplies in an amount in excess of $10,000, in any case or, $25,000 in the aggregate; provided further that Seller shall not, under any currently existing Contract (including under existing credit lines or facilities) for the purchase of products or supplies, purchase or commit to purchase products or supplies in an amount in excess of $25,000 in the aggregate; and, provided, further, that Seller shall not enter into any Contract with any third party which could reasonably be deemed to be a competitor of Buyer or Buyer Parent and which may not be terminated by Seller on less than thirty (30) days notice, without a material penalty or the acceleration of amounts owed under such Contract;

        (v)  Issuance of Securities.  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of common stock pursuant to the exercise or conversion of options or other convertible or exercisable securities outstanding as of the date of this Agreement or the conversion of Preferred Stock of the Seller that may become outstanding after the date of this Agreement upon exercise of convertible securities outstanding as of the date of this Agreement;

        (vi)  Intellectual Property.  Transfer to any person its Intellectual Property Rights other than in the ordinary course of business consistent with past practice; provided that Seller will promptly disclose any such transfer to Seller, excluding licenses of Intellectual Property Rights regularly included in Seller Products which are sold to customers in the ordinary course consistent with past practice;

        (vii)  Exclusive Rights.  Enter into or amend any Contracts pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the Products or Technology;

        (viii)  Dispositions.  Sell, transfer, lease, sublease, license or otherwise dispose of or encumber any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of inventories in the ordinary course of the Business consistent with past practice;

        (ix)  Leases.  Enter into any operating lease;

        (x)  Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice and in an amount which does not exceed $5,000 in the aggregate;

        (xi)  Insurance.  Materially reduce the amount of any insurance coverage provided by existing insurance policies;

        (xii)  Termination or Waiver.  Terminate or waive any right of substantial value;

        (xiii)  Employee Benefit Plans; New Hires; Pay Increases.  (A) hire any new Employees (other than one consultant for the specific purpose of aiding Seller in the transactions contemplated hereby) or grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller to any of its Employees, including, without limitation, any increase or change pursuant to any Plan, or (B) establish or increase or promise to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of Seller;

        (xiv)  Severance Arrangements.  Grant any severance or termination pay to any director, officer or other Employee except payments made pursuant to written agreements outstanding on the date hereof, and except any severance or termination payments made to Employees that are not Founders or Designated Employees;

        (xv)  Lawsuits.  Commence a Proceeding other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Buyer prior to the filing of such a suit, or (iii) for a breach of this Agreement;

        (xvi)  Acquisitions.  Merge with, enter into a consolidation with or acquire an interest of 5% or more in any person or acquire a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of the Business consistent with past practice;

        (xvii)  Taxes.  Other than in the ordinary course of business consistent with past practice or in the case of Taxes which are an Excluded Liability or which would not become a Lien on the Assets, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (xviii)  Revaluation.  Write down or write up (or fail to write down or write up in accordance, with GAAP consistent with past practice) the value of any inventories or receivables or revalue any assets of Seller other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

        (xix)  Liens.  Permit or allow any of the Assets (whether tangible or intangible) of Seller to be subjected to any Lien and any Liens that will be released at or prior to the Closing;

        (xx)  Accounting.  Make any change in any method of accounting or accounting practice or policy used by Seller, other than such changes required by GAAP and disclosed in Section 2.7 of the Seller Disclosure Schedule;

        (xxi)  Indebtedness.  Make any loan to, guarantee any Indebtedness of or otherwise incur any Indebtedness on behalf of itself or any person;

        (xxii)  Interested Transactions.  Enter into any agreement, arrangement or transaction with any of its directors, officers, Employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such persons);

        (xxiii)  Termination.  Terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any Employees other than layoffs of less than 50 Employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announce or plan any such action or program for the future;

        (xxiv)  Renewal.  Allow any Permit including any Environmental Permit that was issued or relates to Seller or otherwise relates to any Asset or the Business to lapse or terminate or fail to renew any such Permit including any Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

        (xxv)  Maintenance.  Fail to maintain the Assets in good repair and operating condition, ordinary wear and tear excepted;

        (xxvi)  Assets.  Suffer any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $25,000, whether or not such losses or damage shall have been covered by insurance;

        (xxvii)  Charitable Contributions.  Make any charitable contribution; or

        (xxviii)  Other.  Take or agree in writing or otherwise to take, (i) any of the actions described in Sections 4.1(b)(i) through 4.1(b)(xxvii) above, or (ii) any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder which, in the case of this clause (ii), would cause the closing condition set forth in Section 6.2(a) not to be satisfied.

    4.2  No Solicitation.  Until the earlier of (i) the Closing Date and (ii) the date of termination of this Agreement pursuant to the provisions of Section 7.1 (the "Expiry Date"), Seller shall not, and shall cause its directors, officers, agents, Employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") not to, directly or indirectly: (i) solicit, encourage, initiate, entertain, review or participate in any negotiations or discussions with respect to any offer, indication of interest or proposal, whether oral, written, or otherwise, formal or informal, to, directly or indirectly, (a) acquire all or any material part of the Assets, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, acquisition or other business combination, or otherwise or (b) evaluate, represent Seller in, commence preparations for or underwrite or participate in underwriting an initial public offering or the issuance of equity securities, securities convertible into or exchangeable for equity securities (including, but not limited to, options, warrants and other derivative securities) of Seller or its affiliates (any of the items listed in (i)(a) or (i)(b) being termed a "Competing Proposed Acquisition"), (ii) disclose any information to any person that is not customarily disclosed in the ordinary course of business of Seller, consistent with past practices, and which Seller or its Representative believes or should reasonably know would be used for the purposes of formulating any offer, indication of interest or proposal for a Competing Proposed Acquisition, (iii) assist, cooperate with, facilitate or encourage any person to make any offer, indication of interest or proposal for a Competing Proposed Acquisition (directly or indirectly), (iv) agree to, enter into a contract, arrangement or understanding regarding, approve, recommend or endorse any Competing Proposed Acquisition, or (v) authorize or permit any of Seller's Representatives to take any such action. Through the Expiry Date, Seller shall notify Buyer as soon as reasonably practicable, and in any event within twenty-four hours of receipt, if any offer, indication of interest or proposal (formal or informal, oral, written or otherwise), or any inquiry or contact with any person with respect thereto, regarding a Competing Proposed Acquisition is made or remains outstanding on the date hereof; such notice shall include the identity of the party or parties making such Competing Proposed Acquisition and the terms thereof and Seller shall keep Buyer apprised, on a current basis, of the status of any such Competing Proposed Acquisition and of any modifications to the terms thereof. Notwithstanding the foregoing, Seller shall not be deemed to have breached this Agreement if it has merely read correspondence in order to identify such correspondence as an offer, indication of interest or proposal for a Competing Proposed Acquisition; provided that its review or evaluation is terminated immediately after the identification of such correspondence as an offer, indication of interest or proposal for a Competing Proposed Acquisition. Seller immediately shall cease and cause to be terminated (and not resumed prior to the Expiry Date) all existing discussions or negotiations with any parties (other than Buyer and Buyer Parent) conducted heretofore which could reasonably be expected to lead to any Competing Proposed Acquisition. Through the Expiry Date, without Buyer's written consent obtained in advance, Seller will not engage in any transaction, or in discussions or negotiations with investment bankers or third parties with respect to a potential transaction involving (i) the transfer or licensing of any of the Assets (including, but not limited to, any intellectual property) to a third party (other than Product licenses in the ordinary course of business of Seller consistent with past practice), or (ii) the issuance or exchange of equity securities, securities convertible into or exchangeable for equity securities (including, but not limited to, options, warrants and other derivative securities) of Seller or its affiliates.

ARTICLE V

ADDITIONAL AGREEMENTS

    5.1  Access to Information.  Seller shall cooperate with and afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of Seller's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request, and (c) all Employees of Seller as identified by Buyer. Seller agrees to maintain and retain any and all information regarding its business operations on or prior to the Closing Date necessary for Buyer or its designees to calculate the availability to it of tax credits for research activities under Section 41 of the Code. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

    5.2  Confidentiality.  The parties acknowledge that Buyer Parent and Seller have previously executed a non-disclosure agreement dated October 5, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Buyer Parent or Buyer or their Representatives (as defined in the Confidentiality Agreement) by Seller, and all information furnished to Seller by Buyer Parent and Buyer and their Representatives, shall be covered by the Confidentiality Agreement, and Buyer and Seller shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective Representatives. Notwithstanding the foregoing: (i) any trade secrets or confidential information included in the Assets shall be deemed Evaluation Material (as defined in the Confidentiality Agreement) regardless of whether the materials containing or constituting such information are marked as such and such information or any other Seller Evaluation Material constituting or included with the Assets shall, following the Closing, be deemed the Evaluation Material of Buyer.

    5.3  Expenses.  Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses and Seller's Third Party Expenses shall be an Excluded Liability hereunder.

    5.4  Public Disclosure.  Unless otherwise required by law, by the rules and regulations of the NASD, in order to obtain consent to assignment of Transferred Agreements or stockholder approval to this Agreement, no public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Seller, Buyer Parent or the Buyer unless approved by the other party prior to such disclosure.

    5.5  Consents.  Seller shall use its reasonable best efforts to obtain all consents, waivers and approvals from Governmental or Regulatory Authorities as may be required in connection with the Acquisition and all consents of third parties or Governmental or Regulatory Authorities necessary for the assignment to Buyer or its designees of all Assets which by their terms or by law are nonassignable without the consent of a third party or a Governmental or Regulatory Authority or are cancelable by a third party in the event of an assignment (the "Third Party Consents"). Schedule 5.5 contains a list of the Third Party Consents.

    5.6  Notification of Certain Matters.  Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller and Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and (b) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

    5.7  Additional Documents and Further Assurances.  Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all Third Party Consents; provided, however, that neither Buyer nor Buyer Parent shall be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval (except in the case of payment of money by Seller for past due amounts)) as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article VI to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

    5.8  Employment Arrangements.

      (a) As soon as reasonably practicable following the date hereof, Buyer Parent shall extend written offers of "at-will" employment to be effective as of the Closing Date to each Employee of the Seller listed on Schedule 5.8(a) hereof (the "Designated Employees"), which offers shall be contingent upon the Closing and shall include (i) the benefits to such Designated Employee set forth in this Section 5.8, Section 5.11 and Schedule 5.11(b) (including any vesting or pricing terms applicable to such Buyer Options) and (ii) the same salary that such Designated Employee is currently paid by the Seller. Seller shall use its best efforts to cause each of the Designated Employees to accept such offers.

      (b) To the extent that any Founder or Designated Employee may be bound by any agreement, policy or understanding with Seller that would in any way limit or restrict the rights of Buyer or Buyer Parent to confidential information of Seller or inhibit any Founder or Designated Employee from accepting employment with Buyer, Seller hereby waives and shall not assert, enforce or otherwise exercise its right under any such agreement, policy or understanding against any Founder or Designated Employee.

      (c) Each Founder and Designated Employee who accepts and commences employment with Buyer Parent as of the Closing Date (each a "Continuing Employee" and collectively, the "Continuing Employees"), upon hire by Buyer Parent, shall be subject to the standard human resources policies and procedures of Buyer Parent in effect from time to time and shall be subject to Buyer Parent's standard employee leveling criteria as of March 2002. Buyer Parent covenants and agrees that to the extent permitted by applicable law, the Continuing Employees shall be entitled to benefits which are available or subsequently become available to the employees of Buyer Parent, and on a basis consistent with the applicable human resources compensation policies, of Buyer Parent. For purposes of satisfying the terms and conditions of such plans, Buyer Parent shall give full credit of eligibility, vesting or benefit accrual to the extent possible under such plans and applicable law for each Continuing Employee's period of service with Seller prior to the Closing Date.

      (d) Any claims or expectancies of any Employees of Seller, and in the case of the Continuing Employees only to the extent such claims or expectancies have been incurred or accrued on or prior to the Closing Date, shall remain liabilities of Seller and such liabilities shall be Excluded Liabilities. Without limiting the foregoing, Seller shall (i) sponsor and (ii) assume or retain, as the case may be, and be solely responsible for all Benefits Liabilities arising under, resulting from or relating to Seller's Plans whether incurred before, on or after the Closing Date, except with respect to COBRA Coverage as set forth in (h) below, and neither Buyer nor Buyer Parent shall assume any liability or obligation whatsoever with respect thereto and such liabilities shall be Excluded Liabilities.

      (e) Seller's obligation to the Continuing Employees for accrued vacation or sick pay is disclosed on Schedule 5.8(e), which schedule shall be updated to reflect the period between the date hereof and the Closing Date and re-delivered to Buyer prior to the Closing.

      (f)  Subject to Section 5.8(e) hereof, all costs and disbursements incurred in connection with the termination of employment of any Seller Employee shall be borne by Seller.

      (g) Other than for obligations of Buyer Parent that are provided in any offer letter from Buyer Parent to a Designated Employee or in the Founder Employment Agreements, if any of Seller's Employees seek to hold Buyer or Buyer Parent liable based on or arising out of the transactions contemplated by this Agreement, including their employment by Seller, or the actual or constructive transfer of their employment to Buyer Parent, then any Liabilities of Buyer or Buyer Parent related thereto shall be Excluded Liabilities.

      (h) Buyer Parent agrees to provide continuation health coverage, as required under COBRA (or similar state law) ("COBRA Coverage"), to all Seller Employees and their eligible dependents who are M&A qualified beneficiaries (as defined by Treasury Regulation Section 54.4980B-9, Q&A-4) as a result of the Acquisition, in accordance with Treasury Regulation Section 54.4980B-9, Q&A-8, for such period as such M&A qualified beneficiaries would have been eligible for COBRA Coverage under Seller's group health plan in the absence of termination of Seller's group health plan.

    5.9  Post-Closing Tax Covenants.

      (a) Subject to Section 5.9(c) and Section 5.12 below, Seller will be responsible for the preparation and filing of all Tax Returns of Seller (including Tax Returns required to be filed after the Closing Date) including to the extent such Tax Returns include or relate to the Seller's operation of the Business or Seller's use or ownership of the Assets. Seller's Tax Returns to the extent they relate to the Business or Assets shall be true, complete and correct and prepared in accordance with applicable law in all respects. Seller will be responsible for and make all payments of Taxes shown to be due on such Tax Returns including to the extent they relate to the Assets or the Business.

      (b) Buyer will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Buyer's ownership or use of the Assets or its operation of the Business attributable to taxable periods (or portions thereof) commencing after the Closing. Buyer's Tax Returns, to the extent they related to the Assets or the Business, shall be true, complete and correct and prepared in accordance with applicable law in all respects. Buyer will make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Assets or the Business.

      (c) In the case of any real or personal property taxes (or other similar Taxes) attributable to the Assets which returns cover a taxable period commencing before the Closing Date and ending thereafter, Buyer shall prepare such returns and make all payments required with respect to any such return (subject to Seller's approval of such returns to the extent they relate to Taxes Seller will be required to pay, which approval will not be unreasonably withheld), provided, however, Seller shall promptly reimburse Buyer upon receipt of a copy of the filed Tax Return to the extent any payment made by Buyer relates to that portion of the taxable period ending on or before the Closing Date which amount shall be determined and prorated on a per diem basis.

      (d) To the extent relevant to the Business or the Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other proceeding relating to Taxes. Seller shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records for six (6) years after closing without the prior written consent of Buyer.

    5.10  Bulk Sales.  All the parties hereto hereby agree to waive the requirement, if any, that the other parties comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement; provided, however, that Seller agrees to indemnify and hold harmless Buyer and Buyer Parent with respect to any noncompliance with such laws and Buyer's and Buyer Parent's waiver with respect thereto.

    5.11  Employee Retention Bonus Plan and Option Pool.

      (a) Concurrently with the Closing, Buyer Parent shall establish a retention bonus plan for the Designated Employees who accept employment with Buyer. Benefits Payable pursuant to the plan shall not exceed $500,000, which amount shall be allocated among Designated Employees in accordance with Schedule 5.11 hereof (each such allocation, a "Retention Bonus"). In the event any Designated Employee listed on Schedule 5.11 does not accept an offer of employment with Buyer Parent, Buyer Parent shall not be required to pay any Retention Bonus to such Employee and Buyer Parent shall not be obligated to reallocate any of such Retention Bonus. The Retention Bonus will be paid to Designated Employees who accept employment with Buyer Parent as of the business day following the Closing Date as follows: (i) 25% on the date three months following the Closing Date; (ii) an additional 25% on the first anniversary of the Closing Date; and (iii) the remaining 50% upon the second anniversary of the Closing Date (each such date, a "Release Date"). Such Designated Employees must be employed by Buyer Parent at such Release Dates in order to receive the relevant Retention Bonus payments.

      (b) On the Closing Date, Buyer Parent will grant options to purchase shares of Buyer Parent common stock to the Continuing Employees (the "Buyer Options"). Buyer Parent will make available an option pool of up to 1,900,000 shares for this purpose, 1,000,000 shares of which shall be allocated to the Founders in accordance with their Employment Agreements and the remaining up to 900,000 shares of which shall be allocated among the Designated Employees who become Continuing Employees in accordance with Schedule 5.11(b) (the "Option Schedule"). In the event any Designated Employee listed on the Option Schedule does not accept an offer of employment with Buyer Parent, Buyer Parent shall not be obligated to reallocate any of the shares allocated to such Designated Employee on the Option Schedule to any Continuing Employee. All options so granted shall be governed by the Buyer Parent stock option plan under which they are granted and Buyer Parent's standard form of option agreement, and no such Employee shall be eligible to receive any options until after such Employee has signed a counterpart of such option agreement. The terms of the Buyer Options granted to the Founders shall also be governed by the terms of their respective Founder Employment Agreements. The Buyer Options granted to the Continuing Employees who are not Founders will be priced and will vest as follows: (i) up to 20% of such Buyer Options will have an exercise price of $1.00 and will vest on the date three months following the Closing Date; (ii) up to 20% of such Buyer Options will have an exercise price of $1.00 and will vest monthly over the first twelve months following the Closing Date; and (iii) the remaining amount of such Buyer Options will have an exercise price equal to the per share fair market value of Buyer Parent's common stock as of the Closing (which shall be equal to the closing price per share of Buyer Parent Common Stock on the Closing Date) and will vest monthly over the three years commencing on the first anniversary of the Closing.

    5.12  Sales Taxes.  Seller shall file any Tax Return related to sales, use or other similar transfer taxes ("Transfer Taxes") arising in connection with the transfer of the Assets. Buyer shall promptly reimburse Seller for the first $30,000 in Transfer Taxes upon receipt of a copy of such filed Tax Return. Any such Transfer Taxes in excess of $30,000 shall be an Excluded Liability. The parties hereto shall cooperate to the extent commercially reasonable to minimize Transfer Taxes.

    5.13  Good Standing Certificates.  At the Closing, Seller shall use commercially reasonable efforts to provide to Buyer certificates of corporate and tax good standing from the States of Delaware and California and each other U.S. jurisdiction where the Seller is qualified to do business, such certificates of corporate and tax good standing to be dated as of a date not more than five (5) days prior to the Closing Date.

    5.14  Non-Competition and Non-Solicitation Obligation.

      (a) During the Exclusive Period, Seller (and its successors and assigns) and any affiliate of Seller, other than Seller's current stockholders, officers and directors, shall not directly or indirectly, without the prior written consent of Buyer:

         (i) engage anywhere in the world (the "Geographic Scope") in any capacity in, any firm, partnership, corporation, entity, activity, or business that engages or participates in, a business substantially similar to or competitive with the Business;

        (ii) have any ownership interest in (except for passive ownership of one percent (1%) or less of an entity whose securities are publicly traded), any firm, partnership, corporation, entity, activity, or business that engages or participates in, a business substantially similar to or competitive with the Business; or

        (iii) solicit or divert any business or clients or customers away from Buyer and/or its controlled affiliates.

      (b) During the Exclusive Period, Seller and its successors and assigns shall not (nor shall any of them permit any of their respective officers, directors, employees, agents or affiliates to) at any time or for any reason, directly or indirectly, solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any employee of Buyer Parent (or its subsidiaries) to (i) terminate his or her employment with Buyer Parent (or its subsidiaries) and/or (ii) accept employment, or enter into any consulting arrangement, with any person other than Buyer Parent and/or its controlled affiliates.

      (c) The covenants contained in this section shall be construed as a series of separate covenants, one for each county, city, state and country of the Geographic Scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this section. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this section are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

      (d) Seller acknowledges that (i) the goodwill associated with the Business and customer relationships prior to the Acquisition is an integral component of the value of the Assets to Buyer and is reflected in the Purchase Price, (ii) Seller's agreements as set forth herein are necessary to preserve the value of the Assets for Buyer following the Acquisition, and (iii) Seller's covenants as set forth in this section are necessary to preserve the value of the Acquisition for Buyer following the Closing. Seller also acknowledges that the limitations set forth in this section are reasonable because, among other things, (i) Seller and Buyer are engaged in a highly competitive industry and (ii) Seller is receiving significant consideration in connection with this Acquisition.

      (e) Seller agrees that it may be impossible or inadequate to fully measure and calculate Buyer's damages from any breach of the covenants set forth in this section. Accordingly, Seller agrees that if it breaches or threatens to breach any provision of this section, Buyer shall be entitled to, in addition to any other right or remedy otherwise available, an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such provision of this Agreement. Seller further agrees that no bond or other security shall be required of Buyer in obtaining such equitable relief, nor will proof of irreparable harm be required for such equitable relief. Seller hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

    5.15  Excluded Liabilities.  Seller shall pay and discharge any wages owed to Employees and pay and discharge or reserve sufficient assets to pay and discharge all the other Excluded Liabilities as and when the same become due and payable and in any event prior to any distribution of any type to its stockholders.

    5.16  Registration.

      (a) Buyer Parent shall use its commercially reasonable efforts to prepare and file, within ten (10) business days following the Closing, a registration statement on Form S-3 with the SEC covering the resale of the shares of Buyer Parent's common stock issued to the Seller as the Purchase Price (the "Registration Statement"), and Buyer Parent shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable after filing and shall maintain the continuous effectiveness of such Registration Statement (and the current status of the prospectus or prospectuses continued therein) until the one (1) year anniversary of the Closing Date provided that Seller furnish to Buyer Parent such information regarding Seller as required by law to be disclosed therein and only so long as such shares have not been sold to or through a broker or dealer or underwriter in a public distribution or a sale pursuant to Rule 144. The costs and expenses associated with the preparing and filing of such Registration Statement shall be borne by Buyer Parent.

      (b) If Buyer Parent shall determine pursuant to the reasonable and good faith judgment of its Chief Financial Officer, or alternatively, the Board of Directors of Buyer Parent, that it would be significantly harmful to Buyer Parent and its stockholders for resales of such Buyer Parent's common stock to be made pursuant to the Registration Statement, due to (i) the existence of a material development or potential material development with respect to or involving Buyer Parent which Buyer Parent would be obligated to disclose in the prospectus contained in the Registration Statement (the "Prospectus"), which disclosure would in the good faith judgment of the Chief Financial Officer or the Board of Directors of Buyer Parent be premature or otherwise inadvisable at such time and would not be in the best interests of Buyer Parent and its stockholders, or (ii) the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Buyer Parent shall deliver a certificate in writing to Seller to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and Prospectus will be deferred or suspended and will not recommence until (1) Seller's receipt from Buyer Parent of copies of the supplemented or amended Prospectus, or (2) Seller is advised in writing by Buyer Parent that the Prospectus may be used. Buyer Parent will use its reasonable best efforts to ensure that the use of the Registration Statement and Prospectus may be resumed, as soon as practicable and, in the case of a pending development or event referred to in (i) above, as soon, in the judgment of Buyer Parent, as disclosure of the material information relating to such pending development would not have a material adverse effect on Buyer Parent's ability to consummate the transaction, if any, to which such development relates. Notwithstanding anything to the contrary in this Agreement, Buyer Parent's ability to defer or suspend the use of the Registration Statement and Prospectus shall not be available to Buyer Parent more than twice in any twelve month period and shall not exceed forty-five days on each such occasion.

      (c) In the event of a distribution or transfer of such shares of Buyer Parent common stock by Seller to holders of its preferred stock or creditors in compliance with the Securities Act and Section 1.3(b) hereof, Buyer Parent shall, if requested by Seller, within twenty business days of such request, provided that Seller shall only be entitled to one such request in each calendar quarter, amend the Registration Statement to cover the resale of such shares of Buyer Parent common stock by such holders of preferred stock or creditors provided that each such holder of preferred stock or creditor furnish to Buyer Parent such information regarding such holder of preferred stock or creditor as required by law to be disclosed in the Registration Statement and requested by Buyer Parent, such holders of preferred stock or creditors shall also be subject to the restrictions set forth in Section 5.16(b) thereof as though each such holder of preferred stock or creditor was Seller, and Seller shall have complied with Section 5.15 hereof.

    5.17  Listing of Additional Shares.  Buyer Parent shall, to the extent required, cause all of the Acquired Shares to be approved for listing on the Nasdaq National Market.

    5.18  Employee Withholding.  Buyer Parent shall prepare and furnish to the Continuing Employees Form W-2 which shall reflect all wages and compensation paid to Continuing Employees for that portion of the calendar year in which the Closing Date occurs during which the Continuing Employees were employed by Seller. Seller shall furnish to Buyer Parent the Forms W-4 and W-5 of each Continuing Employee. Buyer Parent shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties hereunder that the obligations of Buyer Parent and Seller under this Section 5.18 shall be carried out in accordance with Section 5 of Revenue Procedure 96-60.

    5.19  Form S-8.  To the extent not already registered, Buyer Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) for the shares of Buyer Parent common stock issuable with respect to the Buyer Options no later than thirty (30) days after the Closing Date to the extent the shares of Buyer Parent common stock issuable upon exercise of such options qualify for registration on Form S-8 and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

ARTICLE VI

CONDITIONS TO THE ACQUISITION

    6.1  Conditions to Obligations of Each Party to Effect the Acquisition.  The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

      (a)  Stockholder Approval.  This Agreement, the Acquisition and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Seller.

      (b)  No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

    6.2  Additional Conditions to the Obligations of the Buyer Parent and Buyer.  The obligations of Buyer Parent and Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer and Buyer Parent:

      (a)  Representations, Warranties and Covenants.  The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date which shall have been true and correct in all material respects as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Seller Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded) and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement in all material respects required to be performed and complied with by it as of the Closing Date.

      (b)  Certificate of the Seller.  Buyer Parent and Buyer shall have been provided with a certificate duly executed on behalf of Seller by its Chief Executive Officer, to the effect that, as of the Closing Date, the conditions set forth in Section 6.2(a) have been met and setting forth the aggregate dollar amount of Seller's Liabilities as of the Closing Date to the extent not otherwise set forth on the Seller Interim Balance Sheet.

      (c)  Claims.  There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Assets or financial condition of Seller.

      (d)  Third Party Consents.  Seller shall have delivered to Buyer the Third Party Consents and all consents and waivers to the assignment of Transferred Agreements such that Buyer and any Buyer designee shall be able to secure the benefits of such Transferred Agreements directly without the incurrence by Buyer and any Buyer designee of any Liability (other than future performance obligations under such Transferred Agreements existing on the Closing Date).

      (e)  Legal Opinion.  Buyer shall have received a legal opinion from legal counsel to Seller in the form attached hereto as Exhibit G dated as of the Closing Date.

      (f)  Instruments of Assignment.  Seller shall have delivered all bills of sale and instruments of assignment required by this Agreement.

      (g)  No Material Adverse Change.  There shall not have occurred any Material Adverse Effect.

      (h)  Acceptance of Employment.  The Founders and 75% of the Designated Employees shall have accepted employment with Buyer Parent with such employment effective as of the Closing Date.

      (i)  Issuance of Buyer Parent Common Stock.  Prior to the issuance of Buyer Parent's common stock in connection with the Acquisition:

        (1) Seller shall have executed and delivered to Buyer Parent an Investment Representation Agreement in the form attached hereto as Exhibit H and Buyer Parent shall be reasonably satisfied that Seller is an "accredited investor" (as such term is used in the Securities Act and the rules promulgated thereunder) or that issuance of the shares constituting the Purchase Price to Seller is exempt from registration under the Securities Act by reason of Section 4(2) thereof; and

        (2) Each holder of Seller's preferred stock who is a "U.S. Person" under Rule 902 of Regulation S promulgated under the Securities Act shall have executed and delivered to Buyer Parent an Investment Representation Agreement and substantially all of the holders of Seller's preferred stock who are not "U.S. Persons" under Rule 902 of Regulation S shall have executed and delivered to Buyer Parent an Investment Representation Agreement, provided that Seller shall deliver to Buyer Parent at the Closing a certificate certifying as to the non "U.S. Person" status of each such holder who does not deliver an executed Investor Representation Agreement, and Buyer Parent shall reasonably be satisfied that there are no more than a total of 35 holders of Seller's preferred stock who are "U.S. Persons" but not "accredited investors," and that each such holder who is not an "accredited investor" shall, either alone or through appropriate representation by a "purchaser representative" (as such terms used in the Securities Act and the rules promulgated thereunder), have such knowledge and experience in financial and business matters that such holder is capable of evaluating the merits and risks of the prospective investment in the Buyer Parent's common stock; provided that the execution and delivery of the Investment Representation Agreement, with reasonably acceptable answers thereon, shall be deemed to satisfy this condition; but provided further, that notwithstanding the above, in the event Buyer Parent has a reasonable belief that any relevant representation is materially untrue or contains a material misstatement of fact, Buyer Parent may demand additional reasonable evidence from such holder as to such holder's investor status or intent.

      (j)  Dissenters.  The holders of no more than 10% of any class or of all classes aggregated together of Seller capital stock shall have elected or be entitled to elect to exercise their rights to dissent from the Acquisition.

      (k)  Lien Release.  Buyer shall have received duly executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of counsel to Buyer, to release any and all Liens against the Assets.

      (l)  Founder Employment Agreements.  Each Founder shall have entered into the relevant Founder Employment Agreement and each such Founder Employment Agreement shall remain in full force and effect as of the Closing.

    6.3  Additional Conditions to Obligations of the Seller.  The obligations of the Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

      (a)  Representations, Warranties and Covenants.  The representations and warranties of Buyer Parent and Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date which shall have been true and correct in all material respects as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, (y) any update of or modification to the Buyer Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded) and Buyer Parent and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement in all material respects required to be performed and complied with by them as of the Closing Date.

      (b)  Certificate of Buyer and Buyer Parent.  The Seller shall have been provided with a certificate duly executed on behalf of the Buyer and Buyer Parent to the effect that, as of the Closing Date, the conditions set forth in Section 6.3(a) have been met.

      (c)  Claims.  There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby.

      (d)  Legal Opinion.  Seller shall have received a legal opinion from legal counsel to Buyer in the form attached hereto as Exhibit J dated as of the Closing Date.

      (e)  Instruments of Assumption.  Buyer Parent shall have delivered all instruments of assumption required by this Agreement.

      (f)  Founder Employment Agreements.  Buyer Parent shall have executed and delivered the Founder Employment Agreements.

      (g)  No Material Adverse Change.  There shall not have occurred any Buyer Material Adverse Effect.

      (h)  Issuance of Buyer Parent Common Stock.  Buyer shall have delivered one or more stock certificates representing the Delivered Shares.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

    7.1  Termination.  Except as provided in Section 7.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

      (a) by mutual written consent of Seller and Buyer;

      (b) by Buyer or Seller if: (i) the Closing has not occurred prior to December 30, 2001; (provided, a later date may be mutually agreed upon in writing by the parties hereto); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

      (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental or

  Regulatory Authority, which would: (i) prohibit Buyer's or its designee's ownership or operation of all or a portion of the Business or the Assets; (ii) compel Buyer or Buyer Parent to dispose of or hold separate all or a portion of the Business or the Assets or other businesses or assets of Buyer as a result of the Acquisition; or (i) prohibit Buyer's or its designee's ownership or operation of any portion of the Business.

      (d) by Buyer if it and Buyer Parent are not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded), covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within thirty (30) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

      (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded), covenant or agreement contained in this Agreement on the part of Buyer or Buyer Parent and such breach has not been cured within thirty (30) business days after written notice to Buyer or Buyer Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

      (f)  by Buyer if the required approval of the stockholders of Seller contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required votes or consents, as applicable, of the stockholders of Seller at any duly convened meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the Acquisition or, in any solicitation of stockholder written consents with respect to the Acquisition, within thirty (30) days after the record date established for determining the stockholders of the Seller entitled to consent;

      (g) by Buyer if either any Seller or any stockholder of Seller files any claim that would have the effect of restraining, enjoining, impeding or otherwise prohibiting Buyer's ability to consummate the Acquisition;

      (h) by Buyer if (i) the board of directors of Seller withdraws, modifies or changes its recommendation of this Agreement or the Acquisition in a manner adverse to Buyer or Buyer Parent, (ii) the board of directors shall have recommended to the stockholders of Seller a Competing Proposed Acquisition, (iii) Seller fails to comply with any provision of Section 4.2, (iv) a Competing Proposed Acquisition shall have been announced or otherwise become publicly known or known by the board of directors of Seller and the board of directors of Seller shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position or indicating its inability to take a position), or (B) failed to reconfirm its approval and recommendation of this Agreement and the Acquisition, in each case within two (2) business days thereafter, or (v) the board of directors of Seller, resolves to take any of the actions described above; or

    7.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3, 5.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties hereto contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  Termination Fees.  Subject to Section 7.2 and Section 8.3(g):

         (i) In the event that Buyer shall terminate this Agreement pursuant to Section 7.1(d) with respect to an intentional or willful breach of any representation or warranty or a breach of any covenant, or pursuant to Section 7.1(h), Seller shall promptly reimburse Buyer and Buyer Parent for all of the actual, documented, reasonable out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated thereby (including, without limitation, the fees and expenses of its outside advisors, outside accountants and outside legal counsel, but excluding any "success" fees or like fees of such parties).

        (ii) In the event that Seller shall terminate this Agreement pursuant to Section 7.1(e) with respect to an intentional or willful breach of any representation or warranty or a breach of any covenant, Buyer shall promptly reimburse Seller for all of the actual, documented and reasonable out-of-pocket costs and expenses incurred by Seller in connection with this Agreement and the transactions contemplated thereby (including without limitation the fees and expenses of its outside advisors, outside accountants and outside legal counsel, but excluding any "success" fees or like fees of such parties).

    7.4  Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto, provided that the signature of the Escrow Agent shall not be required unless Article VIII hereof is amended.

    7.5  Extension; Waiver.  At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, but only in a writing signed by a duly authorized representative of the parties: (i) extend the time for the performance of any of the obligations of the other party hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION; ESCROW PROVISIONS

    8.1  Survival of Representations and Warranties, Covenants and Agreements; Indemnification.

      (a) Notwithstanding any right of Buyer or Buyer Parent (whether or not exercised) to investigate Seller or a waiver by Buyer or Buyer Parent of any condition to Closing set forth in Article 6, Buyer and Buyer Parent shall have the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement or in any instrument delivered pursuant to this Agreement. All of the representations and warranties of Seller, Buyer Parent and Buyer contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until the first anniversary of the Closing Date. This Section 8.1 shall not limit any covenant or agreement of Seller, Buyer Parent or Buyer which by its terms contemplates performance after the Closing Date.

    8.2  Indemnification; Escrow Provisions.

      (a)  Establishment of the Escrow Fund.  As soon as reasonably practicable after the Closing Date, the Escrow Amount, without any act of Seller, will be deposited with the Escrow Agent, such deposit to constitute the "Escrow Fund" to be governed by the terms set forth herein.

      (b)  Indemnification; Recourse to the Escrow Fund.  Seller agrees to indemnify and hold harmless Buyer and Buyer Parent and their officers, directors, employees, agents, affiliates and associates (collectively, the "Buyer Indemnitees") against any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Buyer, Buyer Parent or any other Buyer Indemnitee, directly or indirectly, as a result of (i) any inaccuracy in or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty (it being understood that, for purposes of determining the accuracy of such representations and warranties any update of or modification to the Seller Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), covenant or agreement of Seller contained herein or in any instrument or agreement delivered by Seller pursuant to this Agreement, (ii) any Excluded Liability or Excluded Asset or (iii) any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement (notwithstanding the waiver in Section 5.10), (collectively, the "Indemnifiable Matters") provided, however, except as specified in clauses (w), (x), (y) and (z) below, Seller shall not be obligated pursuant to clause (i) of this sentence unless the aggregate Losses incurred or sustained exceed $50,000 (at which such time Seller shall be obligated for all Losses incurred or sustained). Buyer Parent and Seller each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the aggregate Purchase Price. Seller shall not have any liability to Buyer or Buyer Parent for Indemnifiable Matters under this Agreement of any sort whatsoever in excess of the Escrow Amount, except in the case of Losses (w) related to the Excluded Assets, (x) incurred pursuant to clause (iii) above, (y) resulting from a breach or violation of Article 1 or Sections 2.12, 2.33 or 5.15, and (z) in the event of fraud or willful misconduct by Seller. In any such case or event, Buyer and Buyer Parent shall have all remedies available at law or in equity (including for tort) with respect to such case. The Escrow Fund shall be available to compensate the Buyer Indemnitees for any and all Losses incurred or sustained by the Buyer Indemnitees, or any of them, directly or indirectly as a result of any Indemnifiable Matter.

      (c)  Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period.  Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate at 5:00 p.m., Pacific Time, on the first anniversary of the Closing Date (the "Escrow Period"); and all amounts remaining in the Escrow Fund shall be distributed upon termination of the Escrow Period as set forth in the last sentence of this Section 8.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Buyer, subject to the objection of Seller and the subsequent arbitration of the matter in the manner as provided in Section 8.2(g), to satisfy any unsatisfied claims under this Section 8.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Escrow Agent shall promptly deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims at the address set forth in Section 8.3 hereof (or at such other address for Seller as shall be later specified in accordance with provisions of Section 8.3 hereof.)

      (d)  Protection of Escrow Fund.

         (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (ii) Any shares of Buyer Parent common stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("New Shares") in respect of Buyer Parent common stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Buyer Parent common stock which have not been released from the Escrow Fund shall be added to the Escrow Fund. Cash dividends on Buyer Parent common stock distributed in respect of Buyer Parent common stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund.

        (iii) Seller shall have voting rights with respect to the shares of Buyer Parent common stock in the Escrow Fund (and on any voting securities added to the Escrow Fund in respect of such shares of Buyer Parent common stock).

      (e)  Claims Upon Escrow Fund.

         (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer or Buyer Parent (an "Officer's Certificate"): (A) stating that Buyer or Buyer Parent or another Buyer Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any Indefinable Matter, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the Indefinable Matter to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(f), deliver to Buyer out of the Escrow Fund, as promptly as practicable, an amount of Buyer Parent common stock held in the Escrow Fund equal to such Losses. Where the basis for a claim upon the Escrow Fund by the Buyer is that Buyer reasonably anticipates that it will pay or accrue Losses, no payment will be made from the Escrow Fund for such Losses unless and until such Losses are actually paid or accrued.

        (ii) For the purposes of determining the number of shares of Buyer Parent common stock to be delivered to Buyer out of the Escrow Fund as indemnity pursuant to Section 8.2 hereof, the shares of Buyer Parent common stock shall be valued at the Buyer Average Stock Price (as adjusted for any stock split, reverse stock split, stock dividend (including any dividend or general distribution of securities convertible into or exchangeable for Buyer Parent common stock), reorganization, recapitalization or other like change with respect to Buyer Parent common stock occurring after the date hereof).

      (f)  Objections to Claims.  At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 8.2(e) unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of funds from the Escrow Fund in accordance with Section 8.2(e), provided that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30 day period.

      (g)  Resolution of Conflicts; Arbitration.

         (i) In case Seller shall object in writing to any claim or claims made in any Officer's Certificate or other claims for indemnification hereunder, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute funds from the Escrow Fund in accordance with the terms thereof.

        (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by Buyer and one selected by Seller, and the two arbitrators selected by Buyer and Seller shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f), the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Santa Clara, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Buyer less than the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

      (h)  Third Party Claims.  In the event Buyer becomes aware of a third party claim (a "Third Party Claim") which Buyer reasonably expects may result in a demand against the Escrow Fund or other claim for indemnification hereunder, Buyer shall notify Seller of such claim and Seller shall be entitled, at its expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Buyer settles any Third Party Claim without Seller's consent (which consent shall not be unreasonably withheld or delayed), Buyer may not make a claim against the Escrow Fund or Seller with respect to the amount of Losses incurred by Buyer in such settlement. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article 8 to the amount of any claim by Buyer against the Escrow Fund with respect to the amount of Losses incurred by Buyer in such settlement.

      (i)  Escrow Agent's Duties.

        (i)  Limitation on Duties of Escrow Agent.  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and Seller, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

        (ii)  Compliance with Orders.  The Escrow Agent is hereby expressly authorized to comply with and obey orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

        (iii)  Limitations on Liability of Escrow Agent.  The Escrow Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

        (iv)  Good Faith of Escrow Agent.  In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

        (v)  Non-responsibility of Escrow Agent.  If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds in escrow and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

        (vi)  Indemnification of Escrow Agent.  Buyer and its successors and assigns agrees to indemnify and hold the Escrow Agent harmless against any and all Losses incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. In no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

        (vii)  Resignation of Escrow Agent.  The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

        (viii)  Merger.  Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

        (ix)  Specimen Signature.  The Escrow Agent may rely on the signatures contained herein as the specimen signatures of the parties, until changed in writing by a certificate to the Escrow Agent from the party so changing.

      (j)  Fees.  All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Each of Seller and Buyer agrees to pay one half of these sums upon demand.

    8.3  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Buyer Parent or Buyer, to:

    NeoMagic Corporation
    3250 Jay Street
    Santa Clara, CA 95054
    Attention: Chief Financial Officer
    Facsimile No.: (408) 654-6167
    Telephone No.: (408) 486-3879

        with a copy to:

    Wilson Sonsini Goodrich & Rosati
    650 Page Mill Road
    Palo Alto, CA 94304-1050
    Attention: Michael J. Danaher, Esq.
    Facsimile No.: (650) 493-6811
    Telephone No.: (650) 493-9300

      (b) if to Seller, to:

    LinkUp Systems Corporation
    3401 Leonard Court
    Santa Clara, CA 95054-2053
    Attn: Ravi Bhatnagar
    Facsimile No.: 988-3848
    Telephone No.: 988-1848

        with a copy to:

    Venture Law Group
    2775 Sand Hill Road
    Menlo Park, CA 94025
    Attn: Mark A. Medearis
    Facsimile No.: (650) 233-8386
    Telephone No.: (650) 854-4488

      (c) if to Escrow Agent:

    J.P. Morgan Trust Company, National Association
    Attn: Hank Helley
    101 California Street, Suite #3800
    San Francisco, CA 94111
    Facsimile No.: (415) 954-2371
    Telephone No.: (415) 954-2360
    e-mail: hank.helley@chase.com

ARTICLE IX

DEFINITIONS AND GENERAL PROVISIONS

    9.1  Definitions.  As used in this Agreement, the following defined terms shall have the meanings indicated below:

    "Actions or Proceedings" shall mean any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

    "Benefits Liabilities" shall mean any and all claims, debts, liabilities, commitments or obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under law, rule, regulation, permits, actions or proceedings before any Governmental or Regulatory Authority, order or consent decree or any award of any arbitrator of any kind relating to any Seller Plan, Seller International Employee Plan, Employment Agreement or otherwise to an Employee.

    "Books and Records" shall mean all files, documents, instruments, papers, books and records relating to the condition, results of operation or prospects of the Assets or the Business, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

    "Business" shall mean Seller's business of providing semiconductor and associated solutions for handheld devices, wireless phones and set-top boxes.

    "Buyer Average Stock Price" shall mean the average of the closing prices for a share of Buyer Parent's common stock as quoted on the Nasdaq Stock Market for the ten (10) trading days immediately preceding and ending on the trading day that is two (2) trading days prior to the Closing Date.

    "Buyer Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Buyer Parent and its subsidiaries, taken as a whole or any material adverse effect preventing, delaying, making illegal or otherwise interfering with the Acquisition; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Buyer Material Adverse Effect: (a) any change in the market price or trading volume of Buyer Parent's stock after the date hereof in and of itself; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which Buyer Parent participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Buyer Parent has material operations or sales; or (c) any adverse change, effect, event, occurrence, state of facts or development directly attributable to or arising from or relating to the public announcement of, pendency or consummation of the transactions contemplated hereby or compliance with the terms of, or the taking of any action required by, this Agreement.

    "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Contract" shall mean any agreement, joint venture agreement, partnership agreement, assignment, lease, sublease, license, sublicense, settlement agreement, consent decree, stipulation, promissory note, evidence of indebtedness, loan agreement, indenture, security agreement, loan document, insurance policy, or other contract or commitment (whether written or oral), including any amendments, supplements or other modifications thereto.

    "DOL" shall mean the United States Department of Labor.

    "Employee" shall mean any current, former or retired employee or consultant of Seller or any ERISA Affiliate.

    "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between any Seller or any ERISA Affiliate and any Employee relating, directly or indirectly, to such Employee's employment with Seller or any ERISA Affiliate.

    "Environmental Law" shall mean any federal, state, local or foreign environmental, health and safety or other Law relating to the use, distribution, generation, transportation, storage, treatment, recycling, registration, remediation, removal, release, disposal or emission of, or exposure of any person to Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

    "Environmental Permits" shall mean any approval, permit, registration, certification, license, clearance or consent required to be obtained from any private person or any Governmental or Regulatory Authority with respect to a Hazardous Materials Activities which is or was conducted by Seller.

    "ERISA Affiliate" shall mean any other person or entity under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

    "Exclusive Period" shall mean the period beginning on Closing Date and ending on the fifth anniversary of the Closing Date.

    "Founders" shall mean Ravi Bhatnagar and Ernest S. Lin.

    "GAAP" shall mean United States generally accepted accounting principals, consistently applied.

    "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

    "Hazardous Material" shall mean (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

    "Hazardous Materials Activity" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances.

    "Indebtedness" of any person shall mean all obligations of such person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services, (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other person.

    "Intellectual Property Rights" shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (collectively, "Patents"); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and Technology; (iii) all works of authorship, copyrights, copyright and mask work registrations and applications; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications; (vii) all databases and data collections (including knowledge databases, customer lists and customer databases); (viii) all rights in Software; (ix) all rights to Uniform Resource Locators, Web site addresses and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing or in any Technology; and (xi) any goodwill associated with any of the foregoing.

    "International Employee Plan" shall mean each formal or informal Employee Benefit Plan of any Seller, or any ERISA Affiliate, whether a Seller Plan by adoption by any Seller or any ERISA Affiliate or by imposition or application pursuant to applicable laws, rules and regulations of any Governmental or Regulatory Authority, with respect to which any Seller or ERISA Affiliate will or may have any Liability or Benefits Liabilities for the benefit of Employees who perform services outside the United States.

    "IRS" shall mean the United States Internal Revenue Service

    "Law" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, or any other country or territory, or domestic or foreign state, prefecture, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

    "Liabilities" shall mean all Indebtedness, obligations, duties and other liabilities of a person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

    "License" shall mean any Contract that grants a person the right to use or otherwise enjoy the benefits of any Intellectual Property Right (including any covenants not to sue with respect to any Intellectual Property Right).

    "Liens" shall mean any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

    "Loss(es)" shall mean any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

    "Material Adverse Effect" shall mean any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, operations, financial condition, results of operation, assets (including intangible assets) liabilities of Seller, or on Buyer's ability to own, use or operate the Assets or the Business in substantially the same manner as Seller owned, used or operated the Assets and the Business on the date hereof, or (ii) the ability of the Acquisition to be consummated in accordance with the terms of this Agreement; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Buyer Material Adverse Effect (i) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting the industries as a whole in which Seller participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where Seller has material operations or sales, (ii) any change resulting from the announcement or pendency of any of the Acquisition or (iii) any material change resulting solely from compliance by Sellers with the terms of, or the taking of any action explicitly required by, this Agreement.

    "Plan" shall mean (a) each of the "Employee benefit plans" (as such term is defined in Section 3(3) of ERISA, of which any of Seller, any Subsidiary, or any member of the same controlled group of businesses as Seller or any Subsidiary within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which Seller or any Subsidiary or any of their ERISA affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of Seller any Subsidiary or any of their ERISA affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

    "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding) prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority or any arbitrator or arbitration panel.

    "Products" means any product, software program or device, including the products listed on Schedule 10.1, (i) currently sold or licensed by Seller to third parties (including without limitation through distributors or resellers), (ii) sold or licensed by Seller to third parties within the last three (3) years, (iii) any product, software program or device currently under development by Seller and (iv) any product or service with respect to which any revenue is recognized in Seller's Financials statements, and all technical, design, development, installation, operation and maintenance information concerning any of the foregoing.

    "Retained Environmental Liabilities" shall mean any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any person with respect to: (i) the presence at any time of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Site ("Site Contamination"); (ii) the migration at any time of Site Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any Hazardous Materials Activity conducted on any Site ("Site Hazardous Materials Activities"); (iv) the exposure of any person to Site Contamination or to Hazardous Materials in the course of or as a consequence of any Site Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by Seller or its agents, Employees, predecessors in interest, contractors, invitees or licensees; and (vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing.

    "Seller Plan" shall mean any plan, program, policy, practice, contract, agreement, Employment Agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related award, fringe benefits or other Employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, without limitation, each "Employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by Seller, any ERISA Affiliate or any Subsidiary of Seller.

    "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by Seller, any predecessors of Seller, or any entities previously owned by Seller, including all soil, subsoil, surface waters and groundwater.

    "Software" means any and all computer software and code, including assemblers, firmware, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include source code listings and documentation.

    "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

    "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

    "Third Party Claim" has the meaning ascribed to it in Section 8.2.

    "Technology" means all technology, including all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, works of authorship, processes, devices, prototypes, schematics, netlists, mask works, test methodologies, hardware development tools, any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

    "Trademarks" means all trademarks, service marks, trade dress, logos, trade names, and corporate names, and all registrations and applications thereof, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

    9.2  Interpretation.  When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.3  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.4  Entire Agreement.  This Agreement and the Schedules and Exhibits hereto: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

    9.5  Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.6  Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    9.8  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.9  Service; Jurisdiction.  Each of the parties hereto agrees to: (i) the irrevocable designation of the Secretary of State of California as its agent upon whom process against it may be served, and (ii) personal jurisdiction in any action brought in any court, federal or state, within the State of California, City of Santa Clara, having subject matter jurisdiction over matters arising under this Agreement. All disputes arising out of or in connection with this Agreement shall be brought solely in federal or state court in the City of San Jose.

    9.10  Disclosure Schedules.  Disclosure of any fact or item in any Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other Disclosure Schedule and such relevance shall be clear on its face, be deemed to be disclosed with respect to that other

Disclosure Schedule whether or not any explicit cross-reference appears therein. Disclosure of any matter in the Disclosure Schedules shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedules shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

    9.11  No Third Party Beneficiaries.  Except with regard to Indemnified Parties pursuant to Article VIII, hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement express or implied, is intended to or shall confer any rights, benefits or remedies of any nature whatsoever upon any person other than the parties hereto and their respective successors and permitted assigns by reason of this Agreement.

    9.12  All Reasonable Efforts; Further Assurances.  Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, that, neither Buyer Parent nor Buyer shall be required to agree to any divestiture by Buyer or Buyer Parent or any of their subsidiaries or affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of their assets, properties and stock. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

    IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be duly executed and delivered as of the date first written above.

LINKUP SYSTEMS CORPORATION
By:
Name:
Title:
NEOMAGIC CORPORATION
By:
Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Name:
Title:
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

Exhibit A

VOTING AGREEMENT

    THIS VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of December  , 2001 by and among, NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer") and            , the undersigned stockholder ("Stockholder") of LinkUp Systems Corporation, a Delaware corporation ("Seller").

RECITALS

    A.  Concurrently with the delivery of this Voting Agreement, Buyer Parent, Buyer, and Seller will enter into an Asset Purchase Agreement (the "Asset Purchase Agreement"), providing for the acquisition by Buyer of certain assets and by Buyer Parent of certain liabilities of Seller (the "Acquisition"). Terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Asset Purchase Agreement.

    B.  Pursuant to the Acquisition, the assets and liabilities described in the Asset Purchase Agreement will be sold to Buyer and Buyer Parent, respectively, in exchange for the consideration and upon the terms and subject to the conditions set forth in the Asset Purchase Agreement.

    C.  Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of outstanding capital stock of Seller and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of Seller, all as set forth on the signature page of this Voting Agreement (collectively, the "Shares").

    D.  In consideration of the execution of the Asset Purchase Agreement by Buyer and Buyer Parent and the consummation of the transactions contemplated thereby, Stockholder desires to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of Seller acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and desires to vote the Shares and any other such shares of capital stock of Seller so as to facilitate the consummation of the Acquisition.

    E.  As an inducement and a condition to entering into the Asset Purchase Agreement, Buyer and Buyer Parent have required that Stockholder agree, and Stockholder has agreed, to enter into this Voting Agreement, including the Proxy (as defined in Section 3 below).

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  Agreement to Retain Shares.

      (a)  Transfer and Encumbrance.  Stockholder agrees that, at all times during the period beginning on the date hereof and ending on the Expiration Date (as defined below), Stockholder shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or any New Shares (as defined in Section 1(b) hereof), or discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Buyer or Buyer Parent, in each case without the prior written consent of Buyer or Buyer Parent. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that Buyer and Buyer Parent retain the right under the Proxy (as defined in Section 3 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Asset Purchase Agreement, or (ii) the termination of the Asset Purchase Agreement in accordance with the terms thereof.

      (b)  New Shares.  Stockholder agrees that any shares of capital stock of Seller that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in accordance with Rule 13d-3 under the Exchange Act) after the date of this Voting Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of Seller ("New Shares"), shall be subject to the terms and conditions of this Voting Agreement to the same extent as if they constituted Shares as of the date hereof.

    2.  Agreement to Vote Shares.  Until the Expiration Date, at every meeting of stockholders of Seller called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Seller with respect to any of the following, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares and any New Shares (to the extent such Shares and New Shares have voting rights) or shall sign a written consent in lieu of a meeting:

         (i) in favor of approval of the Acquisition, the execution and delivery by Seller of the Asset Purchase Agreement and the adoption and approval of the terms thereof, and in favor of each of the other actions contemplated by the Asset Purchase Agreement and the Proxy and any action in furtherance thereof;

        (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Acquisition and the transactions contemplated by the Asset Purchase Agreement;

        (iii) against any of the following actions (other than those actions that relate to the Acquisition): (A) any merger, consolidation, business combination, sale of assets (other than the Excluded Assets), reorganization or recapitalization of Seller or any subsidiary of Seller with any party, (B) any sale, lease or transfer of any significant part of the assets of Seller or any subsidiary of Seller, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Seller or any subsidiary of Seller that would become effective prior to the Expiration Date, (D) any material change in the capitalization of Seller or the corporate structure of Seller, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition; and

        (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of Seller or any subsidiary of Seller, any reclassification or recapitalization of the capital stock of Seller or any subsidiary of Seller, or any sale of assets, change of control, or acquisition of Seller or any subsidiary of Seller by any other person, or any consolidation or merger of Seller or any subsidiary of Seller with or into any other person, all as they relate to the Acquisition.

    Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2.

    3.  Irrevocable Proxy.  Subject to the terms hereof relating to the Expiration Date, concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver to Buyer and Buyer Parent an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares and New Shares of capital stock of Seller beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Stockholder.

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    4.  Representations, Warranties and Covenants of Stockholder.  Stockholder represents, warrants and covenants to Buyer and Buyer Parent as follows:

      (a) Stockholder is the only beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shares, with full power to vote or direct the voting of the Shares (to the extent such Shares have voting rights) for and on behalf of any and all beneficial owners of the Shares.

      (b) As of the date hereof, the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, other than rights of first refusal, rights of repurchase or co-sale rights.

      (c) Stockholder does not beneficially own any shares of capital stock of Seller, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Seller, other than the Shares.

      (d) Stockholder has full power and authority to make, enter into and carry out the terms of this Voting Agreement and the Proxy and any related agreements to which Stockholder is a party.

    5.  No Solicitation.  From and after the date of this Voting Agreement until the Expiration Date, Stockholder will not, nor will it authorize or permit any of its respective officers, directors, agents, representatives, affiliates, employees, consultants or any investment banker, attorney or other advisor retained by any of them to, directly or indirectly, (i) solicit, initiate, induce or encourage the making, submission or announcement of any Competing Proposed Acquisition, (ii) enter or participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to Seller or the Business, or take any other action to cooperate in any way with, or assist, participate in, facilitate or encourage any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Competing Proposed Acquisition, (iii) engage in discussions with any person with respect to any Competing Proposed Acquisition, (iv) approve, endorse or recommend any Competing Proposed Acquisition or (v) enter into any binding or non-binding letter of intent or similar document or any Contract, agreement or commitment contemplating or otherwise relating to any Competing Proposed Acquisition.

    6.  Public Disclosure.  Unless otherwise required by law, including the filing of any reports required under applicable securities laws, prior to the Expiration Date, no disclosure (whether or not in response to an inquiry) of the existence or the subject matter of this Voting Agreement, the Asset Purchase Agreement or any other agreement contemplated in connection herewith and therewith shall be made by any party hereto unless approved by Buyer and Seller prior to release.

    7.  Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Voting Agreement and the Asset Purchase Agreement and to consummate the Acquisition.

    8.  Consents and Waivers.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

    9.  Legending of Shares.  If so requested by Buyer or Buyer Parent, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy. Subject to the terms of Section 1 hereof, Stockholder agrees that Stockholder will not Transfer the Shares or any New Shares without first obtaining the written consent of Buyer, having the aforementioned legend affixed to the certificates representing the Shares or any New Shares, and obtaining the written agreement of any such transferee to be bound by this Voting Agreement.

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    10.  Miscellaneous.

      (a)  Severability.  If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      (b)  Binding Effect and Assignment.  This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties.

      (c)  Amendments and Modification.  This Voting Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

      (d)  Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Voting Agreement shall be effective unless in writing.

      (e)  Specific Performance; Injunctive Relief.  The parties acknowledge that Buyer and Buyer Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer and Buyer Parent upon any such violation, each of Buyer and Buyer Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to them at law or in equity.

      (f)  Notices.  All notices and other communications hereunder shall be in writing, and shall be deemed given (a) on the date of delivery if delivered personally, or (b) by facsimile, upon confirmation of receipt, (c) on the first business day following the date of dispatch by a recognized next-day courier service, or (d) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing to all the parties hereto:

         (i) if to Buyer or Buyer Parent, to:

      NeoMagic Corporation.
      3250 NeoMagic Street
      Santa Clara, CA 95054
      Attention: Stephen Lanza
      Facsimile No.: (408) 654-6167

      with a copy to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, California 94304
      Attention: Michael J. Danaher, Esq.
      Facsimile No.: (650) 493-6811

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        (ii) if to Seller, to:

      LinkUp Systems Corporation
      3401 LinkUp Court
      Santa Clara, CA 95054
      Attention: Ravi Bhatnagar
      Facsimile No.: (408) 988-3848

      with a copy to:

      Venture Law Group
      2775 Sand Hill Road
      Menlo Park, CA 94025
      Attention: Mark A. Medearis, Esq.
      Facsimile No.: (650) 233-8386

        (iii) If to Stockholder: To the address set forth on the signature page hereof.

      (g)  Governing Law.  This Voting Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles governing conflicts of laws.

      (h)  Entire Agreement.  This Voting Agreement, the Asset Purchase Agreement, and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

      (i)  Counterparts.  This Voting Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      (j)  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Voting Agreement.

5

    IN WITNESS WHEREOF, the undersigned have executed this Voting Agreement on the date first written above.

NEOMAGIC CORPORATION		STOCKHOLDER
By:	Name: Title:	(Signature)
(Print Name)
(Title, if an entity)
ACCELERATE ACQUISITION, INC.		(Print Address)
By:	Name: Title:	(Print Address)
(Print Telephone Number)
(Print Facsimile Number)
(Social Security or Tax I.D. Number)

Number of shares of LinkUp Systems Corporation capital stock beneficially owned by Stockholder on the date hereof:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Warrants to purchase shares of Series C Preferred Stock:

Options to purchase Common Stock:

State of Residence:

6

EXHIBIT A

IRREVOCABLE PROXY

    The undersigned stockholder ("Stockholder") of LinkUp Systems Corporation, a Delaware corporation ("Seller"), hereby irrevocably (to the fullest extent permitted by law) appoints the members of the boards of directors of NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer"), and each of them, his attorneys-in-fact, each with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so), including, without limitation, the right to enter into any written consent of stockholders, with respect to all of the shares of capital stock of Seller that now are or hereafter may be beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the undersigned, and any and all other shares or securities of Seller issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares"), in accordance with the terms of this Proxy.

    The Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the undersigned stockholder of Seller as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the share certificate(s) representing such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by each undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

    This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of December   , 2001, by and among Buyer Parent, Buyer and Stockholder (the "Voting Agreement"), and is granted in consideration of Buyer Parent and Buyer entering into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), by and among Buyer Parent, Buyer and Seller. The Asset Purchase Agreement provides for the acquisition by Buyer of certain assets and by Buyer Parent of certain liabilities of Seller in accordance with its terms (the "Acquisition"). Terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Asset Purchase Agreement.

    As used in this Irrevocable Proxy, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Asset Purchase Agreement, or (ii) the termination of the Asset Purchase Agreement in accordance with the terms thereof.

    The attorneys and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorneys and proxies to vote the Shares, and to exercise all voting and similar rights of the undersigned with respect to the Shares at every annual, special, adjourned or postponed meeting of stockholders of Seller:

      (i)  in favor of approval of the Acquisition, the execution and delivery by Seller of the Asset Purchase Agreement and the adoption and approval of the terms thereof, and in favor of each of the other actions contemplated by the Asset Purchase Agreement and the Proxy and any action in furtherance thereof;

      (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Acquisition and the transactions contemplated by the Asset Purchase Agreement;

      (iii) against any of the following actions (other than those actions that relate to the Acquisition): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Seller or any subsidiary of Seller with any party, (B) any sale, lease or transfer of any significant part of the assets of Seller or any subsidiary of Seller, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Seller or any subsidiary of Seller that would become effective prior to the Expiration Date, (D) any material change in the capitalization of Seller or the corporate structure of Seller, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition;

      (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of Seller or any subsidiary of Seller, any reclassification or recapitalization of the capital stock of Seller or any subsidiary of Seller, or any sale of assets, change of control, or acquisition of Seller or any subsidiary of Seller by any other person, or any consolidation or merger of Seller or any subsidiary of Seller with or into any other person, all as they relate to the Acquisition.

    The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii), (iii) or (iv) above. Stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

2

    This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: _____________________, 2001
STOCKHOLDER
Signature
Print Name

Address

Number of shares of LinkUp Systems Corporation capital stock beneficially owned by Stockholder on the date hereof:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Warrants to purchase shares of Series C

Preferred Stock:

Options to purchase Common Stock:

3

Exhibit B

ASSUMPTION OF LIABILITIES AGREEMENT

    ASSUMPTION OF LIABILITIES AGREEMENT, (this "Agreement") dated as of December  , 2001, is entered into by and between NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer") and LinkUp Systems Corporation, a Delaware corporation ("Seller"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings assigned to them in the Asset Purchase Agreement.

RECITALS

    WHEREAS, the parties have entered into that certain Asset Purchase Agreement, dated as of December  , 2001 (the "Asset Purchase Agreement"), which provides, among other things, for the sale, transfer and assignment of certain contracts and assets of the Seller;

    WHEREAS, by the Bill of Sale and General Assignment of Assets, dated December  , 2001, being executed and delivered by Seller to Buyer simultaneously herewith pursuant to the Asset Purchase Agreement (the "Bill of Sale"), Seller is selling, transferring, conveying, assigning and delivering the Assets in accordance with the terms and provisions of the Asset Purchase Agreement and the Bill of Sale;

    WHEREAS, by the Bill of Sale, Buyer, for itself and its successors and assigns, is purchasing the Acquired Assets; and

    WHEREAS, Buyer Parent desires to assume certain of the liabilities and obligations of Seller in accordance with the terms and provisions of the Asset Purchase Agreement and this Agreement.

AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Purchase Price and other consideration described in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

    1.  Assumption of Liabilities.  Pursuant to the Asset Purchase Agreement, Buyer Parent hereby undertakes to assume, pay, perform, satisfy and discharge the obligations of Seller constituting the Assumed Liabilities (as defined in the Asset Purchase Agreement). Notwithstanding anything to the contrary in this Agreement, the Asset Purchase Agreement or any agreements contemplated thereby, Seller shall retain, pay, perform, defend and discharge, and neither Buyer nor Buyer Parent shall assume any Liabilities, debts, commitments or obligations of any kind, character or description, whether direct or indirect, fixed or contingent, liquidated or unliquidated, known or unknown, of the Seller or its affiliates, whether related to the Assets or otherwise, other than the Assumed Liabilities. It is expressly understood and agreed that all Liabilities, debts, obligations and commitments other than the Assumed Liabilities shall remain the sole obligations, debts, commitments or Liabilities of Seller or the affiliate of the Seller responsible for such Liabilities, debts, obligations or commitments, and their respective successors and assigns. The assumption by Buyer Parent of an obligation of the Seller shall not be construed to defeat, impair or limit, in any way, any rights or remedies of Buyer Parent to contest or dispute in good faith the validity or amount thereof.

    2.  Defenses, Setoffs and Counterclaims.  Nothing herein shall be deemed to deprive Buyer Parent of any defenses, setoffs or counterclaims which any Seller may have had or which Buyer shall have with respect to any of the Assumed Liabilities (the "Defenses and Claims"). Seller hereby transfers, conveys and assigns to Buyer Parent all Defenses and Claims, and agrees to the extent reasonably requested by Buyer Parent, to assist Buyer Parent in maintaining, securing, perfecting, contesting and enforcing such Defenses and Claims.

    3.  General.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the state of California without giving effect to principles governing conflicts of laws.

      (b) This Agreement, and the covenants and agreements herein contained, shall be enforceable against, binding upon and inure to the benefit of the successors and assigns of Seller, Buyer Parent and Buyer.

      (c) This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.

      (d) Nothing in this Agreement will, or will be deemed to, modify or otherwise affect any provisions of the Asset Purchase Agreement or affect the rights of the parties under the Asset Purchase Agreement. This Agreement shall be construed and interpreted in accordance with the Asset Purchase Agreement and, in the event of any conflict between the Asset Purchase Agreement and this Agreement, the provisions of the Asset Purchase Agreement shall govern and control.

      (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one original instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

    IN WITNESS WHEREOF, each of NeoMagic Corporation, Accelerate Acquisition, Inc., and LinkUp Systems Corporation have caused this Agreement to be duly executed in its name by its duly authorized officer to be effective as of the date first written above.

NEOMAGIC CORPORATION
By:
Printed Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Printed Name:
Title:
LINKUP SYSTEMS CORPORATION
By:
Printed Name:
Title:

[ASSUMPTION OF LIABILITIES AGREEMENT]

3

Exhibit C

BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS

    LinkUp Systems Corporation, a Delaware corporation ("Seller"), pursuant to that certain Asset Purchase Agreement dated as of December  , 2001 (the "Asset Purchase Agreement"), by and between NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer"), and Seller for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, its designees, successors and assigns, all right, title and interest in and to the Assets as defined in the Asset Purchase Agreement, free and clear of all encumbrances.

    TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto Buyer, its designees, successors and assigns forever, to it and for their own use and benefit.

    Seller, for itself and its successors and assigns, does hereby covenant with Buyer, its designees, successors and assigns, that, in order to more effectively convey, transfer, assign, vest, perfect or confirm in Buyer its designees, successors and assigns, all and singular, the Assets, Seller and its successors and assigns will, on or after the date hereof and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, bills of sale, transfers, consents, assurances, releases, assignments and conveyances (including, but not limited to, assignments to be filed with the United States and foreign patent, copyright and trademark offices), powers of attorney, conveying and confirming unto Buyer, its designees, successors and assigns, all and singular, the Assets hereby granted, sold, assigned, transferred, conveyed and delivered as Buyer, its designees, successors or assigns, shall reasonably require.

    This Bill of Sale and General Assignment of Assets may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

    All of the provisions of this Bill of Sale and General Assignment of Assets shall be subject to and governed by the terms and conditions of the Asset Purchase Agreement.

    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of NeoMagic Corporation, Accelerate Acquisition, Inc. and LinkUp Systems Corporation have caused this Bill of Sale and General Assignment of Assets to be signed in its name by its duly authorized officer to be effective as of the  day of December 2001.

NEOMAGIC CORPORATION
By:
Printed Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Printed Name:
Title:
LINKUP SYSTEMS CORPORATION
By:
Printed Name:
Title:

[BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS]

2

Exhibit D

ASSIGNMENT OF COPYRIGHTS

    This ASSIGNMENT OF COPYRIGHTS (this "Assignment of Copyrights"), dated as of December  , 2001, is entered into by and between NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer"), and LinkUp Systems Corporation, a Delaware corporation ("Seller").

    This Assignment of Copyrights is entered into pursuant to Section 1.5 of the Asset Purchase Agreement dated as of December  , 2001, (the "Asset Purchase Agreement"), by and between Buyer Parent, Buyer and Seller.

    Pursuant to the Asset Purchase Agreement, Seller agreed, among other things, to transfer to Buyer all of Seller's right, title and interest in and to the Assets (as defined therein), in exchange for the payment by Buyer of the Purchase Price (as defined therein) and the assumption by Buyer Parent of the Assumed Liabilities (as defined therein), in each case on the terms and subject to the conditions provided in the Asset Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the same meanings assigned to them in the Asset Purchase Agreement.

    1.  Assignment of Copyrights by Seller.  Seller hereby irrevocably and formally grants, bargains, sells, transfers, conveys, assigns and delivers to Buyer, its designees, successors and assigns, all right, title and interest in and to any works of authorship (including the copyright interests therein) owned by Seller throughout the world, whether or not such copyrights are registered with the United States Copyright Office or other comparable governmental authority of any foreign jurisdiction (including, without limitation, those copyrights set forth on Exhibit A hereto) (the "Assigned Copyrights") and any and all registrations and applications for registration thereof (including, without limitation, the registrations and applications set forth on Exhibit A hereto), free and clear of all encumbrances, together with all causes of action and other rights to sue for and remedies against past, present and future infringements of any of the foregoing, together with the right to collect damages therefore, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof, to have and to hold the same unto Buyer, its designees, successors and assigns, for and during the existence of the rights and all renewals thereof.

    2.  Further Assurances.  Seller hereby covenants and agrees that from time to time and without demanding any further consideration therefor, Seller, upon request of Buyer or Buyer Parent, shall, and shall cause each of its affiliates to, execute and deliver such instruments and documents, and take such further actions, as Buyer or Buyer Parent reasonably may request in order to sell, convey, transfer and assign to Buyer, its designees, successors and assigns, or to record Buyer's, its designees', successors' and assigns', interest in or title to, any of the Assigned Copyrights, provided that Buyer shall pay all legal fees for drafting any necessary documents and associated filing costs that arise in connection therewith after the Closing Date.

    3.  Power of Attorney.  Seller hereby constitutes and appoints Buyer as Seller's true and lawful attorney in fact, with full power of substitution in Seller's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in Buyer, its designees, successors and assigns, or to protect the same or to enforce any claim or right of any kind with respect thereto. Seller hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

    4.  Successors and Assigns.  This Assignment of Copyrights shall be enforceable against the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer.

    5.  Governing Law.  This Assignment of Copyrights shall be governed by and construed in accordance with the laws of the United States, in respect to copyright issues and in all other respects, including as to validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Assignment of Copyrights has been duly executed and delivered as of the date first written above.

NEOMAGIC CORPORATION
By:
Printed Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Printed Name:
Title:
LINKUP SYSTEMS CORPORATION
By:
Printed Name:
Title:

[ASSIGNMENT OF COPYRIGHTS]

2

ACKNOWLEDGMENT—LINKUP SYSTEMS CORPORATION

STATE OF CALIFORNIA	)
) SS:
COUNTY OF SAN FRANCISCO	)

    I,                  , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                  , appeared before me this day in person, and acknowledged that he executed and delivered the Instrument of Assignment of Copyrights above as his free and voluntary act and in his representative capacity for LinkUp Systems Corporation, a Delaware corporation, acting in its representative capacity as the                of LinkUp Systems Corporation, a Delaware corporation, for the uses and purposes herein set forth.

    IN WITNESS WHEREOF, I have hereunto my hand and notarial seal this      day of December 2001.

Notary Public
My Commission Expires:________________________

EXHIBIT A

    All copyrights owned by Seller, including, without limitation, Seller's copyrights with respect to the following software:

L7200OAL	L7200 OEM Adaptation Layer	System Software for Windows CE 3.0 for L72XX SOC Products
L7200API	L7200 Application Program Interface	Function Calls and Routines for L7200 SOC Peripheral Controllers to be used in software driver development

Exhibit E

ASSIGNMENT OF PATENTS

    This ASSIGNMENT OF PATENTS (this "Assignment of Patents"), dated as of December   , 2001, is entered into by and between NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer"), and LinkUp Systems Corporation, a Delaware corporation ("Seller").

    This Assignment of Patents is entered into pursuant to Section 1.5 of the Asset Purchase Agreement dated as of December  , 2001, (the "Asset Purchase Agreement"), by and among Buyer Parent, Buyer and Seller.

    Pursuant to the Asset Purchase Agreement, Seller agreed, among other things, to transfer to Buyer all of Seller's right, title and interest in and to the Assets (as defined therein), in exchange for the payment by Buyer of the Purchase Price (as defined therein) and the assumption by Buyer Parent of the Assumed Liabilities (as defined therein), in each case on the terms and subject to the conditions provided in the Asset Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the same meanings assigned to them in the Asset Purchase Agreement.

    1.  Assignment of Patents by Seller.  Seller hereby irrevocably and formally grants, bargains, sells, transfers, conveys, assigns and delivers to Buyer, its designees, successors and assigns, all right, title and interest in and to the patents, patent applications and provisional applications owned by Seller throughout the world, together with any and all rights of Seller associated with inventions claimed therein and/or with the applications and patents, whether or not such patents are registered with the United States Patent and Trademark Office or other comparable governmental authority of any foreign jurisdiction (including, without limitation, those patents and applications set forth on Exhibit A hereto) (the "Assigned Patents"), free and clear of all encumbrances, together with all causes of action and other rights to sue for and remedies against past, present and future infringements of any of the foregoing, together with the right to collect damages therefore, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof, to have and to hold the same unto Buyer, its designees, successors and assigns, for and during the existence of such rights and all renewals thereof.

    2.  Further Assurances.  Seller hereby covenants and agrees that from time to time and without demanding any further consideration therefor, Seller, upon request of Buyer or Buyer Parent, shall, and shall cause each of its affiliates to execute and deliver such instruments and documents, and take such further actions, as Buyer or Buyer Parent reasonably may request in order to sell, convey, transfer and assign to Buyer, its designees, successors and assigns, or to record Buyer's, its designees', successors' and assigns', interest in or title to, any of the Assigned Patents, provided that Buyer shall pay all legal fees for drafting any necessary documents and associated filing costs that arise in connection therewith after the Closing Date.

    3.  Power of Attorney.  Seller hereby constitutes and appoints Buyer as Seller's true and lawful attorney in fact, with full power of substitution in Seller's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in Buyer, its designees, successors and assigns, or to protect the same or to enforce any claim or right of any kind with respect thereto. Seller hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

    4.  Successors and Assigns.  This Assignment of Patents shall be enforceable against the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer.

    5.  Governing Law.  This Assignment of Patents shall be governed by and construed in accordance with the laws of the United States, in respect to patent issues and in all other respects, including as to validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Assignment of Patents has been duly executed and delivered as of the date first written above.

NEOMAGIC CORPORATION
By:
Printed Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Printed Name:
Title:
LINKUP SYSTEMS CORPORATION
By:
Printed Name:
Title:

    [ASSIGNMENT OF PATENTS]

2

ACKNOWLEDGMENT—LINKUP SYSTEMS CORPORATION

STATE OF CALIFORNIA	)
) SS:
COUNTY OF SAN FRANCISCO	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that            , appeared before me this day in person, and acknowledged that he executed and delivered the Instrument of Assignment of Patents above as his free and voluntary act and in his representative capacity for LinkUp Systems Corporation, a Delaware corporation, acting in its representative capacity as the            of LinkUp Systems Corporation, a Delaware corporation, for the uses and purposes herein set forth.

    IN WITNESS WHEREOF, I have hereunto my hand and notarial seal this      day of December 2001.

Notary Public
My Commission Expires:

EXHIBIT A

LinkUp Systems Patents Issued and Pending Applications.

      U.S. Patent Application 09/270,312
      System and Method for Dynamic Clock Generation
      Filed: 3/16/99
      Inventors: Edmund Cheung and Otto Sponring

      U.S. Patent Application 09/296,199
      Hardware Portrait Mode Support
      Filed: 4/21/99
      Inventor: Takatoshi Ishii

      U.S. Patent Application 09/343,419
      Display Controller Supporting Multiple Display Modes
      Filed: 6/30/99
      Inventor: Takatoshi Ishii

      U.S. Patent Application 09/654,111
      Power Conservation Mode for an LCD Display
      Filed: 8/31/00
      Inventor: Takatoshi Ishii

      U.S. Patent Application 09/721,354
      Partial Driving of an Active Matrix LCD Panel
      Filed: 11/21/00
      Inventor: Takatoshi Ishii

      U.S. Patent Application 09/776,302
      Gray Shading Video Subsystem
      Filed: 2/1/01
      Inventor: Takatoshi Ishii

Exhibit F

ASSIGNMENT OF TRADEMARKS

    This ASSIGNMENT OF TRADEMARKS (this "Assignment of Trademarks"), dated as of December  , 2001, is entered into by and between NeoMagic Corporation, a Delaware corporation ("Buyer Parent"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of Buyer Parent ("Buyer"), and LinkUp Systems Corporation, a Delaware corporation ("Seller").

    This Assignment of Trademarks is entered into pursuant to Section 1.5 of the Asset Purchase Agreement dated as of December  , 2001, (the "Asset Purchase Agreement"), by and between Buyer Parent, Buyer and Seller.

    Pursuant to the Asset Purchase Agreement, Seller agreed, among other things, to transfer to Buyer all of Seller's right, title and interest in and to the Assets (as defined therein) (including, without limitation, those trademarks, registrations and applications set forth on Exhibit A hereto), in exchange for the payment by Buyer of the Purchase Price (as defined therein) and the assumption by Buyer Parent of the Assumed Liabilities (as defined therein), in each case on the terms and subject to the conditions provided in the Asset Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the same meanings assigned to them in the Asset Purchase Agreement.

    1.  Assignment of Trademarks by Seller.  Seller hereby irrevocably and formally grants, bargains, sells, transfers, conveys, assigns, sets over and delivers to Buyer, its designees, successors and assigns, all right, title and interest in and to any trademarks, service marks and any other marks or tradenames owned by Seller throughout the world, together with the goodwill of Seller appurtenant thereto, whether or not such marks or tradenames are registered with the United States Patent and Trademark Office or other comparable governmental authority of any foreign jurisdiction (including, without limitation, those trademarks set forth in Exhibit A, hereto (the "Assigned Marks")), and any and all registrations and applications for registration thereof (including, without limitation, the registrations and applications set forth on Exhibit A hereto), free and clear of all encumbrances, together with all causes of action and other rights to sue for and remedies against past, present and future infringements of any of the foregoing, together with the right to collect damages therefore, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof, to have and to hold the same unto Buyer, its designees, successors and assigns, for and during the existence of such rights and all renewals thereof.

    2.  Further Assurances.  Seller hereby covenants and agrees that from time to time and without further consideration therefor, Seller, upon request of Buyer or Buyer Parent, shall, and shall cause each of its affiliates to, execute and deliver such instruments and documents, and take such further actions, as Buyer or Buyer Parent reasonably may request in order to sell, convey, transfer and assign to Buyer, its designees, successors and assigns, or to record (provided that Buyer shall pay all legal fees for drafting any necessary documents and associated filing costs that arise in

    3.  connection therewith after the Closing Date) Buyer's, its designees', successors' and assigns', interest in or title to, any of the Assigned Marks.

    4.  Power of Attorney.  Seller hereby constitutes and appoints Buyer as Seller's true and lawful attorney in fact, with full power of substitution in Seller's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in Buyer, its designees, successors and assigns, or to protect the same or to enforce any claim or right of any kind with respect thereto. Seller hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

    5.  Successors and Assigns.  This Assignment of Trademarks shall be enforceable against the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer.

    6.  Governing Law.  This Assignment of Trademarks shall be governed by and construed in accordance with the laws of the United States, in respect to trademark issues and in all other respects,

including as to validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.

    [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

    IN WITNESS WHEREOF, this Assignment of Trademarks has been duly executed and delivered as of the date first written above.

NEOMAGIC CORPORATION
By:
Printed Name:
Title:
ACCELERATE ACQUISITION, INC.
By:
Printed Name:
Title:
LINKUP SYSTEMS CORPORATION
By:
Printed Name:
Title:

    [ASSIGNMENT OF TRADEMARKS]

3

ACKNOWLEDGMENT—LINKUP CORPORATION

STATE OF CALIFORNIA	)
) SS:
COUNTY OF SAN FRANCISCO	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that            , appeared before me this day in person, and acknowledged that he executed and delivered the Instrument of Assignment of Trademarks above as his free and voluntary act and in his representative capacity for LinkUp Systems Corporation, a Delaware corporation, acting in its representative capacity as the            of LinkUp Systems Corporation, a Delaware corporation, for the uses and purposes herein set forth.

    IN WITNESS WHEREOF, I have hereunto my hand and notarial seal this      day of December 2001.

Notary Public
My Commission Expires:

EXHIBIT A

U.S. Trademarks

    All trademarks, trade names and service marks owned by Seller, including, without limitation, the following:

  LinkUp Systems Corporation
  L7200
  L7205
  L7210
  L1110
  L1121
  L7200SDB
  L7200API
  L7200OAL

Exhibit G

[VLG Letterhead]

NeoMagic Corporation
3250 Jay Street
Santa Clara, CA 95054

December  , 2001

    Re:  Asset Purchase Agreement

Ladies and Gentlemen:

    We have acted as counsel to LinkUp Systems Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery of the Asset Purchase Agreement (the "Agreement") entered into as of December  , 2001, by and among NeoMagic Corporation ("NeoMagic"), Accelerate Acquisition, Inc., a Delaware corporation and a subsidiary of NeoMagic ("Buyer"), the Company and, with respect to Article VIII of the Agreement only, J.P. Morgan Trust Company, National Association. This opinion letter is delivered to you pursuant to Section 6.2 of the Agreement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings given to them in the Agreement.

    In rendering the opinion expressed below, we have examined executed originals or copies of the following documents:

    (a) the Agreement;

    (b) the Bill of Sale;

    (c) the Assumption Agreement;

    (d) the Assignment of Copyrights dated December  , 2001, between NeoMagic and the Company;

    (e) the Assignment of Patents dated December  , 2001, between NeoMagic and the Company;

    (f)  the Assignment of Trademarks dated December  , 2001, between NeoMagic and the Company;

    (g) the Voting Agreement;

    (h) the Investment Representation Agreement;

    (i)  the Founder Employment Agreements; and

    (j)  the Certificate of Incorporation and Bylaws of the Company, as amended to date.

    The documents identified in paragraphs (a) through (f) above are referred to collectively as the "Transaction Documents" and individually as a "Transaction Document."

    In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Agreement and a certificate given for purposes of this Opinion (the "Opinion Certificate") of Ravinder Bhatnagar and Ernest Lin and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings, which we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

    In making our examination of documents executed by entities other than the Company, we have further assumed (i) that each such entity had the power to enter into and perform all of its obligations thereunder, (ii) the due authorization by each such entity of all requisite actions, (iii) the due execution and delivery of such documents by each such entity, (iv) the enforceability and binding nature of the obligations of such entities under such documents, and (v) that there are no facts or circumstances relating to such entities that might prevent the Purchasers from enforcing any of the rights to which this opinion relates. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents, or Contractual Obligations (as defined below) that would modify or interpret the terms of the Transaction Documents or Contractual Obligations (as defined below) or the respective rights or obligations of the parties thereunder.

    As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact refers to the current actual knowledge of attorneys within the firm principally responsible for handling current matters for the Company. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company or the rendering of the opinions set forth below.

    Where statements in this opinion are qualified by the term "material" or "materially," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company or its business, assets, prospects, results of operations or financial condition that are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters. Such opinions and judgments are not known to us to be incorrect.

    We express no opinion as to matters governed by any laws other than the laws of the State of California, the corporate law of the State of Delaware and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents or the transactions contemplated thereby.

    In rendering the opinion set forth in paragraph (a) below as to the good standing of the Company and as to its qualification to do business in California we have relied exclusively on certificates of public officials.

    In rendering the opinion in paragraph (d) below, the term "Contractual Obligations" shall mean only those contracts to which the Company is a party and which are expressly identified on Exhibit A hereto. We have further assumed that the governing law (exclusive of California laws relating to conflicts of laws) of each such Contractual Obligation is California. We have not, however, reviewed the covenants in the Contractual Obligations that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto. We also do not express any opinion on parol evidence bearing on interpretation or construction of such Contractual Obligations, or on any oral modifications to such Contractual Obligations made by the parties thereto.

    In rendering the opinion in paragraph (d) relating to violations of federal, California or Delaware corporate laws, rules or regulations applicable to the Company, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Transaction Documents. We express no opinion with respect to any federal or state statute, rule or regulation relating to any patent, copyright, trademark or trade name matter.

    In rendering the opinion expressed in paragraph (e) below, please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors, nor have we undertaken any further inquiry whatsoever.

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    In addition to the foregoing, the opinions expressed below are specifically subject to the following limitations, exceptions, qualifications and assumptions:

       (i) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination.

      (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Transaction Documents, and by the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

      (iii) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

      (iv) We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      (v) We express no opinion as to the enforceability of provisions of the Transaction Documents expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law where such waivers are against public policy.

      (vi) We express no opinion as to the enforceability of any provision of any Transaction Document purporting to (a) waive rights to trial by jury, service of process or objections to the laying of venue or to forum in connection with any litigation arising out of or pertaining to the Transaction Documents, (b) exclude conflict of law principles under California law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents, (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Transaction Documents, (e) establish evidentiary standards or make determinations conclusive, or (f) provide for arbitration of disputes.

     (vii) We express no opinion as to the effect of judicial decisions, which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents.

     (viii) We express no opinion as to the enforceability of any provisions of the Transaction Documents providing that (a) rights or remedies are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of any Transaction Document or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Transaction Documents will not operate as a waiver of any such right or remedy.

      (ix) We express no opinion as to the enforceability of the indemnification or arbitration provisions of the Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

      (x) We note that a requirement that provisions of the Transaction Documents may only be waived in writing may not be binding or enforceable if an oral agreement has been created

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  modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

      (xi) We express no opinion as to the enforceability of any provisions in the Transaction Documents concerning the voting of the Company's capital stock, including without limitation those provisions set forth in the Voting Agreements.

     (xii) We express no opinion as to whether the members of the Company's Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents.

     (xiii) We have assumed that the actions of the Company and its officers, directors and stockholders comply with the provisions of Section 144 of the General Corporation Law of the State of Delaware.

    Based upon and subject to the foregoing and except as set forth in the Agreement or the Seller Disclosure Schedule, we are of the opinion that:

    (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as it is presently conducted. The Company is qualified to do business as a foreign corporation in the State of California.

    (b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

    (c) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the obligations under the Transaction Documents by the Company has been taken.

    (d) The execution, delivery and performance of the Transaction Documents have not resulted and will not result in (i) a violation of the Company's Certificate of Incorporation or Bylaws, (ii) a violation of any statute, rule or regulation of federal, Delaware corporate or California law applicable to the Company, (iii) a violation of any judgment or order specifically identified on the Schedule of Exceptions, if any, or (iv) a default by the Company under any Contractual Obligation.

    (e) To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company that (i) questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company.

    (f)  No consent, approval or authorization of or designation, declaration or filing with, any federal, Delaware corporate or California state governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents.

    (g) The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company. The Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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    This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,
VENTURE LAW GROUP A Professional Corporation

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Schedule A

CONTRACTUAL OBLIGATIONS

1.	ARM Limited—Technology License Agreement dated May 19, 1999, as amended
2.	Symbian Ltd.—EPOC Software Confidentiality & Development Agreement dated September 10, 1999
3.	PacketVideo Corporation—PacketVideo-LinkUp Systems Agreement dated April 2, 2001
4.	Phoenix Technologies Ltd.—Technology License Agreement dated June 30, 1998
5.	Premier Technical Sales, Inc.—Sales Representative Agreement dated October 1, 1998
6.	EDOM Technology Co., Ltd.—Sales Representative Agreement dated July 1, 2001
7.	Silicon Alliance International Corporation—Sales Representative Agreement dated July 1, 2001
8.	Silicon Media Inc.—Sales Representative Agreement dated May 1, 2001
9.	ValueTech Ltd.—Sales Representative Agreement dated June 1, 2001
10.	C-TEC Electronics Vertriebs GmbH—Sales Representative Agreement dated October 1, 2000
11.	Acetronix—Sales Representative Agreement dated April 30, 1998
12.	REC Electronics—Sales Representative Agreement dated September 1, 2000
13.	Rep'tronic—Sales Representative Agreement dated May 1, 2000
14.	Phoenix Technologies Ltd.—Sales Representative Agreement dated October 15, 2000
15.	VoraxRD.com—Source Code License Agreement—February 7, 2001
16.	Quanta Computer, Inc.—Source Code Development License Agreement—January 8, 2001
17.	Silicon Media Inc.—Technology License Agreement dated May 25, 2000
18.	Sony Corporation—Memory Stick—Player/Recorder IC Agreement, dated July 17, 2000
19.	Microsoft Corporation—Master License Agreement for Beta Software at Microsoft dated August 16, 2001
20.	Microsoft Windows Embedded Partner Program Agreement dated November 17, 2000
21.	Microsoft Corporation—Windows CE Evaluation Agreement dated July 23, 1999
22.	Phoenix Technologies Ltd.—Technology License Agreement dated June 30, 1998

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Exhibit H

INVESTMENT REPRESENTATION AGREEMENT FOR U.S. PERSONS

    I, the undersigned [on behalf][creditor] [stockholder] of LinkUp Systems Corporation, a Delaware corporation ("LinkUp"), understand that NeoMagic Corporation ("NeoMagic") will depend on my answers below, which are complete and accurate in determining whether it can rely on a private placement exemption from federal securities laws in acquiring certain assets of LinkUp in exchange for shares of its common stock pursuant to the terms of the Asset Purchase Agreement dated as of December  , 2001 by and among NeoMagic, Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of NeoMagic ("Accelerate"), LinkUp, and with respect to Article VIII only, J.P. Morgan Trust Company, National Association, (the "Agreement"), (the "Acquisition").

I AM A "U.S. PERSON."

    This means that I satisfy the description checked below:

    / /  A natural person resident in the United States.

    / /  A partnership or corporation organized or incorporated under the laws of the United States.

    / /  An estate of which any executor or administrator is a U.S. Person.

    / /  A trust of which any trustee is a U.S. Person.

    / /  An agency or branch of a foreign entity located in the United States.

    / /  A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

    / /  A discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States.

    / /  A partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

    / /  I HAVE CHECKED THIS BOX IF I AM AN "ACCREDITED INVESTOR"

    I.  This means I have the net assets or income checked below:

    / /  My individual net worth, or my joint net worth with my spouse, exceeds $1,000,000. I have included the value of my vested LinkUp stock and options in estimating this number.

    / /  My individual income exceeded $200,000 in each of the last two years, or my joint income with my spouse exceeded $300,000 in each of the last two years. In addition, I reasonably expect to reach the same income level this year.

    II.  Or, this means I am not an individual and I meet the requirements checked below:

    / /  I am an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

    / /  I am a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person.

    / /  I am an entity in which all of the equity owners are accredited investors.

    FILL OUT THE NEXT SECTION ONLY IF YOU ARE NOT AN "ACCREDITED INVESTOR" (I have not checked any of the boxes above).

    / /  I BELIEVE I AM A "SOPHISTICATED INVESTOR." This means that I have sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of voting for the sale of certain assets of LinkUp for NeoMagic Common Stock pursuant to the Agreement.

    FILL OUT THIS SECTION IF YOU ARE NOT AN "ACCREDITED INVESTOR" OR A "SOPHISTICATED INVESTOR" (I have not checked any of the boxes above).

    / /  I have appointed Ravi Bhatnagar and Ernest S. Lin, as my "Purchaser Representatives" to advise me concerning this investment decision. I will ask my representative all the questions I need answered before I make an investment decision. Together with my Purchaser Representative, I have sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of voting for the sale of certain assets of LinkUp for NeoMagic Common Stock pursuant to the Agreement.

I hereby represent and warrant that the statements set forth on Attachment A are true and correct as of the date hereof and will be true in the event and at the time of any dissolution of LinkUp.

Signature
Printed Name (and Title, if applicable)
Date

[SIGNATURE PAGE TO U.S. PERSON INVESTOR REPRESENTATION AGREEMENT]

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ATTACHMENT A FOR U.S. PERSONS

    I am writing [, as a stockholder of LinkUp Systems Corporation, a Delaware corporation ("LinkUp"),] to enable you to determine whether you can issue shares of common stock of NeoMagic Corporation, a Delaware corporation ("NeoMagic") (the "NeoMagic Common Stock") to [me as a creditor of] LinkUp under a "private placement" exemption from the federal securities laws [given that LinkUp may subsequently dissolve and distribute such shares to its stockholders].

    I represent and warrant that [LinkUp] [in the event and at the time of any dissolution of LinkUp]:

    (1) [I] will acquire the shares of NeoMagic Common Stock for investment for [its] [my] own account, not as a nominee or agent, and not with a view to resell or distribute any part thereof [other than in connection with the potential dissolution and liquidation of LinkUp]. [LinkUp has] [I will have] no intention of selling, granting any participation in, or otherwise distributing the same [other than in connection with the potential dissolution and liquidation of LinkUp]. [LinkUp does] [I will] not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of NeoMagic Common Stock [other than in connection with the potential dissolution and liquidation of LinkUp].

    (2)  Disclosure of Information.  [LinkUp has] [I will have] received all the information [LinkUp considers] [I consider] necessary or appropriate for deciding whether to [accept the NeoMagic Common Stock in exchange for] [vote for the sale of] certain assets of LinkUp as set forth in the Asset Purchase Agreement dated as of December   , 2001 by and among NeoMagic, Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of NeoMagic ("Accelerate"), LinkUp, and with respect to Article VIII only, J.P. Morgan Trust Company, National Association, (the "Agreement"), (the "Acquisition"). [LinkUp has] [I will have] had an opportunity to ask any questions and receive answers regarding NeoMagic, Accelerate, LinkUp and the terms and conditions of the transaction contemplated by the Asset Purchase Agreement and to obtain any additional information which NeoMagic or Accelerate possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to me.

    (3)  Investment Experience.  [LinkUp] [I] can bear the economic risk of my investment in NeoMagic Common Stock. [LinkUp has] [I have] sufficient knowledge and experience in financial or business matters that [LinkUp is] [I am] capable of evaluating the merits and risks of the investment in the shares of NeoMagic Common Stock. Neither NeoMagic, nor Accelerate nor their agents have rendered tax advice to me and [LinkUp] [I] fully understand[s] both the tax consequences to [LinkUp] [me] of the transaction contemplated by the Agreement and that any taxes payable by [LinkUp] [me] as a result are entirely my responsibility.

    (4)  Restricted Securities.  The shares of NeoMagic Common Stock that LinkUp will receive in the Acquisition [and that I may receive as a [creditor of LinkUp] [stockholder of LinkUp in a dissolution of LinkUp]] are characterized as "restricted securities" under the federal securities laws because LinkUp is acquiring them from NeoMagic in a transaction not involving a public offering, and such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. [LinkUp] [I] understand[s] the resale limitations imposed by Rule 144 of the Act.

    (5) [LinkUp] [I] will not make any disposition of all or any portion of my shares of NeoMagic Common Stock unless:

      (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

      (b) [LinkUp] [I] have notified NeoMagic of the proposed disposition, furnished NeoMagic with a detailed statement of the circumstances surrounding the proposed disposition, and (if

3

  requested by NeoMagic), I have furnished NeoMagic with an opinion of counsel, reasonably satisfactory to NeoMagic, that such disposition will not require registration of such shares under the Act.

    (6) [LinkUp] [I] understand[s] that all certificates representing NeoMagic Common Stock will bear any legend required by any state, local or foreign law and the following:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER FOR SALE, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A OF THE SECURITIES ACT [,OR A VALID EXEMPTION THEREFORM AND SUCH TRANSFER IS MADE PURSUANT TO THE ASSET PURCHASE AGREEMENT DATED DECEMBER  , 2001 BY AND AMONG THE ISSUER, LINKUP SYSTEMS CORPORATION, AND THE OTHER PARTIES THERETO.]. THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

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Exhibit H

INVESTMENT REPRESENTATION AGREEMENT FOR NON-U.S. PERSONS

    I, the undersigned [on behalf][creditor] [stockholder] of LinkUp Systems Corporation, a Delaware corporation ("LinkUp"), understand that NeoMagic Corporation ("NeoMagic") will depend on my answers below, which are complete and accurate in determining whether it can rely on a private placement exemption from federal securities laws in acquiring certain assets of LinkUp in exchange for shares of its common stock pursuant to the terms of the Asset Purchase Agreement dated as of December  , 2001 by and among NeoMagic, Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of NeoMagic ("Accelerate"), LinkUp, and with respect to Article VIII only, J.P. Morgan Trust Company, National Association, (the "Agreement"), (the "Acquisition").

    My principal residence or, if I am not an individual, my principal place of business is:

Street Address
State or Town
Country
Country Code

I AM NOT A U.S. PERSON

This means I am not:

    A natural person resident in the United States.

    A partnership or corporation organized or incorporated under the laws of the United States.

    An estate of which any executor or administrator is a U.S. Person.

    A trust of which any trustee is a U.S. Person.

    An agency or branch of a foreign entity located in the United States.

    A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

    A discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States.

    A partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

I hereby represent and warrant that the statements set forth on Attachment A are true and correct as of the date hereof and will be true in the event and at the time of any dissolution of LinkUp.

Signature
Printed Name (and Title, if applicable)
Date

[SIGNATURE PAGE TO INVESTMENT REPRESENTATION AGREEMENT FOR NON-U.S. PERSONS]

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ATTACHMENT A FOR NON-U.S. PERSONS

    I am writing, as a stockholder of LinkUp Systems Corporation, a Delaware corporation ("LinkUp"), to enable you to determine whether you can issue shares of common stock of NeoMagic Corporation, a Delaware corporation ("NeoMagic"), (the "NeoMagic Common Stock") to LinkUp under a "private placement" exemption from the federal securities laws given that LinkUp may subsequently dissolve and distribute such shares to its stockholders.

    I represent and warrant that in the event and at the time of any such dissolution:

    (1) I will acquire the shares of NeoMagic Common Stock for investment for my own account, not as a nominee or agent, and not with a view to resell or distribute any part thereof. I will have no intention of selling, granting any participation in, or otherwise distributing the same. I will not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of NeoMagic Common Stock.

    (2)  Disclosure of Information.  I will have received all the information I consider necessary or appropriate for deciding whether to vote for the sale of certain assets of LinkUp as set forth in the Asset Purchase Agreement dated as of December  , 2001 by and among NeoMagic, Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of NeoMagic ("Accelerate"), LinkUp, and with respect to Article VIII only, J.P. Morgan Trust Company, National Association, (the "Agreement"), (the "Acquisition"). I will have had an opportunity to ask any questions and receive answers regarding NeoMagic, Accelerate, LinkUp and the terms and conditions of the transaction contemplated by the Asset Purchase Agreement and to obtain any additional information which NeoMagic or Accelerate possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to me.

    (3)  Investment Experience.  I can bear the economic risk of my potential investment in NeoMagic Common Stock. I have sufficient knowledge and experience in financial or business matters that I am capable of evaluating the merits and risks of the investment in the shares of NeoMagic Common Stock. Neither NeoMagic, nor Accelerate nor their agents have rendered tax advice to me and I fully understand both the tax consequences to me of the transaction contemplated by the Agreement and that any taxes payable by me as a result are entirely my responsibility.

    (4)  Restricted Securities.  The shares of NeoMagic Common Stock that LinkUp will receive in the Acquisition and that I may receive from LinkUp if it dissolves are characterized as "restricted securities" under the federal securities laws because LinkUp is acquiring them from NeoMagic in a transaction not involving a public offering, and such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. I understand the resale limitations imposed by Rule 144 of the Act.

    (5) I will not make any disposition of all or any portion of my shares of NeoMagic Common Stock unless:

      (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

      (b) I have notified NeoMagic of the proposed disposition, furnished NeoMagic with a detailed statement of the circumstances surrounding the proposed disposition, and (if requested by NeoMagic), I have furnished NeoMagic with an opinion of counsel, reasonably satisfactory to NeoMagic, that such disposition will not require registration of such shares under the Act.

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    (6) I understand that all certificates representing NeoMagic Common Stock will bear any legend required by any state, local or foreign law and the following two legends:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER FOR SALE, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A OF THE SECURITIES ACT. THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PURSUANT TO REGULATION S THEREUNDER. THESE SECURITIES MAY ONLY BE SOLD IN COMPLIANCE WITH REGULATION S AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND NEOMAGIC CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO NEOMAGIC CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

    (7) (a) I will not be a U.S. Person, will not acquire the NeoMagic Common Stock for the account or benefit of any U.S. Person and will reside outside of the United States.

      (b) I will not have engaged, nor will I be aware that any third party has engaged, and covenant that I will not engage or cause any third party to engage in any "directed selling efforts" (such as placing an advertisement in a publication with a general circulation in the United States that refers to the offering of the NeoMagic Common Stock in reliance on Regulation S of the Securities Act) as that term is defined in Rule 902 of Regulation S in the United States with respect to the NeoMagic Common Stock.

      (c) I will not engage in hedging transactions with respect to such shares of NeoMagic Common Stock prior to the expiration of the distribution compliance period specified in Rule 903(b)(2) or Rule 903(b)(3) of Regulation S, as applicable, unless in compliance with the Securities Act.

      (d) NeoMagic may refuse to register any disposition of the NeoMagic Common Stock if the disposition is not made in accordance with Section 5 above. To the extent that foreign law prevents NeoMagic from refusing to register transfers of securities, NeoMagic will be entitled to adopt

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  other reasonable procedures to prevent any disposition of the NeoMagic Common Stock not made in accordance with Section 5 above, including issuing stop transfer orders.

      (e) I have satisfied myself as to the full observance of the laws of my jurisdiction in connection with any invitation to subscribe for the NeoMagic Common Stock or any use of the Agreement (or any related agreement), including (i) the legal requirements within my jurisdiction for my vote for the Acquisition and any distribution of NeoMagic Common Stock upon dissolution of LinkUp, (ii) any foreign exchange restrictions applicable to such investment decision, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the distribution, holding, redemption, sale, or transfer of the NeoMagic Common Stock.

      (f)  To my knowledge, my subscription for, and continued beneficial ownership of the NeoMagic Common Stock, will not violate any applicable securities or other laws of my jurisdiction.

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Exhibit I

1 of 2 Forms

NEOMAGIC CORPORATION

RAVI BHATNAGAR EMPLOYMENT AGREEMENT

    This Agreement is entered into as of December  , 2001, and shall become effective contingent on the consummation of the Acquisition (as defined in the Asset Purchase Agreement by and among NeoMagic Corporation, a Delaware corporation (the "Company"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of the Company, and LinkUp Systems Corporation, a Delaware corporation ("LinkUp") (the "Effective Date"), by and between Company, and Ravi Bhatnagar ("Executive").

    WHEREAS, as of the Effective Date, the Company desires to employ the Executive as Senior Vice President Business Development of the Company.

    WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement; and

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

    1.  Duties and Scope of Employment.

      (a)  Positions and Duties.  As of the Effective Date, Executive will initially serve as Senior Vice President Business Development of the Company, reporting to the Chief Executive Officer of the Company, with the duties set forth on Exhibit A. Executive's position, title and duties may be subsequently changed at the discretion of the Board of Directors of the Company; provided, however, that Executive shall retain an executive officer level position with the Company and any changes to Executive's duties shall be promptly communicated to Executive in writing. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

      (b)  Obligations.  During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Company's Chief Executive Officer.

    2.  At-Will Employment.  The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

    3.  Compensation.

      (a)  Base Salary.  During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $110,000 (the "Base Salary"). The Base Salary will be subject to annual review in March by the Company; provided, however, that in March 2002, the Base Salary will be increased to a level that is generally commensurate with the base salaries of other officers of the Company, and such increase in Executive's Base Salary will be made retroactive from Executive's start date with the Company. The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

      (b)  Performance Bonus.  Executive shall be eligible to receive the following bonuses pursuant to the Company's Performance Bonus Plan, (each, a "Performance Bonus"), subject to Executive's continued employment with the Company on each relevant payment date and the fulfillment of the performance criteria set forth in this paragraph. Executive shall be entitled to receive (i) a Performance Bonus of one hundred twenty-five thousand dollars ($125,000) three (3) months after the Effective Date; (ii) an additional Performance Bonus of one hundred twenty-five thousand dollars ($125,000) if the Company recognizes five million dollars ($5,000,000) in revenues in accordance with generally accepted accounting principles, as determined by the Company's independent public accountants from sales of the Current LinkUp Product Line (as defined below) excluding freight, taxes and insurance ("Revenues") within two (2) years of the Effective Date; (iii) an additional Performance Bonus of two hundred fifty thousand dollars ($250,000) if the Company recognizes ten million dollars ($10,000,000) in Revenues within two (2) years of the Effective Date; and (iv) an additional Performance Bonus, not to exceed one hundred thousand dollars ($100,000.00), equal to one percent (1%) of any Revenues recognized by the Company in excess of ten million dollars ($10,000,000) within two (2) years of the Effective Date. The "Current LinkUp Product Line" shall mean any and all LinkUp hardware and software products released to production or currently being sampled to customers as of the Effective Date including, but not limited to, the 7210 product, and shall include a proportionate share of any new products introduced by the Company that incorporate any such LinkUp products as a component. The first Performance Bonus payment shall be payable in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. The remaining Performance Bonuses shall be payable within thirty (30) days after the release of the applicable quarterly or annual financial statements of the Company and shall be subject to the usual, required withholding.

      (c)  Stock Option.

        (i)  First Option.  As of the Effective Date, Executive will be granted a stock option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 per share on the date of grant (the "First Option"). Subject to the accelerated vesting provisions set forth herein, the First Option will vest as to one-half of the shares subject to the First Option, three (3) months after the Effective Date, subject to Executive's continued service to the Company on the relevant vesting date. The First Option will vest as to the remaining one-half of the shares subject to the First Option in twelve equal monthly amounts beginning one (1) month after the Effective Date, so the First Option will be fully vested and exercisable one (1) year from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The First Option will be subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "First Option Agreement"), both of which documents are incorporated herein by reference.

        (ii)  Second Option.  As of the Effective Date, Executive will be granted a stock option, which will be, to the extent possible under the $100,000 rule of Section 422(d) of the Code, an "incentive stock option" (as defined in Section 422 of the Code), to purchase 300,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the shares of the Company's Common Stock on the Effective Date (the "Second Option"). The Second Option will vest as to 1/36th of the shares subject to the Second Option at the end of each full month beginning one (1) year after the Effective Date, so the Second Option will be fully vested and exercisable four (4) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Second Option will be subject to the terms, definitions and provisions of the Option Plan and the stock option agreement by and between Executive and the Company (the "Second Option Agreement").

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    4.  Employee Benefits.  During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, vacation, expense reimbursement, life insurance, and flexible-spending account plans and programs. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

    5.  Severance.

      (a)  Involuntary Termination.  If Executive's employment with the Company terminates other than Voluntarily (as defined herein) or for "Cause" (as defined herein) within one (1) year of the Effective Date, and Executive signs and does not revoke a standard release of claims with the Company, then: (i) Executive shall be entitled to receive any unpaid portions of the first 3 Performance Bonuses specified in clause (i), (ii) and (iii) of Section 3(b) hereof that otherwise would be payable if all of the milestones set forth in Section 3(b) were achieved; and (ii) the First Option shall immediately vest and become exercisable in full.

      (b)  Voluntary Termination; Termination for Cause.  If Executive's employment with the Company is terminated Voluntarily by Executive or for Cause by the Company, then (i) all vesting of the First Option and Second Options will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

    6.  Definitions.

      (a)  Cause.  For purposes of this Agreement, "Cause" is defined as (i) a material act of fraud or dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct in the performance of his duties hereunder where such gross misconduct results or is likely to result in substantial and material damage to the Company or any of its subsidiaries, or (iv) Executive's continued substantial failure to adequately perform his duties hereunder, based on the good faith judgment of the Board of Directors, after Executive has received a written demand for acceptable performance from the Company, which specifically sets forth the factual basis for the Company's belief that Executive has not adequately performed his duties, provided, that such written demand shall set forth a plan of reasonable and objectively measurable performance milestones, and Executive shall have a reasonable opportunity to achieve such milestones over a period not less than 60 days.

      (b)  Voluntarily.  For purposes of this Agreement, termination of employment "Voluntarily" by Executive shall mean Executive's voluntary termination of employment, except where such termination follows any of the following provided that Executive shall have given Company written notice of the relevant following event and Company shall not have reversed or otherwise cured such event within thirty days of receipt of such notice: (a) any breach by the Company of a material provision of this Agreement; (b) a substantial reduction in Executive's base salary (other than in connection with a general decrease in base salaries for similar executive officers of the Company); (c) a material reduction in the kind or level of employee benefits with the result that the overall benefits package is significantly reduced (other than in connection with a general decrease in benefits for similar executive officers of the Company); (d) the relocation of Executive's place of employment to a facility or a location more than 50 miles from the Executive's then present location, without the Executive's consent; (e) the failure of the Company to obtain the assumption of this Agreement by any successors; or (f) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of Executive's employment.

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    7.  Confidential Information.  Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

    8.  Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

    9.  Notices.  All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

    If to the Company:

    NeoMagic Corporation
    3250 Jay Street
    Santa Clara, CA 95054
     Attn: Chief Financial Officer

    If to Executive:

    at the last residential address known by the Company.

    10.  Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    11.  Arbitration.

      (a)  General.  In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful

4

  termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

      (b)  Procedure.  Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

      (c)  Remedy.  Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

      (d)  Availability of Injunctive Relief.  In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

      (e)  Administrative Relief.  Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

      (f)  Voluntary Nature of Agreement.  Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

    12.  Integration.  This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this

5

Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    13.  Tax Withholding.  Subject to Section 16 hereof, all payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    14.  Governing Law.  This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

    15.  Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

    16.  Reasonable Compensation.  It is the intention of the parties that all compensation payable to Executive under this Agreement (including without limitation the Performance Bonuses, the First Option, the Second Option and any severance payments) is reasonable compensation for services to be performed by Executive after the Effective Date within the meaning of Q&A-9 of Proposed Regulations Section 1.280G-1 and shall be treated and reported for federal income tax purposes consistent therewith. Accordingly, notwithstanding any provision of this Agreement to the contrary, neither the Company nor any affiliate of the Company will withhold or report on Executive's Form W-2 any excise taxes under Section 4999 of the Internal Revenue Code of 1986 with respect to any payments to Executive made under this Agreement unless Company's counsel or advisors determine that, due to a change in applicable law or regulation, such treatment would be unreasonable. If any payments made under this Agreement are thereafter determined to be parachute payments subject to the Section 4999 excise tax, Executive shall indemnify Company or any affiliate for any taxes, interest, penalties or additions to tax that Company may be determined to owe as a result of failing to timely withhold or report such excise tax ("Amount Due"). In the event the Amount Due is owed by Company, Executive Shall pay to Company in United States currency the Amount Due within thirty (30) days of being notified by Company in writing.

6

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:
NeoMagic Corporation
By:	Date:
Title:
EXECUTIVE:
Ravi Bhatnagar	Date:

7

Exhibit A

Senior Vice President

    As the Senior Vice President for Business Development, your initial primary task will be to work within the company to insure the commercial success of the Link Up products.

    With a small direct organization primarily focusing on Product Marketing and Program Management you will work within the organization to address the needs of the customer base and translate them to actions culminating in revenue and profit growth from the products originally developed at Link Up, and their iterative products. You will develop external partnerships and coordinate these internally as needed to lead to customer success. You will work with Manufacturing to insure proper capacity and capability is in place to meet customer demand. You will work with the Financial Organization to insure proper financial forecasts are maintained comparing the latest estimates against the original targets and represent these to the company's executive management. You will work with the Engineering Organization to insure the product development, production release and customer support issues are addressed.

    As a member of the executive staff, you will play a pivotal role on the team that sets the company's strategy, manages its results and develops the Company's future.

8

Exhibit I

2 of 2 Forms

NEOMAGIC CORPORATION

ERNEST S. LIN EMPLOYMENT AGREEMENT

    This Agreement is entered into as of December   , 2001, and shall become effective contingent on the consummation of the Acquisition (as defined in the Asset Purchase Agreement by and among NeoMagic Corporation, a Delaware corporation (the "Company"), Accelerate Acquisition, Inc., a Delaware corporation and subsidiary of the Company, and LinkUp Systems Corporation, a Delaware corporation ("LinkUp") (the "Effective Date"), by and between Company, and Ravi Bhatnagar ("Executive").

    WHEREAS, as of the Effective Date, the Company desires to employ the Executive as Vice President Global Sales of the Company.

    WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement; and

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

    17.  Duties and Scope of Employment.

      (a)  Positions and Duties.  As of the Effective Date, Executive will initially serve as Vice President of Global Sales of the Company, reporting to the Chief Executive Officer of the Company, with the duties set forth on Exhibit A. Executive's position, title and duties may be subsequently changed at the discretion of the Board of Directors of the Company; provided, however, that Executive shall retain an executive officer level position with the Company and any changes to Executive's duties shall be promptly communicated to Executive in writing. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

      (b)  Obligations.  During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Company's Chief Executive Officer.

    18.  At-Will Employment.  The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

    19.  Compensation.

      (a)  Base Salary.  During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $105,000 (the "Base Salary"). The Base Salary will be subject to annual review in March by the Company; provided, however, that in March 2002, the Base Salary will be increased to a level that is generally commensurate with the base salaries of other officers of the Company, and such increase in Executive's Base Salary will be made retroactive from Executive's start date with the Company. The Base Salary will

9

  be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. In addition, in March 2002, the Company and Executive will mutually agree upon a sales commission program that is generally commensurate with those of other sales executives of the Company and which commissions will be paid retroactively from Executive's start date with the Company.

      (b)  Performance Bonus.  Executive shall be eligible to receive the following bonuses pursuant to the Company's Performance Bonus Plan, (each, a "Performance Bonus"), subject to Executive's continued employment with the Company on each relevant payment date and the fulfillment of the performance criteria set forth in this paragraph. Executive shall be entitled to receive (i) a Performance Bonus of one hundred twenty-five thousand dollars ($125,000) three (3) months after the Effective Date; (ii) an additional Performance Bonus of one hundred twenty-five thousand dollars ($125,000) if the Company recognizes five million dollars ($5,000,000) in revenues in accordance with generally accepted accounting principles, as determined by the Company's independent public accountants from sales of the Current LinkUp Product Line (as defined below) excluding freight, taxes and insurance ("Revenues") within two (2) years of the Effective Date; (iii) an additional Performance Bonus of two hundred fifty thousand dollars ($250,000) if the Company recognizes ten million dollars ($10,000,000) in Revenues within two (2) years of the Effective Date; and (iv) an additional Performance Bonus, not to exceed one hundred thousand dollars ($100,000.00), equal to one percent (1%) of any Revenues recognized by the Company in excess of ten million dollars ($10,000,000) within two (2) years of the Effective Date. The "Current LinkUp Product Line" shall mean any and all LinkUp hardware and software products released to production or currently being sampled to customers as of the Effective Date including, but not limited to, the 7210 product, and shall include a proportionate share of any new products introduced by the Company that incorporate any such LinkUp products as a component. The first Performance Bonus payment shall be payable in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. The remaining Performance Bonuses shall be payable within thirty (30) days after the release of the applicable quarterly or annual financial statements of the Company and shall be subject to the usual, required withholding.

      (c)  Stock Option.

        (i)  First Option.  As of the Effective Date, Executive will be granted a stock option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 per share on the date of grant (the "First Option"). Subject to the accelerated vesting provisions set forth herein, the First Option will vest as to one-half of the shares subject to the First Option, three (3) months after the Effective Date, subject to Executive's continued service to the Company on the relevant vesting date. The First Option will vest as to the remaining one-half of the shares subject to the First Option in twelve equal monthly amounts beginning one (1) month after the Effective Date, so the First Option will be fully vested and exercisable one (1) year from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The First Option will be subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "First Option Agreement"), both of which documents are incorporated herein by reference.

        (ii)  Second Option.  As of the Effective Date, Executive will be granted a stock option, which will be, to the extent possible under the $100,000 rule of Section 422(d) of the Code, an "incentive stock option" (as defined in Section 422 of the Code), to purchase 300,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the shares of the Company's Common Stock on the Effective Date (the "Second Option"). The Second Option will vest as to 1/36th of the shares subject to the Second Option at the end of each full month beginning one (1) year after the Effective Date, so the Second Option

10

    will be fully vested and exercisable four (4) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Second Option will be subject to the terms, definitions and provisions of the Option Plan and the stock option agreement by and between Executive and the Company (the "Second Option Agreement").

    20.  Employee Benefits.  During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, vacation, expense reimbursement, life insurance, and flexible-spending account plans and programs. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

    21.  Severance.

      (a)  Involuntary Termination.  If Executive's employment with the Company terminates other than Voluntarily (as defined herein) or for "Cause" (as defined herein) within one (1) year of the Effective Date, and Executive signs and does not revoke a standard release of claims with the Company, then: (i) Executive shall be entitled to receive any unpaid portions of the first 3 Performance Bonuses specified in clause (i), (ii) and (iii) of Section 3(b) hereof that otherwise would be payable if all of the milestones set forth in Section 3(b) were achieved; and (ii) the First Option shall immediately vest and become exercisable in full.

      (b)  Voluntary Termination; Termination for Cause.  If Executive's employment with the Company is terminated Voluntarily by Executive or for Cause by the Company, then (i) all vesting of the First Option and Second Options will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

    22.  Definitions.

      (a)  Cause.  For purposes of this Agreement, "Cause" is defined as (i) a material act of fraud or dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct in the performance of his duties hereunder where such gross misconduct results or is likely to result in substantial and material damage to the Company or any of its subsidiaries, or (iv) Executive's continued substantial failure to adequately perform his duties hereunder, based on the good faith judgment of the Board of Directors, after Executive has received a written demand for acceptable performance from the Company, which specifically sets forth the factual basis for the Company's belief that Executive has not adequately performed his duties, provided, that such written demand shall set forth a plan of reasonable and objectively measurable performance milestones, and Executive shall have a reasonable opportunity to achieve such milestones over a period not less than 60 days.

      (b)  Voluntarily.  For purposes of this Agreement, termination of employment "Voluntarily" by Executive shall mean Executive's voluntary termination of employment, except where such termination follows any of the following provided that Executive shall have given Company written notice of the relevant following event and Company shall not have reversed or otherwise cured such event within thirty days of receipt of such notice: (a) any breach by the Company of a material provision of this Agreement; (b) a substantial reduction in Executive's base salary (other than in connection with a general decrease in base salaries for similar executive officers of the Company); (c) a material reduction in the kind or level of employee benefits with the result that the overall benefits package is significantly reduced (other than in connection with a general decrease in benefits for similar executive officers of the Company); (d) the relocation of

11

  Executive's place of employment to a facility or a location more than 50 miles from the Executive's then present location, without the Executive's consent; (e) the failure of the Company to obtain the assumption of this Agreement by any successors; or (f) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of Executive's employment.

    23.  Confidential Information.  Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

    24.  Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

    25.  Notices.  All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

    If to the Company:

    NeoMagic Corporation
    3250 Jay Street
    Santa Clara, CA 95054
     Attn: Chief Financial Officer

    If to Executive:

    at the last residential address known by the Company.

    26.  Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    27.  Arbitration.

      (a)  General.  In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims

12

  under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

      (b)  Procedure.  Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

      (c)  Remedy.  Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

      (d)  Availability of Injunctive Relief.  In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

      (e)  Administrative Relief.  Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

      (f)  Voluntary Nature of Agreement.  Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

13

    28.  Integration.  This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    29.  Tax Withholding.  Subject to Section 16 hereof, all payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    30.  Governing Law.  This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

    31.  Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

    32.  Reasonable Compensation.  It is the intention of the parties that all compensation payable to Executive under this Agreement (including without limitation the Performance Bonuses, the First Option, the Second Option and any severance payments) is reasonable compensation for services to be performed by Executive after the Effective Date within the meaning of Q&A-9 of Proposed Regulations Section 1.280G-1 and shall be treated and reported for federal income tax purposes consistent therewith. Accordingly, notwithstanding any provision of this Agreement to the contrary, neither the Company nor any affiliate of the Company will withhold or report on Executive's Form W-2 any excise taxes under Section 4999 of the Internal Revenue Code of 1986 with respect to any payments to Executive made under this Agreement unless Company's counsel or advisors determine that, due to a change in applicable law or regulation, such treatment would be unreasonable. If any payments made under this Agreement are thereafter determined to be parachute payments subject to the Section 4999 excise tax, Executive shall indemnify Company or any affiliate for any taxes, interest, penalties or additions to tax that Company may be determined to owe as a result of failing to timely withhold or report such excise tax ("Amount Due"). In the event the Amount Due is owed by Company, Executive Shall pay to Company in United States currency the Amount Due within thirty (30) days of being notified by Company in writing.

14

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:
NeoMagic Corporation
By:	Date:

Title:

EXECUTIVE:
Date:

Ernest S. Lin

15

EXHIBIT A

Vice President

    As the Vice President for Worldwide Sales, your initial primary task will be to utilize Sales and Distribution Channels to achieve the Company's Global Revenue Targets.

    With a small direct organization primarily focusing on Field Sales you will be responsible for defining sales strategy, budgeting and forecasting revenues and sales/distribution costs for all of the Company's products. Key focus will be to develop design wins, provide input to marketing and management on product trends and customer inputs relative to technology, requirements and timing. You also will establish (where necessary), direct and coordinate activities for US and International Distributor and Sales Representative organizations. You will also need to work closely with operations management to review anticipated wins and establish delivery time schedules.

    As a member of the executive staff, you will also play a pivotal role on the team that sets the company's strategy, manages its results and develops the Company's future.

16

Exhibit J

[WSGR Letterhead]

December   , 2001

LinkUp Systems Corporation
3250 Jay Street
Santa Clara, CA 95054

  Re:
  Asset Purchase Agreement

Ladies and Gentlemen:

    We have acted as special counsel to NeoMagic Corporation, a Delaware corporation ("NeoMagic"), in connection with the execution and delivery of the Asset Purchase Agreement (the "Agreement"), dated as of December   , 2001 by and among NeoMagic, Accelerate Acquisition, Inc., a Delaware corporation and a subsidiary of NeoMagic, LinkUp Systems Corporation, a Delaware corporation ("LinkUp"), and, with respect to Article VIII of the Agreement only, J.P. Morgan Trust Company, National Association. This opinion letter is rendered to you pursuant to Section 6.3 of the Agreement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings given to them in the Agreement.

    In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

  (a)
  the Agreement;

  (b)
  the Assumption Agreement;

  (c)
  the Bill of Sale;

  (d)
  the Founder Employment Agreements; and

  (e)
  the Certificate of Incorporation and Bylaws of NeoMagic, as amended to date.

    The documents identified in paragraphs (a) through (c) above are referred to collectively as the "Transaction Documents" and each individually as a "Transaction Document."

    In addition, we have examined and relied upon (i) such corporate records of NeoMagic as we have deemed necessary or appropriate for the purposes of the opinions expressed below; and (ii) such other certificates and assurances obtained from public officials and officers of NeoMagic as we considered necessary for the rendering of this opinion letter, provided we have made no effort to independently verify the facts set forth in such documents, certificates and assurances.

    With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

  (i)
  the genuineness of all signatures other than those persons signing on behalf of NeoMagic, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by NeoMagic are accurate and complete;

  (ii)
  that there are no agreements or understandings among NeoMagic and any other party to any Transaction Document which would expand, modify or otherwise affect the terms of any Transaction Document or the respective rights or obligations of the parties thereunder and that each Transaction Document correctly and completely sets forth the intent of all parties thereto; and

  (iii)
  that each Transaction Document has been duly authorized, executed and delivered by each party thereto (other than NeoMagic), that each party (other than NeoMagic) has full power, authority, and legal right to enter into and perform the terms and conditions of each

    Transaction Document to which it is a party to be performed by it, and that each Transaction Document constitutes a legal, valid and binding obligation of each party thereto (other than NeoMagic) enforceable against it in accordance with its terms.

    As used in this opinion letter, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of NeoMagic in connection with the Transaction Documents, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, we have made no independent investigation to determine the existence or absence of any facts, and any limited inquiry by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence or any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of NeoMagic.

    On the basis of the foregoing and in reliance thereon, and based upon examination of such questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that in our opinion:

  1.
  Each of NeoMagic and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

  2.
  Each of NeoMagic and Buyer has the corporate power and authority to conduct its business as it is now being conducted.

  3.
  The execution and delivery by each of NeoMagic and Buyer of each Transaction Document to which it is a party and the performance by NeoMagic and Buyer of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of NeoMagic and Buyer. Each of NeoMagic and Buyer has duly executed and delivered each Transaction Document to which it is a party.

  4.
  The Agreement constitutes a legal, valid and binding obligation of NeoMagic, enforceable against NeoMagic in accordance with its terms. The Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

  5.
  The execution and delivery of each Transaction Document to which NeoMagic or Buyer is a party does not (a) conflict with or violate the Certificate of Incorporation or Bylaws of NeoMagic or Buyer, (b) to our knowledge, violate or contravene any United States federal or California state law, statute, rule or regulation applicable to NeoMagic or Buyer, or (c) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority applicable to NeoMagic or Buyer.

  6.
  The Delivered Shares (as defined in the Agreement) and the Escrow Shares (as defined in the Agreement) when issued under the Agreement will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of NeoMagic, or, to our knowledge, in any written agreement to which NeoMagic is a party, except as specifically provided in the Agreement; provided, however, that the Delivered Shares and the Escrow Shares may be subject to restrictions on transfer under applicable state and federal securities laws.

    The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

  A.
  The opinions expressed in numbered paragraph 1 above as to due incorporation, valid existence and good standing are based solely on certificates of recent date of public officials and such opinions are limited to the respective dates of such certificates.

2

  B.
  The opinions expressed in numbered paragraph 5 above as to statutes and regulations are limited to statutes and regulations of the State of California and the United States and the General Corporation Law of the State of Delaware that a lawyer in the State of California exercising customary professional due diligence would reasonably recognize to be directly applicable to NeoMagic or to the transaction with respect to which these opinions are being rendered. We express no opinion herein as to the applicability or effect of any federal or state antitrust statute or regulation, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any statute or regulation covering non-competition agreements.

  C.
  We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of Delaware and the federal law of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to the statutes, regulations, treaties, common laws or other laws of any other nation, state, or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the General Corporation Law of Delaware are based solely on a review of the official statutes of the State of Delaware.

  D.
  We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief, or other equitable relief, whether considered in a proceeding in equity or at law.

  E.
  This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on any party's rights under any Transaction Document of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the laws relevant to such rights which is rendered after, the date of this opinion letter or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering our opinions, we assume no obligation to revise or supplement this opinion letter should the present laws of the jurisdictions mentioned herein be changed by any legislative action, judicial decision or otherwise, or if there are any changes in fact which might affect any of the opinions or statements set forth herein.

  F.
  We express no opinion regarding compliance or non-compliance (or the effect hereof) with any federal or state securities laws.

    This opinion letter is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Transaction Documents and is solely for your benefit, and this opinion letter may not be disclosed to or relied upon by any person other than you except that this opinion letter may be disclosed to regulatory and governmental authorities having jurisdiction over you requesting (or requiring) such disclosure and you may deliver a copy of this opinion letter to your accountants, attorneys and other professional advisors.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

3

Schedule 1.1—List of Excluded Assets

    All cash accounts (other than cash collected by Seller on or after the date hereof and on or prior to the Closing Date in respect of Accounts Receivable) and marketable securities held by Seller.

    All ownership rights in and to LinkUpsys (India) Private Limited.

    Legal files of Seller related to the negotiation, execution and performance of the Asset Purchase Agreement, to the extent reasonably necessary to preserve attorney-client privilege.

    The following Contracts to which Seller is a party:

  1.
  Fry's Metals, Inc.—sublease dated June 29, 2000 for facilities at 3401 Leonard Court in Santa Clara, CA and any related agreements or amendments including without limitation Seller's letter agreement with Cookson Electronics dated November 29, 2001 regarding termination of such sublease.

  2.
  Seller's Indian subsidiary, LinkUpsys (India) Private Limited, lease agreement dated February   , 2001 with The Bangalore Jesuit Education Society.

  3.
  Amended and Restated Voting Agreement and Amended and Restated Investors' Rights Agreement, each dated March 17, 2000, by and among the Seller and certain of its securityholders, executed in connection with the Seller's Series C Preferred Stock financing.

  4.
  Warrant to purchase 31,250 shares of Series C Preferred Stock issued to GBC Venture Capital, Inc.

  5.
  Any other Contract between Seller or LinkUpsys (India) Private Limited relating to the purchase or sale of securities of Seller or LinkUpsys (India) Private Limited.

  6.
  Any Contract between Seller and Alliant Partners.

  7.
  Any Contract between Seller and Venture Law Group.

Schedule 1.1(a)—List of Intellectual Property Rights

  Patent Applications

  U.S. Patent Application 09/270,312
  System and Method for Dynamic Clock Generation
  Filed: 3/16/99
  Inventors: Edmund Cheung and Otto Sponring

  U.S. Patent Application 09/296,199
  Hardware Portrait Mode Support
  Filed: 4/21/99
  Inventor: Takatoshi Ishii

  U.S. Patent Application 09/343,419
  Display Controller Supporting Multiple Display Modes
  Filed: 6/30/99
  Inventor: Takatoshi Ishii

  U.S. Patent Application 09/654,111
  Power Conservation Mode for an LCD Display
  Filed: 8/31/00
  Inventor: Takatoshi Ishii

  U.S. Patent Application 09/721,354
  Partial Driving of an Active Matrix LCD Panel
  Filed: 11/21/00
  Inventor: Takatoshi Ishii

  U.S. Patent Application 09/776,302
  Gray Shading Video Subsystem
  Filed: 2/1/01
  Inventor: Takatoshi Ishii

    All copyrights owned by Seller, including, without limitation, Seller's copyrights with respect to the following software:

L7200OAL	L7200 OEM Adaptation Layer	System Software for Windows CE 3.0 for L72XX SOC Products
L7200API	L7200 Application Program Interface	Function Calls and Routines for L7200 SOC Peripheral Controllers to be used in software driver development

    All trademarks, trade names and service marks owned by Seller, including, without limitation, the following:

  LinkUp Systems Corporation
  L7200
  L7205
  L7210
  L1110
  L1121
  L7200SDB
  L7200API
  L7200OAL

Schedule 1.1(b)—List of Transferred Technology

    All Technology owned by Seller, including, without limitation, such Technology relating to the following products of Seller:

  L7200 Internet System Processor
  L7205 Internet System Processor
  L7210 Internet System Processor
  L1110 Single-slot PC Card/Compact Flash Interface chip for Strong ARM SA-1100
  L1121 Single-slot PC Card/Compact Flash for Various RISC Processors
  L7200SDB Development System for L7200, L7205, and L7210
  L7200API Application Program Interface
  L7200OAL Windows CE3.0 OEM Adaptation Layer

Schedule 1.1(c)—List of Transferred Agreements

Seller's Contracts with:

  1.
  ARM Limited—Technology License Agreement dated May 19, 1999, as amended by Amendment One.

  2.
  Symbian Ltd.—EPOC Software Confidentiality & Development Agreement dated September 10, 1999

  3.
  PacketVideo Corporation—PacketVideo-LinkUp Systems Agreement dated April 2, 2001

  4.
  Phoenix Technologies Ltd.—Technology License Agreement dated June 30, 1998

  5.
  Premier Technical Sales, Inc.—Sales Representative Agreement dated October 1, 1998

  6.
  EDOM Technology Co., Ltd.—Sales Representative Agreement dated July 1, 2001

  7.
  Silicon Alliance International Corporation—Sales Representative Agreement dated July 1, 2001

  8.
  Silicon Media Inc.—Sales Representative Agreement dated May 1, 2001

  9.
  ValueTech Ltd.—Sales Representative Agreement dated June 1, 2001

  10.
  C-TEC Electronics Vertriebs GmbH—Sales Representative Agreement dated October 1, 2000

  11.
  Acetronix—Sales Representative Agreement dated April 30, 1998

  12.
  REC Electronics—Sales Representative Agreement dated September 1, 2000

  13.
  Rep'tronic—Sales Representative Agreement dated May 1, 2000

  14.
  Phoenix Technologies Ltd.—Sales Representative Agreement dated October 15, 2000

  15.
  VoraxRD.com—Source Code License Agreement—February 7, 2001

  16.
  Quanta Computer, Inc.—Source Code Development License Agreement—January 8, 2001

  17.
  Silicon Media Inc.—Technology License Agreement dated May 25, 2000

  18.
  Sony Corporation—Memory Stick—Player/Recorder IC Agreement, dated July 17, 2000

Any non-disclosure and/or confidentiality Contracts or intellectual property assignments, in favor of Seller.

Schedule 1.1(d)—List of Fixed or Tangible Assets, Equipment and Supplies

    See attached.

Linkup Systems
Fixed Asset & Depreciation Schedule
10/31/2001

#12101010	Computer Equipment
			Date Purchased
Dept#	Description	Vendor		Cost
301	AFS 2000 Systems	Adisystem Corp.	11/4/1997	4,404.38
301	Acer PC with Monitor	Acer America	10/10/1997	1,537.53
301	Acer PC with Monitor	Acer Outlet	10/6/1997	5,282.55
302	Exabyte Tape /Ext. SCSI Drive	Acropolis System	11/4/1997	3,464.00
301	Computer System	VCD Shopping	11/19/1997	1,028.38
301	(2) U200E-workstation	Tatung Science	12/18/1997	17,951.45
301	Compaq 6000 MTP2	A & A Tech.	12/29/1997	5,240.23
301	(2) Sun Unix Ultra w/ monitor	Advanced Ent.	2/2/1998	16,059.78
301	Acer PC with Monitor	Acer Outlet	3/2/1998	2,032.94
102	slimNote9T Pentium	Twinhead	3/2/1998	2,207.00
301	(3) No. Ame Unix Ultra 300Mhz	Advanced Ent.	3/4/1998	23,642.66
301	Ultra Five w/ Monitor	Adisystem Corp.	3/19/1998	7,500.00
301	Ultra Five w/ Monitor	Adisystem Corp.	4/3/1998	7,658.35
405	Fort Knox Policy Router	Internet Devices	4/24/1998	1,310.79
301	Sun Ultra 5 (1)	Adisystem Corp.	5/1/1998	3,112.19
301	Computer PC w/ Intel pentium	Laitron Computer	5/1/1998	1,372.61
302	Intel Pentium II w/ Viewsonic	Hi-Tech USA	5/1/1998	2,636.97
103	Sony PC	Fry's Electronics	5/1/1998	1,083.80
101	Sony PC	Fry's Electronics	6/1/1998	1,484.96
102	Acer PC with Monitor	Acer Outlet	7/7/1999	1,338.51
301	(2) 3rd party 512MB Memory Kit	HDL Focus, Inc	9/4/1998	1,688.70
301	(2) Monitors	Fry's Electronics	9/25/1998	1,314.16
301	(2) Compaq PC	Fry's Electronics	9/25/1998	3,159.77
301	Ultra Five 270 mhz 128MB Dram	HDL Focus, Inc	10/6/1998	2,698.62
301	(2) 3rd party 512MB Memory Kit	HDL Focus, Inc	10/19/1998	2,225.62
301	Acer PC Celeron w/ Monitor	Acer Outlet	11/20/1998	1,081.42
301	Ultra 5 workstation systems	HDL Focus, Inc	12/17/1998	3,788.75
301	HP PC File Server	Hewlett Packard	12/23/1998	5,519.26
301	Dell PowerEdge2300 Base 400Mhz	Dell Computer	12/29/1999	6,631.41
301	(2) Ultra 5 workstation systems	HDL Focus, Inc	12/30/1998	7,706.53
302	Sony Notebook computer	Computown	1/4/1999	2,597.97
301	(2) Viewsonic Monitors	Hi-Tech USA	1/6/1999	2,117.37
301	HP Vectra PC	PC Connection	1/6/1999	1,498.84
301	HP Vectra PC	PC Connection	1/19/1999	1,424.69
301	HP 4456 Computer w/ HP Monitor	Costco	1/25/1999	1,006.70
301	HP 4456 Computer	Costco	1/27/1999	974.24
302	Compaq Notebook Computer	PC Connection	1/26/1999	4,123.95
202	NT Notebook PC w/ networking	PC Connection	6/26/1999	2,688.50
202	PC Desktop PC w/networking	PC Connection	6/26/1999	1,449.55
202	PC Desktop NT w/Lan & Monitor	PC Connection	8/19/1999	1,725.20
305	PC w/ Monitor	Fry's Elect.	8/14/1999	1,518.74
301	Ultra10 SPARC 2/2MB cache	HDL Focus, Inc	11/24/1999	1,005.90
301	Ultra10 SPARC 2/2MB cache/512	HDL Focus, Inc	12/1/1999	4725.97
201	Sony F360 notebook computer	CompUSA	12/14/1999	2671.16
302	Sony PCG-F40 Portable Computer	Fry's Elect.	2/3/2000	3030.99
301	HDL Focus Ultra 60 Workstation	HDL Focus, Inc	2/3/2000	15779.71
301	HDL Focus Ultra 10 Systems	HDL Focus, Inc	2/14/2000	18820.29
301	MicroWarehouse-64MB SDRAM PC100	MicroWarehouse	3/10/2000	1441.90

301	CPU Int P3/500 13/64/0x56K Nic MT98	MicroWarehouse	3/15/2000	1227.56
301	2 Viewsonic 19" Monitors	Fry's	3/27/2000	1223.18
301	500MHz Celeron and Viewsonic Monitor	Fry's	3/28/2000	1112.71
301	Mon View, CPU HP Brio MT98	MicroWarehouse	3/29/2000	2454.28
301	CPU Deskpro EP P3/600 10/128/40x/Nic TD NT	MicroWarehouse	3/30/2000	1469.19
301	Presario 1900-XL 500 and Extra Battery	Compaq on Line	4/11/2000	2646.71
301	Ultrago Workstation	HDL Focus, Inc	4/19/2000	15,779.71
301	Eslate Notebook	Price Costco	5/1/2000	1,050.00
301	Compaq deskpro EP	MicroWarehouse	5/5/2000	1,458.38
301	IBM Hard disk, case and speakers	Fry's	5/15/2000	1,334.71
301	Vectra VL600 P3/600	MicroWarehouse	5/18/2000	1,872.41
301	512MB Memory Kit for Ultra 10 Workstation	HDL Focus, Inc	6/7/2000	1,386.19
301	185042IBM Notebook	PC Connection	7/16/2000	2,323.71
201	HP 6740 667 Mhz Celeron System	Fry's	8/25/2000	1,622.65
301	Net App F720, NFS+CIFS, 36 GB Promo.	Network Appliance	9/8/2000	48,270.15
301	APC Matrix 5000 XR UPS	WebNexus Communications	9/11/2000	5,479.18
301	Sony PCG505 JE notebook w/ CD Rom	Fry's	9/12/2000	2,868.57
301	HP 633 MHz and 667 Mhz Celeron	Fry's	9/18/2000	2,229.83
301	PC Systems for Alex	Fry's	9/21/2000	2,014.36
405	Network Equipment	WebNexus Communications	10/1/2000	11,036.09
202	eMachine 533i 533 mHz	Fry's	10/11/2000	1,978.06
103	HP 6740 667 Mhz Celeron System	Fry's	10/19/2000	824.75
301	HP 6740 667 Mhz Celeron System	Fry's	10/19/2000	845.29
103	Dell Dimension L PC 128MB	Dell Computer	11/3/2000	1,326.08
103	Dell Dimension L PC 64MB	Dell Computer	11/3/2000	907.15
102	Dell Dimension L PC 64MB	Dell Computer	11/3/2000	885.50
301	StorNet -Qualstar Library for NT	StorNet	11/14/2000	18,536.90
301	StorNet -Qualstar Library for NT	StorNet	12/13/2000	750.00
205	Michael Yeh's PC		12/31/2000	1,520.26
302	HP Vectra PC for James Yang	ASA Computers	1/15/2001	2,425.68
205	IBM computer for Peter Blais		1/6/2001	4,328.92
302	Dell Dimension 4100 for Jian Yang	Dell Computer	2/3/2001	1,651.09
103	Dell Dimension L866r for Accounting	Dell Computer	2/3/2001	1,456.09
202	Dell Dimension L866r for James Wang	Dell Computer	2/3/2001	1,068.12
103	Dell Notebook Inspiron 8000 for J.Fernandez	Dell Computer	2/20/2001	2,829.24
202	Dell Computer for Rinku	Dell Computer	3/5/2001	1,184.76
202	Dell Computer for James W.	Dell Computer	3/5/2001	1,184.76
302	Dell Computer for Dhanraj	Dell Computer	3/5/2001	1,184.76
205	Dell Computer for Mary Y.	Dell Computer	4/1/2001	1,291.68
303	Dell Computer for Philip I.	Dell Computer	4/1/2001	1,291.68
203	Dell Computer for Jimmy C.	Dell Computer	4/1/2001	1,291.68

	Total			372,387.00

Linkup Systems
Fixed Asset & Depreciation Schedule
10/31/2001

#12102010	Office Equipment
			Date Purchased
Dept#	Description	Vendor		Cost
405	Phone Swith system	Vicopmtel	11/1/1997	1,180.00
405	Phone Switch & Voice	Vicopmtel	11/3/1997	4,720.00
405	HP Laser Printer	Computer Xtras	1/20/1998	1,749.95
405	Phone Set	Vicopmtel	2/10/1998	2,365.26
405	Upgrade Phone systems	Vicopmtel	4/5/1999	4,833.86
405	Phone System for new facility	Vicopmtel	9/30/2000	13,088.02
405	Phone System for new facility	Vicopmtel	9/7-9/12	14,456.55
405	Access systems	Bay Alarm	9/22-9/30	5,300.03
201	LP425Z Projector	MicroWarehouse	10/16/2000	3,020.38
201	VW10991 Remote control	MicroWarehouse	10/16/2000	124.91
405	Phone System for new facility	Vicopmtel	2/1/2001	2,089.00

	Total			52,927.96

Linkup Systems
Fixed Asset & Depreciation Schedule
10/31/2001

#12103010	Furniture & Fixture
			Date Purchased
Dept#	Description	Vendor		Cost
405	Office Funitures	COG	9/8/1997	1,393.59
405	Office Funitures	Benchmark	12/18/1997	1,885.41
405	Office Funitures	Exp. Rpt/Bhatnagar	5/198	2,315.00
202	Work benches (4)	Bay Area Shelving	6/11/1998	1,910.61
202	Office Funitures	Stribling Solution	8/1/1998	2,845.06
405	Office Furn. Panel	Contract Office Grp.	4/30/1999	2,084.46
405	Office Furn. Panel	Contract Office Grp.	5/19/1999	3,003.29
202	Work benches w/ utility drawers (2)	Bay Area shelving	7/16/1999	1,721.52
405	AllSteel 8x8 station	Syquia Group	11/23/1999	3,815.81
405	Panel's Partition for new facility	West Coast Office Interiors	9/30/2000	6,949.24
405	74 chairs for new facility	West Coast Office Interiors	9/30/2000	6,373.76
405	Furniture & Fixture for new Facility	West Coast Office Interiors	9/30/2000	62,543.20

	Total			96,840.95

Linkup Systems
Fixed Asset & Depreciation Schedule
#REF!

#12104010	Lab Equipment
			Date Purchased
Dept#	Description	Vendor		Cost
202	HP Function Generators	Fry's Elect.	10/10/1998	1,835.87
202	Logic Analyzer	Hewlett Packard	10/21/1998	11,009.03
202	Cart	Hewlett Packard	10/30/1998	1,082.50
202	3458A Digital Multimeter	Hewlett Packard	10/30/1998	7,502.00
202	Jtag Interface for EPI	Embedded perf.	11/19/1998	5,410.18
202	Logic Analyzer	Hewlett Packard	10/21/1998	9,930.86
202	DPO Oscilloscope (TEK/TD520D)	AT & T Capital	11/1/1998	15,950.85
202	Multi ICE unit	ARM, Inc.	1/26/1999	3,788.75
202	Work benches w/ utility drawers (2)	Bay Area shelving	1/27/1999	1,580.80
202	Oscilloscope Model 12465A	Pacific Test Equip't	1/15/1999	2,598.00
202	Lab Sony Monitor	Snader & Asso.	5/18/1999	1,345.84
202	Work benches w/ utility drawers (2)	Bay Area shelving	2/10/2000	961.30
301	USB Protocol Analyzer	Computer Access Technology	3/24/2000	10,229.63
202	TDS3054 Oscilloscope	Northwest Test (NTI)	12/22/2000	10,170.09
202	Jtag Interface for EPI JEENI	Embedded Performance Inc.	2/14/2001	2,290.41
202	S280-ACR-BGA080-742 Socket Adapter for L7210 & L7205	Gold Technologies, Inc.	8/1/2001	3,239.03

	Total			88,925.14

Linkup Systems
Fixed Asset & Depreciation Schedule
#REF!

#12105010	Operation Equipment
			Date Purchased
Dept#	Description	Vendor		Cost
202	Tektronix 577/D1 Curve tracer	Equiptek Labs	7/16/2000	2,056.75
305	Shipping Equipments	Altec Packaging	10/31/2000	5,424.04

	Total			7,480.79

Linkup Systems
Fixed Asset & Depreciation Schedule
#REF!

#12106010	Software
			Date Purchased
Dept#	Description	Vendor		Cost
302	(6) Smartspice, (4) Smartspice PC	Silvaco Data Sys.	11/3/1997	38,970.00
301	Software Development Toolkit	ARM	1/28/1997	3,788.75
304	Composer IC Design entry	Cadence	1/28/1998	16,909.16
202	Prexpee-Psexpee	Orcad	1/28/1998	7,586.01
304	Diva/iDRC, Vistuoso Layout editor	Cadence	2/18298	58,658.51
301	DC Expert	Synopsys	1/2/1998	52,771.88
301	HDL Compiler Verilog	Synopsys	1/2/1998	16,237.50
301	Design Analysis	Synopsys	1/2/1998	12,178.12
301	Chronological VCS	Synopsys	3/98	52,826.00
301	Model Simm EE /VHDL Simulation	Model Tech.	3/30/1998	9,296.90
301	Model Simm EE /VLOG Simulation	Model Tech.	4/18/1998	9,296.00
301	Undertow+Interactive+Optimizing	Veritools, Inc.	4/22/1998	6,000.00
202	Assy, Microsoft-1000	Etma	5/98	6,955.00
301	USB Host core Verilog	Phoenix Tech.	6/30/1998	25,000.00
301	(4)Model Simm EE /VLOG Simulation	Model Tech.	9/29/98	37,187.60
202	Adobe Software	Fry's Elect.	10/23/1998	1,385.49
301	(2)Model Simm EE /VLOG Simulation	Model Tech.	10/7/1998	14,995.00
301	PrimeTime	Synopsys	10/19/1998	38,970.00
202	Software Power PCB-0855P	Hytek Services	10/30/1998	6,135.71
202	ACAD Mech Desltop 3.0 full seat	Advance Ent. Sol.	12/28/1998	5,384.09
301	Prime Time	Synopsys	1/25/1999	32,115.61
301	DC Expert Plus Upgrade	Synopsys	1/25/1999	24,978.69
301	DC Expert Plus Lic. Pckg.	Synopsys	1/25/1999	78,506.15
301	HDL Compiler Verilog	Synopsys	1/25/1999	14,273.85
301	TestGen XP, Lic.	Synopsys	4/2/1999	39,252.53
301	CTV Interface, Lic.	Synopsys	4/2/1999	7,136.92
301	Async. 256x4 dual port ram	Leda Systems	3/9/2000	5,100.00
301	Hercules Bundle	Avanti Corp.	5/1/2000	28,647.68
301	Async. 256x4 dual port ram	Leda Systems	5/26/2000	11,900.00
301	Upgrade Hercules Bundel	Avanti Corp.	5/31/2000	5,100.00
301	Avanti Hurcules Bundle	Avanti Corp.	6/1/2000	16,370.10
301	Avanti Hurcules Bundle	Avanti Corp.	8/15/2000	16,370.10
301	Avanti Hurcules Bundle	Avanti Corp.	11/7/2000	53,612.12

	Total			753,895.47

Linkup Systems
Fixed Asset & Depreciation Schedule
#REF!

#12107010	Leasehold Improve.
			Date Purchased
Dept#	Description	Vendor		Cost
405	Drywall for conference room	Larsen Drywall	10/24/1997	1,270.00
405	Electricity wiring of the office	Thornton Electric	9/29/1997	3,550.00
405	Carpet	Kent h. Landsberg	2/26/1999	2,758.08
405	Construction down pay- New facility	MB Construction Inc.	7/28/2000	5,000.00
405	2nd payment for new facility	MB Construction Inc.	9/30/2000	20,000.00
405	Installation for wire partition	MB Construction Inc.	9/30/2000	2,560.00
405	Relocate HVAC registres	MB Construction Inc.	9/30/2000	2,130.00
405	Construction Last Payment	MB Construction Inc.	9/30/2000	15,681.63
405	Power Wiring, Circuitry, Electric works	G.E. Richardson Electric	9/6/2000	15,285.00
405	Power for Server room, door bell	G.E. Richardson Electric	9/25/2000	5,894.00
405	AC Improvement for new location	Bay Mountain Air	10/10/2000	300.00

405	Total			74,428.71

Schedule 1.2—List of Assumed Liabilities

    See attached spreadsheet.

    Obligation to Mainbrace Corporation (now BSQUARE Corporation) pursuant to Development and License Agreement dated July 22, 1998, as amended, not to exceed $200,000 (Seller has informed Buyer and NeoMagic that it believes that Mainbrace has failed to perform its obligations under such agreement).

    Obligation to Fry's Metal, Inc. under sublease dated June 29, 2000 for facilities at 3401 Leonard Court in Santa Clara, CA not to exceed $156, 663 provided that Seller performs all of its obligations under its letter agreement with Cookson Electronics dated November 29, 2001 regarding termination of such sublease.

    For the sake of clarity, Excluded Liabilities include, without limitation, Seller's subsidiary's lease, Seller's obligations to Venture Law Group and Alliant Partners, and any Liabilities not listed on this schedule and not incurred after the Closing Date under the Transferred Agreements.

Schedule of Liabilities
Schedule 1.2

Accounts Payable—not to exceed:
Accurel Systems International	1,425.00
Alhambra Water	527.00
All West Insurance Brokers	3,233.75
Allstar Claening Services	1,725.00
Amkor Technologies	680.92
Anchor Electronics	169.36
Arrow Electronics, Inc.	324.14
ARM, Inc.	5,275.50
AT&T	417.94
AT&T Wireless	60.91
Bank Card Services	4,218.67
Bay Alarm	540.00
BFI	186.62
Blue Cross of CA	2,377.75
Peter Blais	219.81
California Chamber of Commerce	105.70
Caltronics Business Systems	153.24
Castro, Maricela	83.45
Cingular Wireless	39.47
Circle International	186.50
DHL Worldwide Express	91.62
Digi-Key Corporation	339.93
Digital Testing Services	5,750.00
Force Electronics	(919.46)
Friz Air Freight	139.00
Gecko Electronics	1,311.00
G. Neil Direct Mail, Inc.	109.47
Gold Technologies, Inc.	654.00
HYNIX Semiconductor America	130,119.95
Insiht Electronics, Inc.	2,803.72
IBC UK Conference Limited	7,349.63
Kent Electronics Corp.	11.84
Law Office of Stanely Chao	2,280.00
Lifeguard Insurance	20,126.16
MBA Electronics, Inc.	9,461.90
MHM Business Services, Inc.	255.40
Winstars	322.60
Newark	385.22
Office Depot	63.68
Pacific Bell	807.18
Powell Electronics, Inc.	96.16
Primo Packaging Company	1,070.00
PricewaterhouseCoopers	1,410.00
Pycon Incorporated	3,663.00
Security Shreddding	76.00
Semtec, Inc.	1,414.38
Shih, Alex	32.29
SVB Machining	139.00
TSMC., LTD	268,258.00
United Parcel Service	829.84
Union Transport	721.93
Venture Law Group	18,027.51
Verio, Inc.	1,088.68
Verizon Wireless	103.78
Vortex Sales, Inc.	2,500.00

Total Accounts Payable	502,844.14

Vacation Accrual to the extent not rolled over by Continued Employee to Neomagic not to exceed:	110,000.00

Taxes Payable — not to exceed
Property Taxes 2000	42,000.00
Property Taxes 2001	42,000.00

Total Taxes Payable	84,000.00

ARM Payable pursuant to Technology License Agreement dated May 19, 1999, as amended-not to exceed
ARM License Item A2	250,000.00
ARM License Item A3	300,000.00
62,500.00
62,500.00
150,000.00

Total ARM Payable	825,000.00

Customers Liabilities—not to exceed
Unearned Revenue	63,081.33
Sales Return Reserve	15,946.62

Total Customers Liabilities	79,027.95

Accrued Liabilities—not to exceed
Accrued Rep Commission	2,810.31
Accrued Audit Fee	8,640.00
Accrued Legal Fee	2,702.86
Accrued Workers Comp	1,245.00
Accrued Company Function	13,487.72

Total Accrued Liabilities	28,885.89

Schedule 1.4—List of Sales Information

Backlog report 12/5/01
Territory	Customer	P/O Number	S/O Number	Part number	Q'ty	Unit price	Entry Date	CRD	LCSD	Total Amount
Taiwan	EDOM-HK	H10500023	SO-050120	L7205FC-BD	3,200	$13.00	5/25/2001	1/31/2002	1/28/2001	41,600.00
	EDOM-HK	H10500023	SO-050120	L7205FC-BD	7,000	$13.00	5/25/2001	2/28/2002	2/25/2001	91,000.00
	EDOM-HK	H10500022	SO-050121	L7200ST-BE	5,000	$12.50	5/25/2001	Pending	Pending	62,500.00

UK	Premier Microelectronics Europ	000132	SO-070116	L7210FC-BC	100	$18.00	7/24/2001	10/1/2001	1/29/2001	1,800.00
	Premier Microelectronics Europ	000122	SO-040102	L7210FC-BC	5	$22.50	4/3/2001	asap	1/29/2001	112.50

France	Mitsubishi France	45019123	SO-090109	L7210FC-BC	10	$22.00	9/27/2001	10/19/2001	1/29/2001	220.00

Japan	AMAC Corportion	SVO 90011300	SO-090104	L7210FC-BC	25	$23.00	9/12/2001	9/24/2001	1/29/2001	575.00
	Silicon Medai Inc	LK01-111203	SO-110106	L7210FC-BC	150	$15.50	11/12/2001	12/4/2001	12/28/2001	2,325.00
	Silicon Medai Inc	LK01-111203	SO-110106	L1121FC-AC	150	$4.25	11/12/2001	12/4/2001	12/28/2001	637.50
				Grand total	15,640					200,770.00

CRD:    Customer request date
LCSD:  LinkUp confirmed schedule date

Schedule 1.6—List of Transferred Agreements Requiring Written Agreement

All agreements set forth on Schedule 5.5.

Schedule 5.5—List of Third Party Consents

    Seller's Contracts with the following will require a consent to assignment:

  1.
  ARM Limited—Technology License Agreement dated May 19, 1999, as amended
  2.
  Phoenix Technologies Ltd.—Technology License Agreement dated June 30, 1998
  3.
  Symbian Ltd.—EPOC Software Confidentiality & Development Agreement dated September 10, 1999
  4.
  Sony Corporation—Memory Stick—Player/Recorder IC Agreement, dated July 17, 2000

Schedule 5.8(a)—Designated Employees

See Schedule 5.11(b)

Schedule 5.8(e)

Linkup Systems

	Hrs/Year:	104.00
Vacation Accrual	Hrs Accrued/Mo:	8.67
As of 11/30/01	Total Hrs/Yr:	2,080.00
	Max. Hrs. Allowed:	208.00	(2-yr)
			Current Mo.		Vacation Accrued
Name	Hire Date	Vacation Beg Bal					Salary Annual $
			Accru	Taken	Hours	$
Bao, Ping-An	5/22/2000	78.28	8.67		86.95	$3,374.75	$80,730
Bhatnagar, Ravinder	9/8/1997	208.00	8.67		208.00	$11,000.00	$110,000
Brannon, Sherwood	1/19/1998	169.63	8.67		178.30	$11,092.38	$129,400
Chellasamy, Mahesh	7/16/2001	30.34	8.67		39.01	$1,265.95	$67,500
Cheung, Edmund Yu	1/7/1998	96.99	8.67	20.00	85.66	$5,529.75	$134,280
Chow, Ricky	1/9/2001	57.53	8.67		66.20	$3,293.92	$103,500
Ip, William	2/14/1998	(38.02)	8.67		(29.36)	$(1,648.38)	$116,790
Ishii, Takatoshi	6/8/1998	201.31	8.67	40.00	169.98	$8,252.09	$100,980
Jayaraman, Rajkumar	9/1/2000	—	—		—	$—	$92,400
Jhawar, Dhanraj	2/16/2001	73.69	8.67		82.36	$2,672.74	$67,500
Kao, Ming-Hong	6/26/2000	84.69	8.67		93.36	$4,878.06	$108,680
Li, Bin	10/1/2001	8.67	8.67		17.34	$487.69	$58,500
Lin, Ernest	8/25/1997	202.00	8.67		208.00	$10,500.00	$105,000
Mayank, Mayank	10/1/2001	8.67	8.67		17.34	$525.20	$63,000
Nguyen, Daryn	2/5/2001	77.16	8.67		85.83	$1,980.69	$48,000
Rhodes, Edward	3/6/2000	43.89	8.67		52.56	$2,591.27	$102,555
Shaw, Yih-Suey	6/22/2000	125.48	8.67		134.15	$8,426.01	$130,650
Shih, Alex	5/10/2000	145.42	8.67		154.09	$6,587.35	$88,920
Sivamani, Kameswaran	10/31/1997	185.33	8.67		194.00	$11,810.68	$126,630
Tse, Garry	2/28/2000	101.93	8.67		110.60	$5,144.39	$96,750
Verrinder, Matthew	9/11/2000	37.04	8.67		45.71	$2,320.00	$105,570
Wang, Guanyin	2/5/2001	69.16	8.67		77.83	$4,490.37	$120,000
Yang, Jian	1/8/2001	68.96	8.67		77.63	$3,862.84	$103,500
Yang, Tsi-Ming	10/9/2000	18.87	8.67	8.00	19.54	$903.40	$96,165
Zhang, Keji	2/1/2001	78.03	8.67		86.70	$2,813.58	$67,500
Yeh, Wan-Yu					108.00	$—

Schedule 5.11—Retention Bonus Schedule

See Schedule 5.11(b)

Schedule 5.11(b)—Designated Employes, Retention Bonus Schedule and Option Schedule

See attached

Proposed Option Grants and Bonus	0.95	$900,000
LinkUp Systems Corporation		$500,000
Employee Lisyt HireDate and Salary
#	Employee	As of Title	12/31/2001 Date of Hire	Current Salary	# of Months	Option 1 Grant	Option 1 3-month Vesting	Option 1 3-month % Vest	Option 1 1 year Vesting	Option 1 1-year % Vest	Option 2 Grant	Option 2 % Vest	Total Grant	Cash Bonus
1	Bhatnagar, Ravi	Sr. VP	9/8/1997	$110,000
2	Lin, Ernest	VP WW Sales	8/25/1997	$105,000
3	Bao, Ping	Member of Technical Staff (S/W)	6/12/2000	$80,730	19	5,806	2,006	11%	3,800	20%	13,194	69%	19,000	$15,000
4	Brannon, Woody	Project Manager	1/19/1998	$129,400	48	24,700	12,350	20%	12,350	20%	37,050	60%	61,750	$42,000
5	Chellasamy, Mahesh	Member of Technical Staff (H/W)	7/16/2001	$67,500	5.6	4,433	633	3%	3,800	20%	14,567	77%	19,000	$15,000
6	Cheung, Edmund	Sr. Manager	1/7/1998	$134,280	48	32,300	16,150	20%	16,150	20%	48,450	60%	80,750	$50,000
7	Chow, Ricky	Sr. Manager, Tact. Sales	1/9/2001	$103,500	12	5,573	1,393	7%	4,180	20%	15,327	73%	20,900	$12,000
8	Ip, Bill	Director, Silicon Eng.	2/14/1998	$116,790	47	32,300	16,150	20%	16,150	20%	48,450	60%	80,750	$50,000
9	Ishii, Takatoshi	Director — Architect	6/8/1998	$100,980	43	23,750	11,875	20%	11,875	20%	35,625	60%	59,375	$30,000
10	Jayaraman, R.	Member of Technical Staff (S/W)	9/1/2000	$92,400	16	5,594	1,794	9%	3,800	20%	13,406	71%	19,000	$12,000
11	Jhawar, D.	Member of Technical Staff (S/W)	2/16/2001	$67,500	10.6	5,457	1,277	6%	4,180	20%	15,443	74%	20,900	$15,000
12	Kao, Ming-Hong	System Engineering Mgr	6/26/2000	$108,680	18	8,128	2,808	11%	5,320	20%	18,472	69%	26,600	$15,000
13	Nguyen, Daryn	Associate Engineer	2/5/2001	$48,000	11	1,984	464	6%	1,520	20%	5,616	74%	7,600	$5,000
14	Rhodes, Ed	System Engineering Sr. MTS	3/6/2000	$102,555	22	12,456	4,856	13%	7,600	20%	25,544	67%	38,000	$25,000
15	Shaw, Yihsuey	Director Engineering	6/22/2000	$130,650	19	24,674	8,524	11%	16,150	20%	56,076	69%	80,750	$40,000
16	Shih, Alex	Member of Technical Staff (ASIC)	5/10/2000	$88,920	20	5,320	1,900	11%	3,420	20%	11,780	69%	17,100	$10,000
17	Sivamani, K.	Sr. Manager, Verification	10/31/1997	$126,630	51	26,600	13,300	20%	13,300	20%	39,900	60%	66,500	$42,000
18	Tse, Garry	Sr. Member of Technical Staff (H/W)	2/28/2000	$96,750	22	9,342	3,642	13%	5,700	20%	19,158	67%	28,500	$20,000
19	Verrrinder, Matt	Manager, Applications	9/11/2000	$105,570	16	5,489	1,689	9%	3,800	20%	13,511	71%	19,000	$12,000
20	Wang, James	Director, Apps	2/5/2001	$120,000	11	12,403	2,903	6%	9,500	20%	35,097	74%	47,500	$20,000
21	Yang, Jian	Sr. Member of Tech Staff (S/W)	1/8/2001	$103,500	12	4,560	1,140	7%	3,420	20%	12,540	73%	17,100	$10,000
22	Yang, Jimmy	Sr. Member of Tech Staff (ASIC)	10/9/2000	$96,165	15	7,268	2,138	8%	5,130	20%	18,383	72%	25,650	$15,000
23	Yeh, Wan-yu	Director, Field Apps	5/1/2000	$70,000	20	6,618	2,438	12%	4,180	20%	14,282	68%	20,900	$10,000
24	Zhang, Keji	Member of Technical Staff (S/W)	2/1/2001	$67,500	11	5,067	1,267	7%	3,800	20%	13,933	73%	19,000	$15,000
25	Agrawal, Mayank	Member of Technical Staff (H/W)	10/1/2001	$63,000	3	2,375	—	0%	2,375	20%	9,500	80%	11,875	$10,000
26	Li, Bin	Member of Technical Staff (H/W)	10/1/2001	$58,500	3	2,375	—	0%	2,375	20%	9,500	80%	11,875	$10,000
	Castro, Maricela						—		—		—		—	$—
	Yuan, Mary						—		—		—		—	$—
	Zhou, Angela						—		—		—		—	$—
	Wang, Fong Jim						—		—		—		—	$—
						274,571	110,696		163,875		544,804		819,375	$500,000

Schedule 10.1—List of Products

  L7200 Internet System Processor
  L7205 Internet System Processor
  L7210 Internet System Processor
  L1110 Single-slot PC Card/Compact Flash Interface chip for Strong ARM SA-1100
  L1121 Single-slot PC Card/Compact Flash for Various RISC Processors
  L7200SDB Development System for L7200, L7205, and L7210
  L7200API Application Program Interface
  L7200OAL Windows CE 3.0 OEM Adaptation Layer

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TABLE OF CONTENTS
EXHIBITS
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ASSET PURCHASE AGREEMENT
RECITALS
ARTICLE I THE ACQUISITION
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE IV CONDUCT PRIOR TO THE CLOSING DATE
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS TO THE ACQUISITION
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION; ESCROW PROVISIONS
ARTICLE IX DEFINITIONS AND GENERAL PROVISIONS
Exhibit A VOTING AGREEMENT
RECITALS
EXHIBIT A IRREVOCABLE PROXY
Exhibit B ASSUMPTION OF LIABILITIES AGREEMENT
RECITALS
AGREEMENT
Exhibit C BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS
Exhibit D ASSIGNMENT OF COPYRIGHTS
ACKNOWLEDGMENT—LINKUP SYSTEMS CORPORATION
EXHIBIT A
Exhibit E ASSIGNMENT OF PATENTS
ACKNOWLEDGMENT—LINKUP SYSTEMS CORPORATION
EXHIBIT A
Exhibit F ASSIGNMENT OF TRADEMARKS
ACKNOWLEDGMENT—LINKUP CORPORATION
EXHIBIT A U.S. Trademarks
Exhibit G [VLG Letterhead]
Schedule A CONTRACTUAL OBLIGATIONS
Exhibit H INVESTMENT REPRESENTATION AGREEMENT FOR U.S. PERSONS
ATTACHMENT A FOR U.S. PERSONS
Exhibit H INVESTMENT REPRESENTATION AGREEMENT FOR NON-U.S. PERSONS
ATTACHMENT A FOR NON-U.S. PERSONS
Exhibit I
Exhibit A Senior Vice President
Exhibit I
EXHIBIT A Vice President
Exhibit J [WSGR Letterhead]
Schedule of Liabilities Schedule 1.2